Exhibit 10.23

$34,000,000
LOAN AND SECURITY AGREEMENT
between
LEX-GEN WOODLANDS, L.P.,
a Delaware limited partnership
as Borrower

and

iSTAR FINANCIAL INC.,
as Lender

Dated as of April 21, 2004

LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of April 21, 2004, by LEX‑GEN WOODLANDS, L.P., a Delaware limited partnership (“Borrower”), having an address at c/o Lexicon Genetics Incorporated, 8800 Technology Forest Place, The Woodlands, Texas 77381‑1160 and iSTAR FINANCIAL INC., a Maryland corporation (together with its successors and assigns, hereinafter referred to as “Lender”), with offices at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.
R E C I T A L S
A.    The Mortgaged Property. Borrower is the fee owner of the Land and Improvements (as such terms are defined herein).
B.    The Loan. Borrower desires to borrow from Lender and Lender desires to lend to Borrower, a loan in the amount of $34,000,000.
NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements contained herein, Borrower and Lender agree as follows:
SECTION 1
DEFINITIONS
1.1    General Definitions.
In addition to any other terms defined in this Agreement, the following terms shall have the following meanings:
“Acceptable Financial Institution” means a depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as (a) at all times the short-term commercial paper, certificates of deposit or other debt obligations of such depository institution or trust company are rated at least A‑1 by S&P and P‑1 by Moody’s and the long-term unsecured debt obligations of which are rated at least A by S&P and the equivalent thereof by Moody’s or (b) such depository institution or trust company has otherwise been approved by Lender, such approval not to be unreasonably withheld.
“Accounting Changes” means (a) changes in accounting principles required by GAAP consistently applied and implemented by Borrower; and (b) changes in accounting principles recommended or approved by Borrower’s certified public accountant, with the approval of Lender, which approval shall not be unreasonably withheld; provided that Lender’s approval shall not be required so long as (i) Borrower’s financial statements are prepared on a consolidated basis with the financial statements of Guarantor, (ii) Guarantor is a reporting company under the Exchange Act, and (iii) Guarantor’s financial statements are audited by a so‑called “Big‑4” accounting firm.
“Accounts” means Borrower’s present and future rights to payment of money, accounts and accounts receivable including (a) rights to payment of money, accounts and accounts receivable arising from or relating to the construction, use, leasing, occupancy or operation of the Mortgaged Property, the rental of, or payment for, space, goods sold or leased or services rendered, whether or not yet earned by performance, and all other “accounts” (as defined in the UCC), (b) rights to payment, accounts, and accounts receivable arising from any consumer credit, charge, entertainment or travel card or service organization or entity, (c) all reserves, deferred payments, refunds, cost savings payments and deposits no matter how evidenced and whether now or later to be received from third parties (including all earnest money sales deposits) or deposited with, or by, Borrower by, or with, third parties (including all utility deposits), (d) all chattel paper, instruments, documents, notes, drafts and letters of credit (other than any letters of credit in favor of Lender), (e) the Reserve Accounts and any and all other accounts held by or on behalf of Lender and/or Borrower pursuant to this Agreement, (f) all “deposit accounts” (as defined in the UCC), (g) all “securities accounts” (as defined in the UCC), and (h) all contracts and agreements which relate to any of the foregoing.
“Affiliate” means any Person: (A) directly or indirectly controlling, controlled by, or under common control with, another Person; (B) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in another Person; or (C) ten percent (10%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by such other Person. When used with respect to Borrower, the term “Affiliate” shall also include the spouse, ancestors, descendants and siblings of an Affiliate of Borrower (such Persons being sometimes referred to as “Family Members”), Affiliates of such Family Members and trusts for the benefit of another Affiliate of Borrower.
“Agreement” means this Loan and Security Agreement (including all schedules, exhibits, annexes and appendices hereto), as amended, modified or supplemented from time to time.
“Alteration” is defined in Section 7.14.
“Annual Budget” is defined in Section 5.1(D) hereof.
“Approved Budget” means the Budget and Capital Plan approved by Lender from time to time as described in Section 5.1(D) hereof.
“Approved Capital Plan” means the Capital Plan approved by Lender as part of the Approved Budget.
“Approved Operating Expenses” means Expenses set forth in an Approved Budget.
“Assignment(s)” means individually and collectively, the assignment of leases and rents, assignments of contracts, agreements and equipment leases, the assignments of licenses, permits and approvals, the assignments of management agreement, if any, the assignment of trademarks, tradenames and copyrights, if any, and such other assignments of even date herewith from Borrower to or for the benefit of Lender, each granting a security interest in collateral for the Loan.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time and all rules and regulations promulgated thereunder.
“Bank(s)” means the Acceptable Financial Institution at which the Reserve Accounts are maintained.
“Base Rate” means a fixed rate per annum equal to eight and 23/100ths percent (8.23%).
“Borrower Account” means a demand, time or deposit account maintained by the Borrower at the Bank or other financial institution selected by the Borrower, as required under the Loan Agreement.
“Borrower Representative” means Lex‑Gen Woodlands GP, LLC, a Delaware limited liability company, the sole general partner in Borrower.

“Budget” means a budget setting forth the projected revenues and budgeted costs and expenses for the ownership, operation and management for the Mortgaged Property for each calendar year commencing with calendar year 2004.
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state is closed.
“Capital Lease” means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.
“Capital Plan” means Borrower’s budget for capital improvements and equipment for the Mortgaged Property for each calendar year.
“Cash Management Agreement” shall mean the Cash Management Agreement dated as of the date hereof, among Borrower, Lender and Bank.
“Change in Control” means the occurrence of any one or more of the following: (i) a sale of all or substantially all of the assets of Guarantor, in a single transaction or series of transactions, (ii) a Person or Group shall have acquired, in one or more transactions, ownership or control of forty-nine percent (49%) or more of the voting Securities of Guarantor, (iii) Guarantor shall cease to directly or indirectly Control the business and affairs of the Borrower or (iv) Guarantor shall cease to directly or indirectly own fifty-one percent (51%) or more of the voting Securities of Borrower.
“Claims” is defined in Section 5.3(A).
“Closing” means that all conditions for disbursement of the proceeds of the Loan to or for the benefit of Borrower have been satisfied or waived in writing by Lender and the disbursement of the proceeds of the Loan shall have been made to, or upon the order of, Borrower.
“Closing Checklist” means the closing checklist attached hereto as Exhibit F.
“Closing Date” means the date on which the Closing occurs.
“Code” means the United States Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time.
“Collateral” means the Mortgaged Property, the Reserve Account Collateral and all other real and personal property of Borrower or any other Person pledged or mortgaged to Lender as collateral security for repayment of the Loan, if any.
“Confidential Information” is defined in Section 11.12.
“Construction” means the Restoration, the Alterations, the construction, equipping and fixturing of the Required Capital Improvements or any other construction, equipping, fixturing and furnishing, approved (or deemed approved) by Lender.
“Construction Legal Compliance” means Borrower’s satisfaction of all of the following: (A) (i) the applicable Construction through the applicable date of determination, has been constructed substantially in accordance with the applicable Plans and Specifications (other than deviations therefrom that are immaterial individually and in the aggregate); and (ii) the applicable Construction has been, or will be, constructed in substantial compliance with all Legal Requirements; (B) all material entitlements, approvals, allocations, certificates, authorizations, permits and licenses required through the then-current stage of construction have been obtained from all appropriate Governmental Authorities and have been validly and irrevocably obtained without qualification, appeal or existence of unexpired appeal periods; (C) all conditions to the issuance of, and the requirements under, all permits, conditional use permits and licenses required through the current stage of construction have been satisfied in all material respects; and (D) no appeals, suits or other actions are pending or threatened in writing by any Governmental Authority which, if determined adversely to the interests of Borrower or the Mortgaged Property, would result in the revocation, suspension or qualification of any of such permits or approvals.
“Contingent Obligation,” as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the applicable Person against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (1) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co‑making, discounting with recourse or sale with recourse by such Person of the obligation of another, (2) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (3) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.
“Contractor” means the contractor(s) or construction manager(s) for the Construction as Lender may, from time to time approve, which approval shall not be unreasonably withheld, conditioned or delayed.
“Contracts” means all contracts, agreements, warranties and representations relating to or governing the use, occupancy, design, construction, operation, management, repair and service of any other component of the Mortgaged Property, as amended, modified or supplemented from time to time.
“Contractual Obligation,” as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Loan Documents.
“Control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Credit Rating” means the senior unsecured debt rating issued by S&P and Moody’s or if either or both no longer exist or no longer issue ratings then, for either or both as so applicable, another Rating Agency.

All references to specific levels of a Credit Rating mean such rating with a “stable” or “positive” outlook, but not a “negative” outlook or “on watch” associated with such rating.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.
“Default Interest” is defined in Section 2.2(A).
“Default Rate” means a rate per annum equal to the Base Rate plus five percent (5%).
“Distribution” is defined in Section 7.12.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“EBITDA Interest Coverage” means, at any reporting date, for a Person, the ratio calculated by dividing (A) the earnings from continuing operations (including interest income and equity earnings, but excluding nonrecurring items) before interest, taxes, depreciation and amortization for such Person by (B) gross interest incurred by such Person before subtracting (i) capitalized interest and (ii) interest income.
“Eligible Account” means a segregated account maintained at an Acceptable Financial Institution. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Employee Benefit Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Part 3 of Title I of ERISA or Section 412 of the Code and is either (a) maintained by any Person or any ERISA Affiliate for employees of such Person or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which such Person or any ERISA Affiliate is then making or has any obligation to make contributions or, within the preceding five (5) plan years, has made or has had any obligation to make contributions.
“Environmental Claims” is defined in Section 4.13.
“Environmental Indemnity Agreement” means the Environmental Indemnity Agreement, dated of even date herewith, executed by Borrower and Guarantor in favor of Lender, together with all amendments, modifications, renewals, substitutions and extensions thereto.
“Environmental Laws” means all present and future federal, state and/or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, licenses, decisions, orders, injunctions, requirements and/or directives of Governmental Authorities, as well as common law, imposing liability, standards of conduct or otherwise pertains or relates to, or for, for the environment, industrial hygiene, the regulation of Hazardous Substances, natural resources, pollution or waste management.
“Environmental Reports” means those reports and audits itemized on Schedule 1.1(B) hereto.
“Equipment, Fixtures and Personalty” means all fixtures and all of the equipment and personalty listed on Exhibit B hereto, together with all accessions, replacements and substitutions thereto and the proceeds thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person who is a member of a group which is under common control with another Person, who together with such other Person is treated as a single employer within the meaning of Sections 414(b), (c), (m) and (o) of the IRC or Sections 4001 of ERISA. Guarantor shall be deemed to be an ERISA Affiliate of Borrower for purposes of this Agreement, irrespective of whether it and Borrower would be treated as a single employer.
“Event of Default” is defined in Section 9.1.
“Excess Interest” is defined in Section 2.2(C).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Indebtedness” means the synthetic lease encumbering the Mortgaged Property immediately prior to the Closing.
“Expenses” means the costs and expenditures accrued or incurred by Borrower, without duplication, in connection with the ownership, operation and management of the Mortgaged Property, specifically including in Expenses (1) periodic deposits required to be made into the Reserves; (2) capital expenditures incurred pursuant to an Approved Budget to the extent not paid from any Reserves or the proceeds of the Loan; and (3) management fees and specifically excluding from Expenses, however, (i) all expenditures to the extent funded from any Reserves, (ii) principal, interest and all other payments made by Borrower to Lender under the Loan Documents, (iii) federal or state income taxes, and (iv) depreciation and other non‑cash expenses of the Mortgaged Property.
“Financing Statements” means the UCC‑1 Financing Statements naming Borrower, as debtor, and Lender, as secured party, and filed with such filing offices as Lender may require.
“FIRREA” means The Financial Institutions Reform, Recovery and Enforcement Act of 1989, Pub. L. No. 101‑73 Stat. 183 (1989) and the regulations adopted pursuant thereto, as the same may be amended from time to time.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, as of the date in question.
“General Intangibles” means all of the items listed on Exhibit C hereto. In addition, the General Intangibles also include all of Borrower’s right, title and interest in and to all Contracts.
“Governmental Authority” means the United States of America, any state, any foreign governments and any political subdivision or regional division of the foregoing, and any agency, department, court, regulatory body, commission, board, bureau or instrumentality of any of them.
“Gross Revenues” means, for the applicable period, all Rents and all other income, rents, revenues, issues, profits, deposits, proceeds of rent loss insurance, lease termination or similar payments and all other payments actually received by or for the benefit of Borrower in cash or current funds or other consideration from any source whatsoever from or with respect to the Mortgaged Property; provided, however, that Gross Revenues shall exclude Proceeds (other than insurance proceeds in respect of rent loss insurance), litigation proceeds, sale or refinancing proceeds and any other non-recurring income from extraordinary events.
“Group” means any Person or Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, as in effect on the date hereof, together with all affiliates and associates (as defined in Rule 12b‑2 under the Exchange Act, as in effect on the date hereof) thereof.

“Guarantor” means Lexicon Genetics Incorporated, a Delaware corporation and its successors.
“Guarantor Lease” means that Lease Agreement dated as of even date herewith, by and between Borrower and Guarantor for the Lease by Guarantor of the Improvements.
“Guaranty” means that certain Guaranty of Guarantor in favor of Lender of even date herewith.
“Hazardous Materials” means (a) any pollutants, toxic pollutants, oil, gasoline, petroleum products, asbestos, materials or substances containing asbestos, explosives, chemical liquids or solids, radioactive materials, polychlorinated biphenyls or related or similar materials, or any other solid, liquid or other emission, substance, material, product or by‑product, in each case defined, listed or regulated as a hazardous, noxious, toxic or solid substance, material or waste or defined, listed or regulated as causing cancer or reproductive toxicity, or otherwise defined, listed or regulated as hazardous or toxic in, pursuant to, or by any federal, state or local law, ordinance, rule, or regulation, now or hereafter enacted, amended or modified, in each case to the extent applicable to the Mortgaged Property including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); any so‑called “Superfund” or “Superlien” law; the Toxic Substance Control Act of 1976 (15 U.S.C. Section 2601 et seq.); the Clean Water Act (33 U.S.C. Section 1251 et seq.); and the Clean Air Act (42 U.S.C. Section 7901 et seq.); (b) any substance which is or contains asbestos, radon, polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, lead paint, motor fuel or other petroleum hydrocarbons, and/or (c) fungus, mold, mildew, or other biological agents the presence of which may adversely affect the health of individuals or other animals or materially adversely affect the value or utility of the Mortgaged Property.
“Impositions” means all real estate and personal property taxes, and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, (i) a Governmental Authority or (ii) The Woodlands Community Association or The Woodlands Commercial Owners Association (or their respective successor entities) upon the Mortgaged Property or upon the ownership, use, occupancy or enjoyment thereof, and any interest, cost or penalties imposed by such entity with respect to any of the foregoing. Impositions shall not include any sales or use taxes or any income taxes payable by Borrower.
“Improvements” means all buildings, improvements, alterations or appurtenances now, or at any time hereafter, located upon, in, under or above the Land or any part thereof. The term “Improvements” also includes all buildings, improvements, alterations or appurtenances not located on, in, under or above the land to the extent of Borrower’s right, title and interest therein.
“Indebtedness” means with respect to any Person, without duplication, (a) any indebtedness of such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of any property or asset of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) any obligations of such Person for the deferred purchase price of property or services, (c) any obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) any obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) any obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) any obligations of such Person as a result of any final judgment rendered against such Person or any settlement agreement entered into by such Person with respect to any litigation unless such obligations are stayed upon appeal (for so long as such appeal shall be maintained) or are fully discharged or bonded within thirty (30) days after the entry of such judgment or execution of such settlement agreement, (g) any obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) any Contingent Obligations, (i) any Indebtedness of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (j) any Indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.
“Indemnified Liabilities” is defined in Section 11.3.
“Indemnitees” is defined in Section 11.3.
“Independent Architect” is defined in Section 7.14.
“Independent Person” has the meaning ascribed to it in Schedule 7.13.
“Inspection Certificate” means a certificate from an architect or other design professional approved by Lender in form and substance reasonably acceptable to Lender.
“Insurance Reserve” is the reserve for insurance premiums established pursuant to Section 5.5.
“Insurance Reserve Account” is defined in Section 6.1.
“Interest Period” means the period of time beginning on the 10th day of a Loan Month and ending on the 9th day of the following Loan Month, provided, however, the first Interest Period shall commence on the date the Loan commences to bear interest and continues to and includes May 9, 2004.
“Interest Rate” means the applicable of the Base Rate or the Default Rate.
“Inventory” means “inventory” (as defined in the UCC), including any and all goods, merchandise and other personal property, whether tangible or intangible, now owned or hereafter acquired by Borrower which is held for sale, lease or license to customers, furnished to customers under any contract or service or held as raw materials, work in process, or supplies or materials used or consumed in Borrower’s business, if any.
“Investment” means (A) any direct or indirect purchase or other acquisition by Borrower of any beneficial interest in, including stock, partnership interest or other Securities of, any other Person or (B) any direct or indirect loan, advance or capital contribution by Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

“Land” means the real estate comprising the Mortgaged Property, as more specifically described in the Mortgage, including all of Borrower’s right, title and interest in and to all oil, gas and mineral rights, oil, gas and minerals (whether before or after extraction), easements, appurtenances, water rights, water stock, rights in and to streets, roads and highways (whether before or after vacation thereof), hereditaments and privilege relating, in any manner whatsoever, to the Land. The Land is legally described on Exhibit A.
“Late Charge” is defined in Section 2.2(D).
“Leases” means any and all leases, subleases, occupancy agreements or grants of other possessory interests, whereby Borrower acts as the lessor, sublessor, licensor, grantor or in another similar capacity, now or hereafter in force, oral or written, covering or affecting the Land or Improvements, or any part thereof, together with all rights, powers, privileges, options and other benefits of Borrower thereunder and any and all guaranties of the obligations of the lessees, sublessees, occupants, and grantees thereunder, as such leases, subleases, occupancy agreements or grants may be extended, renewed, modified or replaced from time to time (exclusive of any ground lease having Borrower as ground lessee).
“Legal Requirements” means all applicable laws, statutes, ordinances, rulings, regulations, codes, decrees, orders, judgments, covenants, conditions, restrictions, approvals, permits and requirements under any Permitted Encumbrances or of, from or by any Governmental Authority, including zoning, subdivision, land use, environmental, building, safety, health, wetlands and landmark preservation, housing and fire laws and the Americans with Disabilities Act.
“Lender’s Representative” means an independent consulting architect, inspector and/or engineering designated by Lender in Lender’s sole discretion.
“Lien” means (a) any lien, mortgage, pledge, security interest, charge or monetary encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and (b) any negative pledge or analogous agreement including any agreement not to directly or indirectly convey, assign, sell, mortgage, pledge, hypothecate, grant a security interest in, grant options with respect to, transfer or otherwise dispose of, voluntarily or involuntarily, by operation of law or otherwise, any direct or indirect interest in an asset or direct or indirect interest in the ownership of an asset.
“Loan” means the loan in the aggregate amount of $34,000,000 from Lender to Borrower as evidenced by the Note.
“Loan Documents” means this Agreement, the Note, the Mortgage, the Assignments, the Environmental Indemnity Agreement, the Cash Management Agreement, the Financing Statements, the Guaranty and all other documents, instruments, certificates and other deliveries made by Borrower or Guarantor to Lender in accordance herewith or which otherwise evidence, secure and/or govern the Loan.
“Loan Month” means a calendar month.
“Loan Quarter” means a calendar quarter.
“Lockout Expiration Date” means the third anniversary of the Closing.
“Management Agreement” means the property management agreement for the Mortgaged Property between Borrower and Manager, if any.

“Manager” means the Person which is the manager of the Mortgaged Property from time to time, which Person must be a Qualified Manager.
“Material Adverse Effect” means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower, Guarantor or the Mortgaged Property taken as a whole, or (B) the impairment, in any material respect, of the ability of Borrower or Guarantor to perform its respective obligations under any of the Loan Documents or of Lender to enforce any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.
“Material Contracts” means (a) the Permitted Encumbrances (not otherwise referred to in this definition of Material Contracts), and (b) those (i) Contracts set forth on Schedule 4.6(C) attached hereto and (ii) other Contracts which, if not complied with by Borrower, could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means the Maturity Date, as defined in Section 2.4(B), or such earlier date as the Loan is prepaid in full or accelerated.
“Maximum Rate” is defined in Section 2.2(C).
“Moody’s” means Moody’s Investors Services, Inc. and its successors and assigns.
“Mortgage” means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith from Borrower to or for the benefit of Lender, constituting a first Lien on the Mortgaged Property as collateral for the Loan.
“Mortgaged Property” means the Land, the Improvements and the Equipment, Fixtures and Personalty, and all of Borrower’s now and/or hereafter existing right, title and interest in and to the Inventory, the Accounts, the General Intangibles, the Leases, the Rents and other Gross Revenues, the Proceeds, the Plans and Specifications and all other property of every kind and description used or useful in connection with the ownership, occupancy, operation and maintenance of the other components of the Mortgaged Property and all substitutions therefor, replacements and accessions thereto, and proceeds including “proceeds” (as defined in the UCC) derived therefrom, all as more specifically described in the Mortgage.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years, or for which Borrower or any ERISA Affiliate has any liability, including contingent liability.
“Net Worth” means, at any reporting date, for a Person, which shall include such Person’s subsidiaries, if any, on either a combined or consolidated basis pursuant to and determined in accordance with GAAP (such combined or consolidated entities are collectively herein called the “Subject Person”) the total assets of the Subject Person less (i) intangible assets of such Subject Person (including, goodwill, anticipated future benefits of tax loss carry forwards, and organization or developmental expenses and specifically excluding from the definition of intangible assets solely for purposes of this definition, patents, trademarks, service marks, trade names and copyrights) otherwise determined in accordance with GAAP, and less (ii) the total liabilities of such Subject Person, all on either a combined or consolidated basis, as applicable, determined in accordance with GAAP, in each case without duplication.

“Note” means the Promissory Note, together with the Substitute Notes and all future advances, extensions, renewals, substitutions, modifications and amendments of the Promissory Note and Substitute Notes.
“Obligations” means, in the aggregate, all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender under the Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable to Lender under the Loan Documents whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower. The term “Obligations” shall also include any judgment against Borrower or the Mortgaged Property with respect to such obligations, liabilities and indebtedness of Borrower.
“OFAC” is defined in Section 4.9.
“Officer’s Certificate” means the certificate of a president, vice president, or other officer or representative with knowledge of the matters addressed in such certificate.
“Organizational Documents” means, as applicable, for any Person, such Person’s articles or certificate of incorporation, by‑laws, partnership agreement, trust agreement, certificate of limited partnership, articles of organization, certificate of formation, shareholder agreement, voting trust agreement, operating agreement, limited liability company agreement and/or analogous documents, as amended, modified or supplemented from time to time.
“Origination Fee” means an amount of money equal to $510,000.
“Payment Date” means the 10th day of each calendar month commencing on June 10, 2004.
“Permitted Contest” is defined in Section 5.3(B).
“Permitted Encumbrances” means the matters identified on Exhibit D .
“Permitted Indebtedness” means (a) ordinary and customary trade payables incurred in the ordinary course of business of ownership and operation of the Mortgaged Property which are payable not later than thirty (30) days after receipt of the original invoice which are in fact not more than sixty (60) days overdue, and do not at any one time exceed $500,000 in the aggregate (not including any payables for Impositions or insurance premiums for which amounts have been deposited by Borrower in the Reserve Accounts) and (b) the Loan.
“Permitted Investments” means any of the investments identified on Schedule 6.4, and any other investments that are approved by Lender in its sole discretion, provided that at all times Lender has a perfected first priority security interest in such investment, and Borrower has provided evidence of such, in form and substance satisfactory to Lender, and provided further that the Lender has approved the maturity of such investments.
“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

“Physical Condition Report” means the report(s) regarding the physical inspection of the Land and Improvements listed on Schedule 1.1(C).
“Plans and Specifications” means the final drawings and specifications for the development and construction of each component part of the applicable Construction (as the same may be amended in accordance with the provisions permitted by this Agreement), as applicable, which plans and specifications and all amendments thereto shall be (i) subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed, and (ii) in accordance with all applicable Legal Requirements.
“Prepayment Premium” means the Yield Maintenance Amount. However, if an Event of Default occurs on or before the Lockout Expiration Date and the Loan is accelerated to a date on or before the Lockout Expiration Date, the Prepayment Premium shall be equal to the sum of (a) the Yield Maintenance Amount and (b) five percent (5%) of the principal balance of the Loan.
“Proceeds” is defined in Section 8.1.
“Promissory Note” means the Promissory Note dated of even date herewith made by Borrower to the order of Lender in the original principal amount of $34,000,000.
“Proprietary Rights” is defined in Section 4.11.
“Punch-List Items” means details of construction, decoration and mechanical and electrical adjustment which in the aggregate are minor in character and do not materially interfere with the intended use and operation of the applicable Construction.
“Qualified Manager” shall mean any property manager reasonably acceptable to Lender that, as of the date of such designation, is a nationally recognized management firm engaged in the business, operation and management of office buildings, laboratories, vivariums, life service facilities or facilities for other similar uses containing in the aggregate at least 1,000,000 square feet of gross leaseable office space which are located in the United States and which is approved by Lender and with respect to which a Rating Agency Confirmation is provided.
“Rating Agency Confirmation” shall mean, collectively, an affirmation from each of the Rating Agencies that the credit rating by such Rating Agency of the securities issued in connection with a securitization of the Loan or otherwise secured by a pledge of the Note immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion provided, however if the Loan has not been securitized in connection with a Securitization in which some or all of the securities have been rated by one or more of the Rating Agencies, Rating Agency Confirmation means Lender’s approval, which approval is not to be unreasonably withheld or delayed.
“Rating Agencies” shall mean S&P and Moody’s or, if any of such firms shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by Lender; provided, however, that at any time during which the Loan is an asset of a securitization, “Rating Agencies” shall mean the rating agencies that from time to time rate the securities issued in connection with such securitization. If the Loan is not an asset in a securitization, Rating Agency shall mean those rating agencies designated by Lender from time to time.
“Rents” shall mean all of Borrower’s right, title and interest in and to rents, income, receipts, royalties, profits, issues, service reimbursements, fees, termination payments receivables, accounts receivable and payments from or related to the Land and/or Improvements from time to time accruing from the operation of the Land and/or Improvements.
“Request for Release” means a request from Borrower to Lender in connection with a request for disbursement from the applicable Reserve accompanied by the following items, which request and items are subject to the approval of Lender not to be unreasonably withheld, conditioned or delayed: (a) currently dated certificate approved by Borrower from a Contractor, the Independent Architect, if any, and Lender’s Representative, if any, on a form to be reasonably approved by Lender; (b) the Required Lien Waivers in form and substance reasonably satisfactory to Lender; (c) if requested by Lender, from time to time, the requisitions for payment then the subject of such Request for Release from subcontractors and material suppliers engaged in the construction of the applicable Construction in form and content reasonably satisfactory to Lender; (d) an Inspection Certificate of an architect approved by Lender based upon an on‑site inspection of the applicable Construction made by the Independent Architect and confirmed by Lender’s Representative, if any, which shall certify to all work for which such Request for Release has been completed; (e) evidence reasonably satisfactory to Lender of Construction Legal Compliance in the form of (i) a certificate of an Independent Architect as to items (a), (b) and (c) of the definition of Construction Legal Compliance (together with copies of the applicable entitlements, approvals, allocations, permits, licenses and conditional use permits), (ii) a certificate from the Borrower Representative as to item (d) of the definition of Construction Legal Compliance (which certificate may, as to “threatened” matters, be qualified to “such Person’s knowledge following due inquiry”) and (iii) such other showings, certificates, reports and items as Lender or Lender’s Representative, if any, may reasonably request to confirm Construction Legal Compliance; (f) a date‑down endorsement to the Title Policy dating the Title Policy down to the date and time of the requested disbursement; and (g) such other information and documents as may be reasonably requested or required by Lender or Lender’s Representative, if any, including, but not limited to, certificates, inspections, date‑down and other title policy endorsements, invoices, receipts, estoppel certificates, permits, licenses and certificates of occupancy, affidavits and other documents, appropriate for the applicable stage of Construction.
“Required Capital Improvements” is defined in Section 5.12.
“Required Completion Date” means with respect to the Required Capital Improvements the applicable date for the applicable component of the Required Capital Improvements identified on Exhibit E.
“Required Lien Waivers” means, waivers of liens executed by (a) for each Request for Release, Contractor and each design professional with whom Borrower has a direct agreement, respectively, waiving their respective rights, if any, and any right of a subcontractor claiming through or under any of them, to file or maintain any construction liens or claims, all in such form containing such provisions as may be reasonably required by Lender and in accordance with applicable law and (b) for each Request for Release that includes a request for final payment to any subcontractor, such subcontractor, waiving its right to file or maintain any construction liens or claims, all in such form and containing such provisions as may be reasonably required by Lender executed with respect to and applicable to the extent such subcontractor has received payment. Such waivers may be conditioned upon payment for work performed and materials supplied; provided, that the Request for Release that includes the request described in clause (b) above shall include (and in the case of the final Request for Release, within ten (10) days after the funding of such final Request for Release, Borrower shall deliver to Lender) a duly executed, unconditional waiver for each Person described in clauses (a) or (b) above.
“Required Restoration Date” is defined in Section 8.1.
“Reserve Account Collateral” is defined in Section 6.5.

“Reserve Accounts” means the Insurance Reserve Account, the Tax Reserve Account and any other securities or deposit accounts required to be maintained pursuant to this Agreement or the other Loan Documents.
“Reserves” means the Tax Reserve and the Insurance Reserve.
“Restoration” is defined in Section 8.1.
“S&P” means Standard & Poor’s Rating Service and its successors and assigns.
“Secure Areas” means the restricted access areas located within (i) that certain building containing approximately 29,600 square feet of rentable area, commonly referred to as the “Original Vivarium” and (ii) that certain building containing approximately 60,000 square feet of rentable area, commonly referred to as the “New Vivarium” in which access to such areas is restricted in order to provide a specific pathogen free environment, such restricted access areas being commonly referred to as the “area behind the barrier.”
“Securities” means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securitization” is defined in Section 10.1.
“Servicer” is defined in Section 10.1.
“Special Purpose Bankruptcy Remote Entity” is defined in Schedule 7.13.
“Subsidiary” means, with respect to any Person (the “Parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.
“Substantial Completion and Substantially Completed” means the satisfaction of all of the following conditions: (a) the date when the applicable Construction shall have been completed (except for Punch List Items and minor items which can be fully completed without material interference with the use and operation of the Mortgaged Property) in accordance with the applicable Plans and Specifications as certified by the Independent Architect on standard AIA‑G702 forms and approved by Lender’s Representative, if any, and Lender, such approval not to be unreasonably withheld or delayed; (b) all material permits and approvals required for the normal use and occupancy of the applicable Construction (including a certificate of occupancy if required for occupancy under applicable Legal Requirements) shall have been issued by the appropriate Governmental Authority and shall be in full force and effect; and (c) the applicable Construction shall have been equipped with all fixtures and equipment required for the intended use and operation of the Required Capital Improvements.

“Substitute Note” means all notes given in substitution or exchange for the Promissory Note or another Substitute Note.
“Tax Abatement Agreements” means, collectively, the Tax Abatement Agreement dated as of December 1, 2000, by and among Wells Fargo Bank Northwest, National Association (formerly First Security Bank, National Association), not in its individual capacity but solely as the Owner Trustee under the LEXI TRUST 2000‑1, Guarantor and Montgomery County, Texas, as amended, and that certain Assessment Abatement Agreement dated as of December 4, 2000, by and between Wells Fargo Bank Northwest, National Association (formerly First Security Bank, National Association), not in its individual capacity but solely as the Owner Trustee under the LEXI TRUST 2000‑1, Guarantor and The Woodlands Commercial Owners Association, as amended.
“Tax Reserve” is the reserve for Impositions established pursuant to Section 5.5.
“Tax Reserve Account” shall have the meaning provided in Section 6.1.
“Tenant Impairment Event” means any one or more of the following has occurred: (a) the tenant under the Guarantor Lease has commenced or is the subject of a proceeding under the Bankruptcy Code; or (b) a default by the tenant under the Guarantor Lease shall have occurred which is not cured prior to the expiration of the applicable grace or curative period, if any, in such Lease.
“Title Company” means Commonwealth Land Title Insurance Company.
“Title Policy” means a the mortgagee’s policy of title insurance issued on the standard Texas form by the Title Company, together with such reinsurance and direct access agreements as Lender may require, insuring that the Mortgage is a valid first and prior enforceable lien on Borrower’s fee simple interest in the Mortgaged Property (including any easements appurtenant thereto but excluding any non-real estate property interests included in the definition of Mortgaged Property) subject only to the Permitted Encumbrances. The Title Policy shall contain such endorsements as Lender may require.
“Total Debt/Capitalization” means, at any reporting date, for a Person, the percentage equal to (A) the sum of the long term debt (including any amounts for operating lease debt equivalents) of such Person plus the amount of any current maturities, commercial paper and other short-term borrowings (the “Total Debt”) divided by (B) the sum of the Total Debt plus the amount of shareholder’s equity (including any preferred stock) plus minority interests.
“Total Loss” means (i) a casualty, damage or destruction of the Mortgaged Property, the cost of restoration of which (as reasonably determined by Lender) would exceed $40,000,000, (ii) a permanent taking of fifty percent (50%) or more of the gross leasable area of the Land or Improvements, (iii) a permanent taking of fifty percent (50%) or more of the automobile parking spaces located on the Land or such number of parking spaces as would cause the Borrower or the Mortgaged Property to cease to comply with applicable Legal Requirements or Material Contracts, or (iv) a permanent taking of so much of the Land or Improvements, in either case, such that it would be impracticable, in Lender’s reasonable discretion, even after restoration, to operate the Mortgaged Property as an economically viable whole.
“Transfer” means, (a) when used as a verb, to, directly or indirectly, lease, sell, assign, convey, give, exchange, devise, mortgage, encumber, pledge, hypothecate, alienate, grant a security interest, or otherwise create or suffer to exist any Lien, transfer or otherwise dispose, or to contract or agreement to do any of the foregoing, whether by operation of law, voluntarily, involuntarily or otherwise as well as any other action or omission which has the practical effect of initiating or completing the foregoing and (b) when used as a noun, a direct or indirect, lease, sale, assignment, conveyance, gift, exchange, devise, mortgage, encumbrance, pledge, hypothecation, alienation, grant of a security interest or other creation or sufferance of a Lien, transfer of other disposition, or contract or agreement by which any of the foregoing may be effected, whether by operation of law, voluntary or involuntary and any other action or omission which has the practical effect of initiating or completing the foregoing.
“Treasury Rate” means the annualized yield on securities issued by the United States Treasury having a maturity corresponding to the remaining term to the originally scheduled Maturity Date, as quoted in Federal Reserve Statistical Release H. 15(519) under the heading “U.S. Government Securities - Treasury Constant Maturities” for the Treasury Rate Determination Date (as defined below), converted to a monthly equivalent yield. If yields for such securities of such maturity are not shown in such publication, then the Treasury Rate shall be determined by Lender by linear interpolation between the yields of securities of the next longer and next shorter maturities. If said Federal Reserve Statistical Release or any other information necessary for determination of the Treasury Rate in accordance with the foregoing is no longer published or is otherwise unavailable, then the Treasury Rate shall be reasonably determined by Lender based on comparable data.
“Treasury Rate Determination Date” means the date which is five (5) Business Days prior to the scheduled prepayment date.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“UCC Collateral” is defined in Section 2.9.
“U.S. Government Obligations” means any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an “r” highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of one hundred eighty (180) days.
“Yield Maintenance Amount” means (A) the net present value of all future payments of principal and interest due for the remainder of the Term, discounted, each from the date such payments are due to the date of the prepayment, at the result of the Treasury Rate divided by 12, less (B) the then outstanding principal balance of the Loan; such Yield Maintenance Amount can never be less than zero; provided, however, for purposes of any partial prepayment, all references to the remaining outstanding principal balance of the Loan shall instead refer to the amount of such partial prepayment. For purposes of computing the Yield Maintenance Amount with regard to Section 2.4(C)(iii), the date of prepayment shall be deemed the date the Loan is accelerated.

1.2	Terms; Utilization of GAAP for Purposes of Financial Statements Under Agreement.
For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No Accounting Changes shall affect financial covenants, standards or terms in this Agreement; provided, that Borrower shall prepare footnotes to the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes).
1.3    Other Definitional Provisions.
References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the phrase “and/or” shall mean that either “and” or “or” may apply; the phrases “attorneys’ fees,” “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including court costs, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Mortgaged Property and the Collateral and enforcing its rights hereunder and/or the other Loan Documents; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; references to a Person’s “knowledge” in this Agreement or the other Loan Documents refers to the actual knowledge of the Person in question and such knowledge as a reasonably prudent Person would have acquired by virtue of such inquiry and due diligence as a reasonably prudent Person would have undertaken and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.
SECTION 2
AMOUNTS AND TERMS OF THE LOAN
2.1    Loan Disbursement and Note. Subject to the terms and conditions of this Agreement, Lender shall lend the Loan to Borrower on the Closing Date. The proceeds of the Loan shall be used to (i) satisfy the Existing Indebtedness encumbering the Mortgaged Property; and (ii) satisfy actual, documented closing costs related to the Loan and approved by Lender. The disbursement of the Loan in accordance with the foregoing shall be made on the Closing Date. The Loan shall be evidenced by the Note. The Obligations of Borrower under this Agreement, the Note and the other Loan Documents are secured by, among other things, the Mortgage and the Liens created or arising under the other Loan Documents.
2.2    Interest.
(A)    Interest Rate. Subject to the provisions of Section 2.2(C) hereof, the outstanding principal balance of the Loan shall bear interest at the Base Rate. However, (a) during the existence of any Event of Default, or (b) after the Maturity Date or earlier upon acceleration of the Loan, the principal amount of the Loan shall bear interest (“Default Interest”) at the Default Rate. With respect to any scheduled payments of principal and interest (excluding the payment due on the Maturity Date), Borrower will be entitled to a grace period of five (5) days from such date before Default Interest is imposed by reason of such late payment; provided, however, such grace period will not be available more than once in any twelve (12) Loan Month period and if Borrower fails to make the required payment within said five (5) day period, Default Interest will be calculated from the original due date. Except as set forth in the preceding sentence, the Default Interest shall commence, without notice, immediately upon and from the occurrence of (a) or (b) above, as the case may be, and shall continue until all Events of Default are cured and all sums then due and payable under the Loan Documents are paid in full; provided that in the event of any monetary Event of Default, Default Interest shall be calculated from the date the applicable Default actually occurred. Default Interest shall be payable upon demand, and, to the extent unpaid, shall be compounded monthly at the Default Rate.
(B)    Computation and Payment of Interest. Interest on the Loan and all other Obligations owing to Lender shall be computed on the daily principal balance of the Note on the basis of actual days elapsed and a three hundred sixty (360)‑day year. Interest on the Loan is payable in arrears. Payments of interest shall be paid to Lender as specified in Section 2.3. In addition, all accrued and unpaid interest shall be paid to Lender on the earlier of the date of prepayment (to the extent prepayment is permitted under Section 2.4) and maturity, whether by acceleration or otherwise. The Loan shall commence to bear interest on the date the proceeds of the Loan are to be disbursed to or for the order of Borrower, provided, however, if the proceeds are disbursed to an escrowee, the Loan shall commence to bear interest from and including the date of disbursement to such escrowee regardless of the date such proceeds are disbursed from escrow.
(C)    Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law (“Excess Interest”). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this Section shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender’s option, (a) applied as a credit against the outstanding principal balance of the Obligations due and owing to Lender (without any prepayment penalty or premium therefor) or for accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation due and owing to Lender is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations due and owing to Lender shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations due and owing to Lender had the rate of interest not been limited to the Maximum Rate during such period. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Obligations of Borrower to Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such Obligations until payment in full so that the actual rate of interest on account of such Obligations does not exceed the Maximum Rate throughout the term thereof, (ii) be characterized as a fee, expense or other charge other than interest, and/or (iii) exclude any voluntary prepayments and the effects thereof.
(D)    Late Charges. If any scheduled payment of principal and/or interest or other amount owing pursuant to this Agreement or the other Loan Documents (excluding the payment due on the Maturity Date)

is not paid when due, Borrower shall pay to Lender, in addition to all sums otherwise due and payable, a late charge (“Late Charge”) in an amount equal to five percent (5%) of the unpaid amount. With respect to regular monthly payments of principal and/or interest, Borrower will be entitled to a grace period of five (5) days (five (5) Business Days with respect to any non-scheduled payment due pursuant to this Agreement or the other Loan Documents) from the date due before a late charge is imposed by reason of such late payment; provided, however, such grace period will not be available more than once in any consecutive twelve (12) month period. Any unpaid late charge shall bear interest at the Default Rate until paid.
2.3    Payments.
Interest for the period commencing on the date of disbursement of the Loan and ending on May 9, 2004 shall be paid on the Closing Date. On each Payment Date thereafter commencing with the Payment Date occurring on June 10, 2004, Borrower shall pay to Lender interest on the outstanding principal of the Loan accrued from and including the immediately preceding Payment Date, to, but not including, the Payment Date on which such payment is to be made. Commencing on June 10, 2004, and on each Payment Date thereafter, principal of the Loan evidenced by the Note shall be paid to Lender in monthly installments of principal and interest in an amount equal to Two Hundred Eighty-Nine Thousand Two Hundred Seventy-Five and 64/100 Dollars ($289,275.64) per month, which amount shall be sufficient to amortize the full principal amount outstanding as of the date of disbursement of the Loan over a twenty (20) year term (such amortization schedule is attached hereto as Schedule 2.3). A balloon payment will be required on the Maturity Date as set forth on Schedule 2.3.
2.4    Payments and Prepayments on the Loan.
(A)    Manner and Time of Payment. Borrower agrees to pay all of the Obligations relating to the Loan as such amounts become due or are declared due pursuant to the terms of this Agreement and the other Loan Documents. All payments shall be made without deduction, defense, setoff or counterclaim by the wire transfer of good immediately available wire transferred federal funds to Lender’s account at JP Morgan Chase Bank for the account of Lender, Reference: The Lexicon Campus, or at such other place as Lender may direct from time to time by five (5) days’ advance written notice to Borrower. Borrower shall receive credit for such funds on the date received if such funds are received by Lender by 1:00 P.M. (New York time) on such day. In the absence of timely receipt, such funds shall be deemed to have been paid by Borrower on the following Business Day. Whenever any payment to be made under the Loan Documents shall be stated to be due on a day that is not a Business Day, or any time period relating to a payment to be made hereunder is stated to expire on a day that is not a Business Day, the payment may be made on the following Business Day and the period will not expire until the following Business Day.
(B)    Maturity. The outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other sums owing to Lender pursuant to the Loan Documents, shall be due and payable on April 21, 2014 (the “Maturity Date”).
(C)    Prepayments.
(i)    Except as otherwise provided in Section 5.3(C), Section 8.1 or Section 11.17 herein, no prepayment of the Loan shall be allowed in whole or in part, on or prior to the Lockout Expiration Date other than principal payments required pursuant to Section 2.3. Thereafter, the Loan may be prepaid, in whole, but not in part, upon not less than thirty (30) days’ prior notice to Lender. Any prepayments on the principal balance of the Loan evidenced by the Note whether voluntary or involuntary, shall be accompanied by payment of interest accrued to the date of prepayment, together with the applicable Prepayment Premium.

(ii)    In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default) or (b) the failure to borrow or prepay the Loan on the date specified in any notice delivered pursuant to this Agreement or the other Loan Documents (regardless of whether such notice was revoked by Borrower prior to such prepayment), then, in any such event and, in addition to the payments to be made to Lender pursuant to 2.4(C)(i), Borrower agrees to compensate Lender for all out-of-pocket losses, costs, expenses and damages Lender may incur attributable to such event. A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(iii)    If, following an Event of Default, payment of all or any part of the Loan is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4(C)(i) and Borrower shall pay to Lender, in addition to the other Obligations, the Prepayment Premium. If the Maturity Date is accelerated, due to an Event of Default or otherwise, or if any prepayment of all or any portion of the Loan hereunder occurs, whether in connection with Lender’s acceleration of the Loan or otherwise, or if the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, then the Prepayment Premium shall become immediately due and owing and Borrower shall immediately pay the Prepayment Premium to Lender. Nothing contained in this Section 2.4(C)(iii) shall create any right of prepayment.
2.5    Lender’s Records; Mutilated, Destroyed or Lost Notes. The balance on Lender’s books and records shall be presumptive evidence (absent manifest error) of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s obligation to pay the Obligations. In case any Note shall become mutilated or defaced, or be destroyed, lost or stolen, Borrower shall, upon request from Lender, execute and deliver a new Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the mutilated or defaced Note shall be surrendered to Borrower upon delivery to Lender of the new Note. In the case of any destroyed, lost or stolen Note, Lender shall furnish to Borrower, upon delivery to Lender of the new Note (i) certification of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by Borrower to hold Borrower harmless.
2.6    Taxes. Any and all payments or reimbursements made under the Agreement, the Note or the other Loan Documents shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents; excluding, however, the following: taxes imposed on the income of Lender by any jurisdiction or any political subdivision thereof; taxes that are not directly attributable to the Loan; and any “doing business” taxes, however denominated, charged by any state or other jurisdiction (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding such taxes imposed on income, taxes not directly attributable to the Loan and any “doing business” taxes, herein “Tax Liabilities”). If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Lender with any new request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or the Loan, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for income taxes, or franchise taxes imposed in lieu of income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of interest or tax on the overall income of Lender, taxes that are not directly attributable to the Loan and any “doing business” taxes, however denominated, charged by any state or other jurisdiction) and the result of any of the foregoing is to increase the cost to Lender of making or continuing its Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender, within thirty (30) days after its demand, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Lender with respect to this Agreement or the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.6, it shall promptly notify Borrower of the event by reason of which Lender has become so entitled.
2.7    Application of Payments. Except as otherwise expressly provided in the last sentence of this Section 2.7, all payments made hereunder shall be applied first, to the payment of any Late Charges and other sums (other than principal and interest) due from Borrower to Lender under the Loan Documents, second, to any interest then due at the Default Rate, third to interest then due at the Base Rate, and last to the principal amount. Following and during the continuance of an Event of Default, all sums collected by Lender shall be applied in such order of priority to such items set forth below as Lender shall determine in its sole discretion: (i) to the costs and expenses, including reasonable attorneys’ and paralegals’ fees and costs of appeal, incurred in the collection of any or all of the Loan due or the realization of any collateral securing any or all of the Loan; and (ii) to any or all unpaid amounts owing pursuant to the Loan Documents in any order of application as Lender, in its sole discretion, shall determine.
2.8    Origination Fee. Borrower shall pay the Origination Fee to Lender on the Closing Date.
2.9    Security Agreement. To secure the payment, performance and discharge of the Obligations, Borrower hereby grants, assigns, transfers, conveys and sets over unto Lender, and hereby grants to Lender a continuing first priority, perfected security interest in all of Borrower’s right, title and interest in, to and under any and all of the following, whether now and/or existing and/or now owned and/or hereafter acquired and/or arising:
(1)    the Accounts;
(2)    the Contracts;
(3)    the Reserve Accounts and other Reserve Account Collateral;
(4)    the Equipment, Fixtures and Personalty;
(5)    the General Intangibles;
(6)    the Leases;
(7)    the Inventory;
(8)    the Management Agreement(s);
(9)    the Rents and other Gross Revenues;
(10)    the Proceeds; and
(11)    together with all accessions to, substitutions for, and replacements of, any of the foregoing and any and all products and cash and non-cash proceeds of any of the foregoing (collectively, the “UCC Collateral”).

With respect to all UCC Collateral constituting a part of the Mortgaged Property, including, without limitation, the Accounts, this Agreement shall constitute a “security agreement” within the meaning of, and shall create a security interest under, the UCC. Borrower hereby acknowledges and agrees that Lender shall be permitted to file one or more financing statements naming Borrower as debtor and Lender as secured party identifying “the Accounts, the Contracts, the Reserve Accounts and other Reserve Account Collateral, the Equipment, Fixtures and Personalty, the General Intangibles, the Leases, the Inventory, the Management Agreements, the Rents and other Gross Revenues and the Proceeds” of Borrower in the collateral description thereon. As to the UCC Collateral, the grant, transfer, and assignment provisions of this Section 2.9 shall control over the grant provision of Section 2.1 of the Mortgage. Borrower represents and warrants that, except for any financing statement filed by Lender, no presently effective financing statement covering the Collateral or any part thereof has been filed with any filing officer, and no other security interest has attached to or has been perfected in the Collateral or any part thereof. Borrower shall from time to time within fifteen (15) days after request by Lender, execute, acknowledge and deliver, or authorize the filing of any financing statement, renewal, affidavit, certificate, continuation statement or other document as Lender may reasonably request in order to evidence, perfect, preserve, continue, extend or maintain this security agreement and the security interest created hereby as a first priority Lien on the UCC Collateral, subject only to the Permitted Encumbrances.
2.10    Certain Secured Party Remedies. If an Event of Default shall have occurred and be continuing, Lender shall have all the remedies of a secured party under the UCC and all other rights and remedies now or hereafter provided or permitted by law, including, without limitation, the right to take immediate and exclusive possession of the UCC Collateral, or any part thereof, and for that purpose Lender may, as far as Borrower can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace) upon any premises on which any of the Collateral or any part thereof may be situated. Without limitation of the foregoing, Lender shall be entitled to hold, maintain, preserve and prepare all of the Collateral for sale and to dispose of said Collateral, if Lender so chooses, from the Mortgaged Property provided that Lender may require Borrower to assemble such UCC Collateral and make it available to Lender for disposition at a place to be designated by Lender from which the UCC Collateral would be sold or disposed of, and provided further that, for a reasonable period of time prior to the disposition of such UCC Collateral, Lender shall have the right to use same in the operation of the Mortgaged Property. Borrower will execute and deliver to Lender any and all forms, documents, certificates and registrations as may be necessary or appropriate to enable Lender to sell and deliver good and clear title to the UCC Collateral to the buyer at the sale as herein provided. Unless the UCC Collateral is of the type customarily sold on a recognized market, Lender will give Borrower at least ten (10) days’ written notice of the time and place of any public sale of such UCC Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is given to Borrower in writing at least ten (10) days before the time of the sale or disposition. Lender may buy at any public sale and, if the UCC Collateral is of a type customarily sold in a recognized market or is a type which is the subject of widely distributed standard price quotations, it may buy at private sale. Unless Lender shall otherwise elect, any sale of the UCC Collateral shall be solely as a unit and not in separate lots or parcels, it being expressly agreed, however, that Lender shall have the absolute right to dispose of such UCC Collateral in separate lots or parcels. Lender shall further have the absolute right to elect to sell the UCC Collateral as a unit with, and not separately from, the Land and Improvements constituting a portion of the Mortgaged Property. The net proceeds realized upon any disposition of the UCC Collateral, after deduction for the expenses of retaining, holding, preparing for sale, selling and the like and the attorneys’ fees and legal expenses incurred by Lender shall be applied towards satisfaction of such of the Obligations secured hereby, and in such order of application, as Lender may elect. If all of the Obligations are satisfied, Lender will account to Borrower for any surplus realized on such disposition.

SECTION 3
CONDITIONS TO LOAN

3.1	Conditions to Funding of the Loan on the Closing Date.
The obligation of Lender to disburse the Loan is subject to the prior or concurrent satisfaction of the conditions set forth below.
(A)    Performance of Agreements; Truth of Representations and Warranties; No Injunction. Borrower, Guarantor and all other Persons executing any Loan Document on behalf of Borrower and Guarantor shall have performed in all material respects all agreements which any of the Loan Documents provide shall be performed on or before the Closing Date. The representations and warranties contained in the Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date. No Legal Requirements shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued or entered, and no litigation shall be pending or threatened, which in the reasonable judgment of Lender would enjoin, prohibit or restrain, or impose or result in an adverse effect upon the making, borrowing or repayment of the Loan or the execution, delivery or performance of the Loan Documents. No Default or Event of Default shall have occurred and then be continuing.
(B)    Opinion of Counsel. Lender shall have received and approved written opinions of counsel for Borrower, Guarantor and Borrower Representative, in form and substance reasonably satisfactory to Lender and its counsel, dated as of the Closing Date. By execution of this Agreement, Borrower authorizes and directs its counsel to render and deliver such opinions to Lender.
(C)    Loan Documents. On or before the Closing Date, Borrower shall execute and deliver and cause to be executed and delivered, to Lender all of the Loan Documents, each, unless otherwise noted, dated the Closing Date, duly executed, in form and substance satisfactory to Lender and in quantities designated by Lender (except for the Promissory Note, of which only the original shall be executed). Borrower hereby authorizes Lender to file the financing statements in such filing offices as Lender elects.
(D)    [Intentionally Omitted.]
(E)    Insurance Policies and Endorsements. Lender shall have received and approved the original policies of insurance required to be maintained under this Agreement and the other Loan Documents, together with endorsements satisfactory to Lender naming Lender as additional insured under such policies. If such policies are not delivered to Lender, Lender must receive and approve a copy of the insurance policies in question and evidence of such insurance required to be maintained in connection with this Agreement.
(F)    Organizational and Authorization Documents. Lender shall have received all documents reasonably requested by Lender, including all Organizational Documents, with regard to the due organization, existence, internal governance, power and authority, due authorization, execution and delivery, authorization to do business and good standing of Borrower, Guarantor and the Borrower Representative, the validity and binding effect of the Loan Documents and other matters relating thereto, in form and substance reasonably satisfactory to Lender.
(G)    Closing Statement. Lender shall have received and approved a closing and disbursement statement executed by Borrower with respect to the disbursement of the proceeds of the Loan.
(H)    Financial Statements. Lender shall have received financial statements of Guarantor as of December 31, 2003. Lender shall have received (a) audited historical operating statements for the Mortgaged

Property (such statements may be unaudited, to the extent audited statements are not available), for the calendar years 2002 and 2003, and unaudited financial statements for 2004 (to date); (b) audited financial statements for Guarantor for the calendar years 2002 and 2003, and unaudited financial statements for the calendar year 2004 (to date); and (c) a pro forma balance sheet of Borrower dated the Closing Date giving effect to the making of the Loan and the transactions occurring on the Closing Date, each accompanied by an Officer’s Certificate of the Borrower Representative.
(I)    Budget and Capital Plan. Lender shall have received and approved the initial Budget and initial Capital Plan for Borrower.
(J)    Appointment of Agent for Service of Process. Lender shall have received and approved a letter appointing (and accepted by) CT Corporation System as Borrower’s and Guarantor’s agent for service of process.
(K)    Material Contracts and Other Agreements. Lender shall have received and approved true, correct and complete certified copies of each Material Contract, all other operating agreements, service contracts and equipment leases and all permits, licenses and documents pertaining to the Proprietary Rights relating to the Mortgaged Property. Lender shall have received executed estoppel certificates from all Parties to the Material Contracts designated by Lender (and not otherwise addressed in this Section 3.1).
(L)    Environmental Assessments, Physical Condition Reports and Lender’s Inspection and Plans and Specifications. Lender shall have received and approved the Environmental Reports and Physical Condition Reports relating to the Mortgaged Property, together with letters from the preparer(s) thereof permitting Lender to rely upon the Environmental Reports and Physical Condition Reports. To the extent in the possession of, or reasonably obtainable by, the Borrower, a true, correct and complete copy of “as‑built” plans and specifications for the Improvements.
(M)    Title Policy, Survey, Searches, Perfection and Priority. Lender shall have received and approved (i) the Title Policy and (ii) a plat of survey of the Land, Improvements and other components of the Mortgaged Property constituting real estate certified to such Persons as Lender may designate and prepared in accordance with Lender’s requirements. Lender shall have received and approved copies of Uniform Commercial Code financing statement, judgment, tax lien, bankruptcy and litigation search reports of such jurisdictions and offices as Lender may reasonably designate with respect to Borrower, Guarantor, Borrower Representative and such other Persons as Lender may reasonably require. Lender shall have received such other evidence as Lender may require confirming that Lender has a perfected first priority security interests and Lien upon the Collateral.
(N)    Licenses, Permits and Approvals, Zoning and Land Use Compliance. Lender shall have received and approved (i) a copy of the certificate of compliance issued by The Community Standards Committee of The Woodlands Commercial Owners Association and The Woodlands Community Association issued with respect to the Mortgaged Property and all other applicable licenses, permits and approvals required to own, use, occupy, operate and maintain the Mortgaged Property, including all necessary licenses and permits relating to wetlands compliance, and use of water; (ii) evidence satisfactory to Lender of the existence, ownership and status of all Proprietary Rights and Material Contracts; and (iii) evidence satisfactory to Lender as to the compliance of the Mortgaged Property with all applicable Legal Requirements.
(O)    Reserve Accounts and Deposits. The Reserve Accounts shall have been established in a manner satisfactory to Lender. The initial deposits into the Reserves on the Closing Date, shall have been made (which amounts may, with Lender’s approval, be made from the proceeds of the Loan).

(P)    Origination Fee. Lender shall have received its Origination Fee.
(Q)    Leases. Lender shall have received (a) an estoppel certificate and subordination, nondisturbance and attornment agreement executed by each tenant of the Mortgaged Property and (b) true, correct and complete certified copies of each of the Leases.
(R)    Other Documents and Deliveries. Borrower shall have delivered such other documents and deliveries as are set forth on the Closing Checklist attached hereto as Schedule 1.1(A).
(S)    Legal Fees; Closing Expenses. Borrower shall have paid any and all legal fees and expenses of counsel to Lender, together with all recording fees and taxes, title insurance premiums, and other costs and expenses related to the Loan.
(T)    Guaranty. Guarantor shall have executed and delivered the Guaranty.
SECTION 4
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Lender that, after giving effect to the Loan, as of the Closing Date:
4.1    Organization, Powers, Qualification and Organization Chart. Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of its state of formation. Each of Borrower and Borrower Representative has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Loan Document to which it is a party and to perform the terms thereof. Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted, and to enter into each Loan Document to which it is a party and to perform the terms thereof. Borrower’s U.S. taxpayer identification number is set forth on Schedule 4.1(A)‑1. Borrower and Guarantor are each duly qualified and in good standing wherever necessary to carry on its present business and operations. Borrower Representative is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and is the sole general partner in Borrower. Guarantor owns one hundred percent (100%) of the ownership interests in Borrower Representative. Guarantor owns, indirectly, one hundred percent (100%) of the ownership interests in Borrower. The organization chart attached hereto as Schedule 4.1(A)‑2 correctly identifies each Subsidiary of Borrower and each Person directly owning (and/or indirectly owning five percent (5%) or more of) the ownership interests in Borrower and Borrower Representative; provided that such organizational chart shall not identify any Person owning, directly or in directly, any ownership interests of Guarantor. The principal place of business and chief executive office of Borrower is set forth on Schedule 4.1(A)‑3. Borrower has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authorities and the information contained in each of such filings is true, correct and complete in all respects). Borrower has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority. Borrower has no Subsidiaries and has not made an Investment in any Person. Borrower Representative’s sole asset is its interest in Borrower.
4.2    Authorization of Borrowing; No Conflicts; Governmental Consents; Binding Obli-gations and License and Security Interests of Loan Documents. Borrower has the power and authority to incur the Obligations evidenced by the Note and other Loan Documents to which it is a party, to execute and deliver the Loan Documents to which it is a party and to perform its Obligations, to own the Mortgaged Property and to continue its businesses and affairs as presently conducted. Guarantor has the power and authority to execute and deliver the Guaranty, the Environmental Indemnification Agreement and the other Loan Documents to which it is a party. The incurring of the Obligations and the execution, delivery and performance by Borrower and Guarantor of each of the Loan Documents to which either is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary partnership, corporate or limited liability company action, as the case may be. The incurring of the Obligations and the execution, delivery and performance by Borrower and Guarantor of the Loan Documents to which either is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate any provision of law applicable to Borrower, Guarantor or the Mortgaged Property, the respective other Organizational Documents of, or applicable to, Borrower or Guarantor, as the case may be, or any order, judgment or decree of any court or other agency of government binding on Borrower or Guarantor or their respective properties including the Mortgaged Property; (2) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contracts or any other agreement or document to which such Person is a party or by which such Person or its property may be bound; (3) result in or require the creation or imposition of any Lien upon the Mortgaged Property or assets of Borrower or Guarantor (other than the Liens of Lender); or (4) require any approval or consent of any Person under any Material Contracts or any other agreement or document to which such Person is a party or by which such Person or its property may be bound (except to the extent such approvals or consents have been unconditionally obtained on or before the Closing Date). The incurring of the Obligations, the execution, delivery and performance by Borrower and Guarantor of the Loan Documents and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body (except to the extent unconditionally obtained on or before the Closing Date). The Loan Documents, when executed and delivered by Borrower and Guarantor, as applicable, will be the legally valid and binding obligations of Borrower and Guarantor, as applicable, enforceable against Borrower and Guarantor, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and to the application of general equitable principles in connection with the enforcement thereof. The Mortgage, together with the Financing Statements to be filed in connection therewith, create a valid, enforceable and perfected first priority lien and security interest in the Mortgaged Property subject to no other interests, Liens or encumbrances, other than the Permitted Encumbrances. Article 6 of this Agreement creates a valid, enforceable and perfected first priority security interest in the Reserve Account Collateral. Borrower is a “registered organization” (as defined in the UCC) organized under the laws of the State of Delaware.
4.3    Financial Statements. All financial statements concerning Borrower and Guarantor which have been or will hereafter be furnished by Borrower and Guarantor to Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein, to the extent Lender approves such disclosure) and do or will, in all material respects, present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.
4.4    Indebtedness. As of the Closing Date, after giving effect to the transactions contemplated hereby, Borrower does not have any Indebtedness except for Permitted Indebtedness. Other than ordinary operating expenses pertaining to the Mortgaged Property, all Expenses owing or accrued as of the Closing Date, have been paid in full or have been reserved for by deposit into the Reserves. No claim of any creditor of Borrower exists which would have a Material Adverse Effect.
4.5    No Material Adverse Change. Since December 31, 2003, no event or change has occurred that has caused or evidences, either individually or together with such other events or changes, a Material Adverse Effect.

4.6    Title to Property; Liens; Zoning; Contracts; Condition of the Mortgaged Property.
(A)    Borrower has good and indefeasible fee simple title to the Land, the Improvements and the other components of the Mortgaged Property, subject only to the Permitted Encumbrances. Borrower owns all real and personal property necessary for the operation of the Mortgaged Property subject only to the Permitted Encumbrances. Except for the Permitted Encumbrances, the Mortgaged Property is free and clear of Liens and other encumbrances. Except as otherwise identified on Schedule 4.6(a), there are no outstanding Claims and all work, services or materials the provision of which might ripen into a Claim have been fully paid for. There are no assessments for improvements or other similar outstanding charges or Impositions affecting the Mortgaged Property. Except as otherwise identified on the survey provided to Lender, no Improvements lie outside the boundaries and building restriction lines of the Land or encroach onto any easements to any extent (unless affirmatively insured by the Title Policy), and no improvements on adjoining properties encroach upon the Land to any extent which would materially impair the Mortgaged Property. The Title Policy premium has been fully paid. Except for the affidavit as to debts, liens and possession provided by Borrower to the Title Company at Closing, neither Borrower, nor, to Borrower’s knowledge, any other Person, has provided any title indemnities (or analogous documentation) or deposits of cash or other security to the title insurer to obtain the Title Policy. The Permitted Encumbrances do not and will not materially interfere with the security intended to be provided by the Mortgage, the use or operation of the Mortgaged Property or the marketability or value of the Mortgaged Property. Borrower will preserve its right, title and interest in and to the Mortgaged Property for so long as the Obligations remain outstanding and will warrant and defend same and the validity and priority of the Mortgage and the Liens arising pursuant to the Loan Documents from and against any and all claims whatsoever other than the Permitted Encumbrances.
(B)    The Mortgaged Property is restricted for use as an office, laboratory, vivarium, research, marketing, sales, storage, experimentation and production of laboratory animals, which restriction is in full force and effect, and is beyond all applicable appeal periods. Borrower is not in violation of, and, the Mortgaged Property is in full compliance with all applicable zoning, subdivision, land use and other Legal Requirements. No legal proceedings are pending or, to Borrower’s knowledge threatened, with respect to the compliance of the Mortgaged Property with Legal Requirements. Neither the zoning nor any other right to construct, use or operate the Mortgaged Property is in any way dependent upon or related to any real estate other than the Mortgaged Property and validly created, existing appurtenant perpetual easements insured in the Title Policy or use of public rights of way. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other Legal Requirements applicable thereto and without the necessity of obtaining any variances or special permits. The Mortgaged Property contains not less than 468 parking spaces, which is enough permanent parking spaces to satisfy all requirements imposed by applicable Legal Requirements with respect to parking. All licenses, permits and other Proprietary Rights necessary to operate the Mortgaged Property as it is currently operated are in full force and effect including all water permits and approvals. Borrower has not received any written notice of any violation of any such licenses, permits, authorizations, registrations or approvals that materially impair the value of the Mortgaged Property for which such notice was given or which would affect the use or operation of the Mortgaged Property in any material respect, which noticed violation remains uncured.
(C)    Borrower has provided Lender with true and complete copies of all Material Contracts, all of which are specifically listed on Schedule 4.6(C) hereof, other than the Permitted Encumbrances. Except for the Loan Documents and as set forth on Schedule 4.6(C), Borrower is not a party to and neither it nor the Mortgaged Property is bound by any material agreement, document or instrument which is binding upon the Mortgaged Property other than the Loan Documents, the Permitted Encumbrances, the other Material

Contracts, if any, and such party’s organizational documents, true, correct and complete copies of which have been delivered to Lender. Except for the Loan Documents and the Material Contracts, none of Borrower, Borrower Representative and Guarantor are parties to or bound by, nor is any of their respective property subject to or bound by, any contract or other agreement which restricts its ability to conduct its business at the Mortgaged Property in the ordinary course or, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect. Borrower, Borrower Representative and Guarantor are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contract of any such Person which could have a Material Adverse Effect. No Default or Event of Default exists.
(D)    All of the Improvements are in good condition and repair except with respect to the Required Capital Improvements. To Borrower’s knowledge, except as disclosed in the Physical Condition Report, there are no latent or patent structural or other significant defects or deficiencies in the Improvements or Equipment, Fixtures and Personalty. Municipal or private water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to the Mortgaged Property to the boundary lines of the Mortgaged Property through publicly dedicated streets or highways or perpetual appurtenant easements insured on the Title Policy as appurtenant easements, are sufficient to meet the reasonable needs of the Mortgaged Property as now used or as otherwise presently contemplated to be used, and are connected to, and is in full unimpaired operation with respect to the Improvements and no other utility facilities are necessary to meet the reasonable needs of the Mortgaged Property as now used. The design and as‑built conditions of the Mortgaged Property are such that surface and storm water does not accumulate on the Mortgaged Property and does not drain from the Mortgaged Property across land of adjacent property owners or others in any manner which would have a Material Adverse Effect or which require any approvals or easements not already obtained. Except as set forth on Schedule 4.6(D) or on the plat of survey delivered to Lender, no part of the Mortgaged Property is within a flood plain or in a flood hazard area as currently shown on the most recent Flood Hazard Boundary Maps prepared by the Department of Housing and Urban Development and (except to the extent validly created and existing perpetual appurtenant easements insured in the Title Policy have been created therefor) none of the Improvements create encroachments over, across or upon any of the Mortgaged Property’s boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment. All irrigation lines servicing the Mortgaged Property are entirely located on the Mortgaged Property or are located on adjacent property pursuant to validly created and existing perpetual appurtenant easements insured as appurtenant easements in the Title Policy. The Land and Improvements have legally adequate contiguous rights of access to public ways. All roads necessary for the full utilization of the Land and Improvements for their current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities. No offsite improvements are necessary or used for the ownership, use or operation of the Mortgaged Property, other than public utilities. The Improvements, the Land, the Equipment, Fixtures and Personalty and the Inventory located on the Land constitutes all of the real property, equipment, fixtures and other tangible property currently owned or leased by Borrower or used in the operation of the Mortgaged Property and the Equipment, Fixtures and Personalty owned by the Borrower are sufficient to own, operate and use the Land and Improvements as currently operated. Except as identified in the Permitted Encumbrances, Borrower has not entered into any agreement or option, and is not otherwise bound, to sell the Mortgaged Property (or any part thereof). Borrower has not entered into any agreement or option, and is not otherwise bound, to acquire any additional real estate or Investments. As of the date hereof, no portion of the Improvements constituting part of the Mortgaged Property or on the Land has been materially damaged, destroyed or injured by fire or other casualty which has not been fully restored.
4.7    Litigation. Except as set forth on Schedule 4.7, there are no judgments outstanding against Borrower or Guarantor or are binding upon the Mortgaged Property or any property of, Borrower Representative or

Guarantor, nor is there any litigation, governmental investigation or arbitration pending or, to Borrower’s knowledge, threatened against Borrower, Borrower Representative or Guarantor. The judgments, litigation, investigations and arbitrations set forth on Schedule 4.7 will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the transactions contemplated hereby. No petition in bankruptcy, whether voluntary or involuntary, or assignment for the benefit of creditors, or any other action involving debtors’ and creditors’ rights has ever been filed under the laws of the United States of America or any state thereof, or threatened, by or against, Borrower, Guarantor or Borrower Representative. Except as set forth on Schedule 4.7, there are no mechanics’ or materialmen’s liens, alienable bills or other claims constituting or that may constitute a Lien on the Mortgaged Property or any part thereof, and no work for which any such Lien could be asserted has been performed which has not been fully paid for. Borrower has not received any notice from any governmental or quasi-governmental body or agency or from any person or entity with respect to (and Borrower does not know of) any actual or threatened taking of the Land or Improvements, or any portion thereof, for any public or quasi-public propose or of any moratorium which may affect the use, operation or ownership of the Mortgaged Property.
4.8    Payment of Taxes. All tax returns and reports of Borrower, Borrower Representative and Guarantor required to be filed by such Persons have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Person and upon the Mortgaged Property, assets, income and franchises which are due and payable have been paid in full. To Borrower’s knowledge, no tax returns of Borrower, Borrower Representative or Guarantor is under audit. No tax liens have been filed and, to Borrower’s knowledge no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower, Borrower Representative and Guarantor in respect of any taxes or other governmental charges are in accordance with GAAP. Except as described in Schedule 4.8, none of Borrower, Guarantor and Borrower Representative has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of Borrower, Guarantor and Borrower Representative or for which Borrower, Guarantor and Borrower Representative may be liable. All taxes that Borrower, Guarantor and Borrower Representative is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the applicable Governmental Authority. All tax returns filed by (or that include on a consolidated basis) Borrower, Guarantor and Borrower Representative are true, correct and complete. There is no tax sharing agreement that will require any payment by Borrower, Guarantor and Borrower Representative after the date of this Agreement.
4.9    Governmental Regulation; Margin Loan. Borrower, Borrower Representative and Guarantor are not, nor after giving effect to the Loan, will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money. Borrower shall use the proceeds of the Loan only for the purposes set forth in this Agreement and consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act or any other Legal Requirements. The Loan is an exempt transaction under the Truth-in-Lending Act (15 U.S.C.A. §§ 1601 et seq.). Borrower is not a non-resident alien for purposes of U.S. income taxation and neither Borrower nor Borrower Representative is a foreign corporation, partnership, foreign trust or foreign estate (as said terms are defined in the United States Internal Revenue Code). Borrower, Borrower Representative, Guarantor or any of their respective Subsidiaries are not, and shall not become, a Person with whom Lender is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on

OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action relating to terrorism financing, terrorism support and/or otherwise relating to terrorism and are not and shall not engage in any dealings or transaction or otherwise be associated with Persons named on OFAC’s Specially Designated and Blocked Persons list.
4.10    Employee Benefit Plans; ERISA; Employees. Except for the Employee Benefit Plans set forth on Schedule 4.10, neither Borrower nor any ERISA Affiliate of Borrower maintains or contributes to, or has any obligation under, any Employee Benefit Plans. Borrower is not an “employee benefit plan” (within the meaning of section 3(3) of ERISA) to which ERISA applies and the Mortgaged Property and Borrower’s assets do not constitute plan assets. No actions, suits or claims under any laws and regulations promulgated pursuant to ERISA are pending or, to Borrower’s knowledge, threatened against Borrower. Borrower has no knowledge of any material liability incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan, or of any lien which has been imposed on Borrower’s assets pursuant to section 412 of the Code or section 302 or 4068 of ERISA. The Loan, the execution, delivery and performance of the Loan Documents and the transactions contemplated by this Agreement do not constitute a non-exempt prohibited transaction under ERISA. Borrower is not a party to any collective bargaining or other employment agreement other than the agreements identified on Schedule 4.10.
4.11    Intellectual Property. Schedule 4.11 sets forth a true, correct and complete list of all of the patents, trademarks, tradenames, technology, other intellectual property rights and other Proprietary Rights owned by Borrower and used in connection with the ownership, operation and management of the Mortgaged Property. Borrower possesses, owns or has valid licenses, permits, certificates of public convenience, service marks, authorizations, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade name rights, trade styles, trade dress, logos and other source or business affiliation identifiers, and copyrights, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other Governmental Authority, all self-regulatory organizations and all courts and other tribunals (collectively, together with the goodwill associated therewith, “Proprietary Rights”) presently required or necessary to own or lease, as the case may be, and to operate, the Mortgaged Property and to carry on its business as now conducted in accordance with the Approved Budget and Approved Capital Plan, except where the failure to obtain same would not, individually or in the aggregate, have a Material Adverse Effect. Borrower has fulfilled and performed all of its obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or could result in any other material impairment of the rights of the holder of any such permit; and Borrower has not received any notice of any proceeding relating to unenforceability, invalidity, revocation or modification of any Proprietary Rights, except where such revocation, unenforceability, invalidity, or modification would not, individually or in the aggregate, have a Material Adverse Effect. Borrower has not received any notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or Governmental Authority other than notices relating to Proprietary Rights the loss of which would not, individually or in the aggregate, have a Material Adverse Effect. Borrower has not received any notice of infringement of, or conflict with, and Borrower does not know of any such infringement of or conflict with, asserted rights of others with respect to any Proprietary Rights which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.
4.12    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the Loan, the issuance of the Note or any of the other transactions contemplated hereby or by any of the Loan Documents based upon any broker or lender engaged by Borrower, Guarantor or any affiliate of Borrower. Borrower shall indemnify and hold Lender harmless from and against any and all claims of all brokers or finders claiming by, through or under Borrower and in any way related to the Loan or any of the transactions contemplated hereby.
4.13    Environmental Compliance. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to Borrower’s knowledge threatened, or judgments or orders relating to any Hazardous Materials (collectively called “Environmental Claims”) asserted or threatened against Borrower, any predecessor owner, tenant or operator or relating to any real property currently or formerly owned, leased or operated by Borrower including the Mortgaged Property. Except as disclosed in the Environmental Reports, to Borrower’s knowledge, neither Borrower nor any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against Borrower. Except as disclosed in the Environmental Reports, to Borrower’s knowledge, no Hazardous Materials in violation of applicable Environmental Laws are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or operated by Borrower, including the Mortgaged Property, or to the knowledge of Borrower, on adjacent parcels of real property, and no part of such real property or, to the knowledge of Borrower no part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials in violation of applicable Environmental Laws or to any extent which has, or might reasonably be expected to have, a Material Adverse Effect. Except as disclosed in the Environmental Reports, to Borrower’s knowledge, Borrower and the Mortgaged Property has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws.
4.14    Solvency. As of the date of this Agreement and after giving effect to the consummation of the transactions contemplated by the Loan Documents, Borrower: (A) owns and will own assets the fair saleable value of which are (1) greater than the total amount of liabilities (including Contingent Obligations) of Borrower, and (2) greater than the amount that will be required to pay the probable liabilities of Borrower’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower; (B) has capital that is not insufficient in relation to its business as presently conducted or any contemplated or undertaken transaction; and (C) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. Borrower has not entered into the Loan Documents or the transactions contemplated under the Loan Documents with the actual intent to hinder, delay, or defraud any creditor. After giving effect to the Loan and the transactions occurring on the Closing Date, Borrower’s net unreimbursed investment in the Mortgaged Property is not less than $21,000,000. After giving effect to the transactions occurring on the Closing Date, no Default or Event of Default exists. No material adverse change in the financial conditions or operation of the business of Borrower and Guarantor has occurred since the applicable dates of the financial statements of the applicable Person provided on or before the Closing Date.
4.15    Disclosure. The representations and warranties of Borrower and Guarantor contained in the Loan Documents, the financial statements referred to in Section 5.1(A), and any other documents, certificates or written statements furnished to Lender by or on behalf of Borrower or Guarantor for use in connection with the Loan do not contain any untrue statement of a material fact or omit or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to Borrower that has had or will have a Material Adverse Effect that has not been disclosed in this Agreement or in such other documents, certificates and statements furnished to Lender by or, on behalf of, Borrower for use in connection with the Loan.

4.16    Insurance. Schedule 4.16 sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for Borrower and such policies of insurance satisfy all of the requirements of Section 5.4. All premiums thereon have been paid in full through December 1, 2004, no notice of cancellation has been received with respect to such policies and Borrower is in compliance, in all material respects, with all conditions contained in such policies.
4.17    Budget. The Approved Budget submitted to Lender for the Mortgaged Property is a true, correct and complete copy of the Budget and Capital Plan in effect on and as of the Closing Date. A true, correct and complete copy of the initial Approved Budget for the period ending December 31, 2004 is attached hereto as Schedule 4.17. The Approved Budget and all of the amounts set forth therein, present a true, full and complete line itemization (by category for the fiscal year to which such Annual Budget applies) of all reasonably estimated Gross Revenues and all reasonably estimated Expenses which Borrower expects to pay or anticipates becoming obligated to pay relating to the Mortgaged Property. No material capital expenditures with respect to the Mortgaged Property are being incurred, contemplated or are reasonably necessary, except as specified in the Approved Budget.
4.18    Accounts. Schedule 4.18 sets forth a complete and accurate itemization of all of Borrower’s time, demand, securities or similar Accounts that are in existence as of the Closing Date.
4.19    Management Agreement. Borrower is not party to any Management Agreement nor has it otherwise contracted with any managing agent to assist Borrower in the management and operation of the Mortgaged Property.
4.20    Special Assessments; Taxes. There are no pending or, to the knowledge of Borrower proposed, special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor, to Borrower’s knowledge, are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments. Borrower has provided Lender with true, correct and complete copies of all bills and invoices for Impositions which have been levied or assessed against or are outstanding with respect to the Mortgaged Property. Borrower has provided Lender with a true, correct and complete schedule of the assessment of the Mortgaged Property in effect as of the Closing Date. Borrower has not received any notice that any portion of the Mortgaged Property has been re‑assessed or is currently the subject of a reassessment. Except for abatements pursuant to the Tax Abatement Agreements, no portion of the Mortgaged Property is exempt from taxation or constitutes an “omitted” tax parcel. No Impositions are currently delinquent or outstanding with respect to the Mortgaged Property. The conveyance of the Mortgaged Property to Borrower did not, in and of itself, constitute the basis for any reassessment of all or any part of the Mortgaged Property or the basis for any increase in any currently outstanding or previously satisfied Impositions which has not already been imposed and disclosed in writing to Lender by Borrower. No tax contests of any Impositions or assessments are currently pending. The Land and Improvements constitute a separate tax lot or lots, with a separate tax assessment or assessments, independent of any other land or improvements not constituting a part of the Mortgaged Property and no other land or improvements is assessed and taxed together with any portion of the Mortgaged Property.
4.21    Leases. Except for the Guarantor Lease, there are no Leases or other arrangements for occupancy of space within the Mortgaged Property that are currently in effect. Borrower has provided Lender with a true, complete and correct copy of the Guarantor Lease, including any amendments or modifications thereto. The Mortgaged Property is occupied solely by Guarantor.
4.22    Representations Remade. Borrower warrants and covenants that the foregoing representations and warranties will be true and shall be deemed remade as of the date of the Closing. All representations and warranties made in the other Loan Document or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to the Loan Documents shall be deemed to have been relied upon by Lender, notwithstanding any investigation made by or on behalf of Lender. All such representations and warranties shall survive the making of the Loan and shall continue in full force and effect until such time as the Loan has been paid in full.
SECTION 5
AFFIRMATIVE COVENANTS
Borrower covenants and agrees that so long as this Agreement shall remain in effect or the Note shall remain outstanding, Borrower shall perform and comply with all covenants in this Section 5.
5.1    Financial Statements and Other Reports. Borrower will maintain a system of accounting in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP and proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower with respect to all items of income and expense in connection with the operation of the Mortgaged Property.
(A)    Financial Statements. Within one hundred twenty (120) days after the end of each calendar year, Borrower shall provide to Lender true and complete annual audited consolidated financial statements for Guarantor and true and complete annual unaudited financial statements for Borrower and the operation of the Mortgaged Property, all prepared in accordance with GAAP. All audited financial statements shall be audited by a so‑called “Big‑4” accounting firm or another independent certified public accounting firm reasonably satisfactory to Lender. All financial statements (whether or not audited) shall include a balance sheet as of the end of such year, profit and loss statements for such year and a statement of cash flow for such year, with such detailed supporting schedules covering the operation of the Mortgaged Property as Lender shall reasonably require including a reconciliation to the monthly reports and statements delivered to Lender and include an itemized accounting of all Gross Revenues and Expenses for the Mortgaged Property. As soon as reasonably practicable (but in any event within forty-five (45) days) after the end of each calendar quarter, Borrower shall provide to Lender a true and complete quarterly cash flow, balance sheet, and operating statement for Borrower, Guarantor and the Mortgaged Property (none of which are required to be audited) certified by the president or vice president of Borrower Representative and Guarantor which quarterly statements shall be in form and substance acceptable to Lender. Such quarterly statements shall be compared to the prior year’s quarter and year-to-date and to the then applicable Approved Budget. Borrower shall also provide (and cause Guarantor to provide), such other financial information as Lender may, from time to time, reasonably request certified (if requested by Lender) by the applicable chief financial officer (or similar position). Borrower will deliver, concurrently with the annual and quarterly statements, a certificate of its chief financial officer (or analogous position) certifying that no Default or Event of Default has occurred. In the event Borrower enters into a Management Agreement subsequent to the date hereof, as soon as available, and in any event within twenty (20) days after the end of each Loan Month, Borrower will deliver to Lender a copy of the periodic reporting package required to be delivered to Borrower by a Manager pursuant to such Management Agreement.
(B)    Accountants’ Certification. Together with each delivery of annual financial statements of Borrower and Guarantor pursuant to subsection 5.1(A), Borrower shall request as part of the engagement of its independent certified public accountant, and shall use best efforts to obtain, a written statement by such independent certified public accountant (1) stating that the examination has included a review of the terms of this Agreement as such terms relate to accounting matters, (2) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default (of which said accountants may be aware from said review, and without obligation to review other aspects of this Agreement or to review any of the other Loan Documents) has come to their attention, and (3) if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that the requirements set forth in this subsection (B) shall be waived for so long as (i) Borrower’s financial statements are prepared on a consolidated basis with the financial statements of Guarantor and (ii) Guarantor is a reporting company under the Exchange Act, and provided further that, for purposes of the foregoing, “best efforts” shall not require a change in Borrower’s independent certified public accountant.
(C)    Accountants’ Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower or Guarantor, as applicable, by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower or Guarantor, as applicable, made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit; provided that the requirements set forth in this subsection (C) shall be waived for so long as (i) Borrower’s financial statements are prepared on a consolidated basis with the financial statements of Guarantor and (ii) Guarantor is a reporting company under the Exchange Act.
(D)    Annual Budgets and Capital Plans. Not later than November 30th of each calendar year, Borrower shall deliver a Budget and a Capital Plan for the following calendar year for the Mortgaged Property to Lender for its review and approval (the Budget and Capital Plan are collectively referred to as the “Annual Budget” and the Annual Budget approved by Lender is referred to herein as the “Approved Budget”), which approval shall not be unreasonably withheld, conditioned or delayed. Lender shall have fifteen (15) Business Days to approve or reject each proposed Annual Budget. Concurrently, Borrower shall deliver an annual business plan for the Mortgaged Property. If Lender disapproves the Annual Budget, which disapproval shall specify the respects in which it is unacceptable, Borrower shall resubmit same to Lender for its review until such time as the Annual Budget is approved by Lender. Borrower shall not modify any Approved Budget without Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall not incur any Expenses which are not set forth in the Approved Budget except as otherwise approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall, within one hundred twenty (120) days after the end of each calendar year during the term of the Loan, deliver to Lender an annual summary of any and all capital expenditures made at the Mortgaged Property during the prior twelve (12)‑month period.
(E)    Notices, Events of Default and Litigation. Borrower shall promptly deliver, or cause to be delivered, copies of all notices, demands, reports or requests given to, or received by Borrower from, any Governmental Authorities or with respect to any Indebtedness of Borrower or any Material Contracts, and shall notify Lender within two (2) Business Days after Borrower receives notice or acquires knowledge of, any violation of Legal Requirements, investigation, subpoena or audit by any Governmental Authority or default with respect to the Mortgaged Property or any Indebtedness or Material Contracts. Promptly upon Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver to Lender a written notice specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; and/or (2) or any fact, circumstance, event or condition which has, or would reasonably be expected to have, a Material Adverse Effect. Promptly upon Borrower obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or Guarantor or the Mortgaged Property, or any other property of Borrower that would reasonably be expected to have a Material Adverse Effect or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or Guarantor or the Mortgaged Property or any other property of Borrower that would reasonably be expected to have a Material Adverse Effect, Borrower will give notice thereof to Lender and provide such other information as may be available to it to enable Lender and its counsel to evaluate such matters.

(F)    ERISA. Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as Lender, in its sole discretion, may reasonably request, that (A)  Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B)  Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true: (i) equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3‑101(b)(2); (ii) less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3‑101(f)(2); or (iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3‑101(c) or (e).
(G)    Tax Returns. Borrower will deliver to Lender copies of all federal and state income and other tax returns, schedules, statements and reports to its owners within ten (10) Business Days after the earlier of filing or delivery of such tax returns or other items with the Internal Revenue Service or the applicable Governmental Authority or delivery to its owners.
(H)    Estoppel Certificates. Within ten (10) Business Days following a request by Lender, Borrower shall provide to Lender, a duly acknowledged written statement confirming the amount of the outstanding Obligations, the terms of payment and maturity date of the Note, the date to which interest has been paid, and whether, to Borrower’s knowledge, any offsets or defenses exist against the Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail.
(I)    Other. With reasonable promptness, Borrower will deliver such other infor-mation and data with respect to Borrower as from time to time may be reasonably requested by Lender. Borrower shall also provide Lender with a copy of each 8K, 10Q and 10K (each as defined in the Exchange Act) or their successor forms under the Exchange Act, filed by Guarantor from time to time with the United States Securities and Exchange Commission not later than five (5) Business Days after the filing thereof. Borrower shall deliver, or cause to be delivered, to Lender annually, concurrently with the renewal of the insurance policies required hereunder, an Officer’s Certificate stating that the insurance policies required to be delivered to Lender pursuant to Section 5.4 are maintained with insurers who comply with the terms of Section 5.4, setting forth a schedule describing all premiums required to be paid by Borrower to maintain the policies of insurance required under Section 5.4, and confirming full payment of all such premiums.
(J)    Electronic Format. To the extent then available, Borrower will provide to Lender a copy of any reports, notices, statements or other deliveries required pursuant to this Section 5.1 in an electronic format reasonably satisfactory to Lender.
5.2    Existence; Qualification. Borrower will be, and will cause Guarantor to be, and continue to be, qualified in the jurisdiction in which the Mortgaged Property is located and keep in full force and effect its existence in the jurisdiction in which the Mortgaged Property is located.
5.3    Payment of Impositions and Lien Claims; Permitted Contests.
(A)    Subject to Section 5.3(B), Borrower will pay, or cause payment of, (i) all Impositions before in each instance any penalty or fine is incurred with respect thereto, (ii) all claims (“Claims”) (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon the Mortgaged Property or Borrower, before in each instance any penalty or fine is incurred with respect thereto, and (iii) all federal, state and local income taxes, sales taxes, excise taxes and all other taxes and assessments levied, imposed, confirmed or assessed against Borrower, its business, income, liabilities or assets or the Mortgaged Property, before in each instance any penalty or fine is incurred with respect thereto.
(B)    With prior notice to Lender, Borrower shall have the right to pay Impositions, in full, under “protest.” Notwithstanding Section 5.3(A), Borrower shall not be required to pay, discharge or remove or cause payment, discharge or removal of any Imposition or Claims pertaining to labor, services, materials and supplies supplied to the Land and Improvements so long as Borrower contests (each such contest, a “Permitted Contest”) in good faith such Imposition or Claims or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Property or any portion thereof so long as: (a) at least thirty (30) days prior to the date on which such Imposition or Claims would otherwise have become delinquent, Borrower shall have given Lender notice of its intent to contest said Imposition, (b) at least thirty (30) days prior to the date on which such Imposition would otherwise have become delinquent, Borrower shall have deposited with Lender (or with a court of competent jurisdiction or other appropriate Person approved by Lender) such additional amounts or other security as are necessary to keep on deposit at all times, an amount equal to at least one hundred twenty-five percent (125%) (or such higher amount as may be required by applicable law) of the total of (x) the balance of such Imposition or Claims then remaining unpaid, and (y) all interest, penalties, costs and charges accrued or accumulated thereon, (c) no risk of sale, forfeiture or loss of any interest in the Mortgaged Property or any part thereof arises, in Lender’s reasonable judgment, during the pendency of such contest, (d) such contest does not, in Lender’s reasonable discretion, have a Material Adverse Effect and (e) in the case of Claims, the liens, if any, securing the Claims in question have been defeased or bonded against in a manner satisfactory to Lender. Each Permitted Contest shall be prosecuted, at Borrower’s sole cost and expense, with reasonable diligence, and Borrower shall promptly pay, or cause payment of, the amount of such Imposition or Claims as finally determined, together with all interest and penalties payable in connection with such Permitted Contest. Lender, in its sole discretion, may apply any amount or other security deposited with Lender under this subsection or otherwise to the payment of any unpaid Imposition or Claims to prevent the sale, loss or forfeiture of the Mortgaged Property or any portion thereof. Lender shall not be liable for any failure to so apply any amount or other security deposited. Any surplus retained by Lender after payment of the Imposition or Claims for which a deposit was made shall be repaid to Borrower unless an Event of Default exists, in which case the surplus may be applied by Lender to the Obligations. Notwithstanding any provision of this Section 5.3 to the contrary, Borrower shall promptly pay any Imposition or Claims which it might otherwise be entitled to contest if, in reasonable determination of Lender, the Mortgaged Property or any portion thereof is in jeopardy or in danger of being forfeited or foreclosed. If Borrower refuses to pay any such Imposition or Claims, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender within five (5) Business Days of written notice by Lender for all such advances which advances will bear interest at the Default Rate.
(C)    Subject to Section 2.6, Borrower shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of its interests in, or measured by amounts payable under, the Note, this Agreement, the Mortgage or any other Loan Document (other than income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Note or any of the other Loan Documents. If Borrower fails to make such payment within five (5) days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Borrower shall reimburse Lender within five (5) Business Days of written notice by Lender for all such advances which will bear interest at the Default Rate. If applicable law prohibits Borrower from paying such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then Lender may declare Borrower’s Obligations to be immediately due and payable, upon ninety (90) days’ prior written notice.

5.4    Insurance.
(A)    Borrower shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force, at no expense to Lender, the following policies of insurance with respect to the Mortgaged Property and Borrower, as applicable:
(i)    Property insurance on an “all risk” and “special perils” basis (special form cause of loss) for one hundred percent (100%) of the replacement value of the Mortgaged Property with customary deductibles as approved by Lender. The policy should contain the following endorsements: (a) Replacement Cost (without any deduction made for depreciation), (b) Agreed Amount (waiving co‑insurance penalties), (c) Building Ordin-ance and Law coverage and (d) a standard mortgagee clause acceptable to Lender. Such policy will also include the following coverage: (i) comprehensive boiler and machinery coverage in amounts as reasonably determined by Lender; (ii) earthquake and earth movement coverage with a $2,500,000 limit; however if in Lender’s reasonable judgment, the risks associated with such coverage have increased whereby additional coverage would be maintained by a prudent operator of property similar in use and locale, in sufficient amount as reasonably determined by Lender; and (iii) flood insurance coverage with a $2,500,000 limit; however, if the Improvements are located in a special flood hazard area as designated by the Director of the Federal Emergency Management Agency, in sufficient amount as reasonably determined by Lender.
(ii)    Insurance against rent loss for not less than eighteen months gross rent or gross income from the Mortgaged Property including stabilized management fees and applicable reserve deposits plus debt service. The perils covered by this policy shall be the same as those accepted on the Mortgaged Property including flood, earthquake and earth movement.
(iii)    Commercial general liability insurance covering bodily injury and property damage occurring on, in or about the Mortgaged Property and any adjoining streets, sidewalks, and passageways arising out of or connected with the possession, use, leasing, operation, or condition of the Mortgaged Property. Policy limits will be not less than $1,000,000 per occurrence, $2,000,000 per location in the aggregate with respect to the Mortgaged Property and $1,000,000 per occurrence, $2,000,000 per location in the aggregate with respect to Borrower. Such coverage shall include but not be limited to premises/ operations, personal injury and liquor liability (if applicable).
(iv)    Umbrella excess liability insurance for not less than $10,000,000 in the aggregate with respect to the Mortgaged Property and Borrower.
(v)    During the course of construction of Improvements, Borrower will obtain (1) commercial general liability insurance including contractual liability, in the amount of $1,000,000 primary and $10,000,000 excess liability in the aggregate (the policy shall provide coverage on an occurrence basis against claims for personal injury, bodily injury and death or property damage occurring on, in or about the Mortgaged Property and the adjoining streets, sidewalks and passageways). In addition, Borrower shall require all contractors and subcontractors, architects and engineers to provide appropriate insurance coverage); and (2) Builder’s risk completed value form insurance against “all risks” of physical loss, including collapse, water damage, flood, earthquake and transit coverage (coverage should be on a non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction) with deductibles approved by Lender). Borrower agrees to consult with Lender prior to commencing the construction of any Improvements and to comply with all reasonable special insurance requirements of Lender pertaining to any construction.

(B)    No policies shall contain any exclusion for terrorism, terrorist activities or similar activities defined under the Terrorism Risk Insurance Act of 2002 (“TRIA”) and will be endorsed to insure such risks. Notwithstanding the foregoing, should the cost of TRIA coverage and/or endorsements for the full replacement cost of the Mortgaged Property be greater than 10% of the premium for the applicable all risk property policy, then Borrower shall purchase the maximum terrorism insurance available for 10% of the then applicable all risk property insurance premium.
(C)    All insurance policies required pursuant to this Agreement shall be endorsed to provide that: (i) Lender, its successors, and/or assigns, is named as mortgagee with respect to the all risk property; as a loss payee with respect to all rent loss coverage; as additional named insured on all liability coverage, with the understanding that any obligation imposed upon the insureds (including the liability to pay premiums) shall be the sole obligation of Borrower and not of any other insured; (ii) the interests of Lender shall not be invalidated by any action or inaction of Borrower or any other Person, and such policies shall insure Lender regardless of any breach or violation by Borrower or any other Person of any warranties, declaration or conditions in such policies; (iii) the insurer under each such policy shall waive all rights of subrogation against Lender, any right to set‑off and counterclaim and any other right to deduction, whether by attachment or otherwise; (iv) such insurance shall be primary and without right of contribution of any other insurance carried by or on behalf of Lender with respect to its interest in the Mortgaged Property; (v) if such insurance is canceled for any reason whatsoever, including nonpayment of premium or, if any substantial modification, change or reduction is made in the coverage which affects the interests of Lender, such cancellation, modification, change or reduction in coverage shall not be effective as to Lender until thirty (30) days after receipt by Lender of written notice sent by registered mail from such insurer; (vi) any such insurance shall be endorsed to provide in as much as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and (vii) if required by Lender, such insurance shall contain “cut‑through” endorsements providing Lender with direct access to any re‑insurers.
(D)    Borrower shall deliver to Lender a copy of each insurance policy with further evidence of such insurance acceptable to Lender, together with a copy of the declaration page for each such policy. Renewal certificates should be provided no later than five (5) days prior to the expiration of each policy. Upon request of Lender, Borrower shall deliver a renewed policy or policies, or duplicate original or originals thereof, marked “premium paid,” or accompanied by such other evidence of payment satisfactory to Lender with standard non-contributory mortgagee clause in favor of and acceptable to Lender. Borrower shall comply promptly with and conform to (i) all provisions of each such insurance policy and (ii) all requirements of the insurers applicable to Borrower as respects use, occupancy, possession, operation, maintenance, alteration or repair of the Mortgaged Property. Borrower shall not use or permit the use of the Mortgaged Property in any manner that would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Agreement. No insurance policy may provide for assessments to be made against Lender or Lender’s servicer, if any. The insurance coverage required under this Section 5.4 may be effected under a blanket policy or policies covering the Mortgaged Property and other properties and assets not constituting a part of the Mortgaged Property; provided that any such blanket policy shall specify the portion of the total coverage of such policy that is allocated to the Mortgaged Property, and any sublimits in such blanket policy applicable to the Mortgaged Property, which amounts shall not be less than the amounts required pursuant to this Section 5.4 and which shall in any case comply in all other respects with all of the requirements of this Section 5.4. Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by any insurance requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Mortgaged Property pursuant to this Section 5.4. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that any insurance which Borrower shall cause any tenant to provide that shall otherwise be in compliance with all of the terms and conditions of this Section 5.4 shall satisfy Borrower’s obligations with respect thereto hereunder. Borrower shall cause each tenant to provide business interruption, products/completed operations and workers compensation coverage in amounts reasonably acceptable to Borrower to insure risks of each tenant’s business. Borrower will not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 5.4 unless such insurance complies with this Section 5.4. All insurance policies shall be in form, with endorsements, risk coverage, deductibles and amounts and maintained with companies approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed. Without limiting Lender’s ability to approve the aforementioned, an insurance company shall not be reasonably satisfactory unless such insurance company (a) has a rating of a least A with financial size of Class X or better as specified in Best’s Key Rating Guide, (b) is licensed or authorized to do business, as required under applicable law, in the State where the Mortgaged Property is located and (c) a claims-paying ability rating by S&P of not less than “A” and an equivalent rating by another Rating Agency. All insurance policies insuring against casualty, rent loss and other appropriate policies shall provide that no claims be paid thereunder without twenty (20) days’ advance written notice to Lender. Such notice may be given by Borrower. Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefore and all liability, if any, with respect thereto. If Borrower fails to provide to Lender the policies of insurance required by this Section 5.4 or any other Loan Documents, Lender may (but shall have no obligation to) procure such insurance or single-interest insurance for such risks covering Lender’s interest and Borrower will pay all premiums thereon within five (5) Business Days of written notice by Lender, and until such payment is made by Borrower, the amount of all such premiums shall bear interest at the Default Rate and shall constitute additions to the Obligations.
5.5    Tax Reserve and Insurance Reserve. Borrower shall deposit (or cause to be deposited) with Lender (or such agent of Lender as Lender may designate in writing to Borrower from time to time), monthly, on each Payment Date, 1/12th of the annual charges (as estimated by Lender) for all Impositions relating to the Mortgaged Property and all insurance premiums with respect to the insurance required pursuant to Section 5.4(A)(i)‑(iv). Borrower shall also deposit with Lender, simultaneously with such monthly deposits and/or on the Closing Date, a sum of money which, together with such monthly deposits, will be sufficient to make the payment of each such charge at least thirty (30) days prior to the date finally delinquent. Should such charges not be ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of Lender’s reasonable estimate. When the charges are fixed for the then current year or period, Borrower shall deposit any deficiency within fifteen (15) days following Lender’s written demand. Should an Event of Default occur and be continuing, the funds so deposited may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Obligations or any other charges affecting the Mortgaged Property as Lender in its sole and absolute discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. Borrower shall provide Lender with bills and all other documents necessary for the payment of the foregoing charges at least ten (10) days prior to the date on which each payment thereof shall first become delinquent. So long as (i) no Event of Default exists, (ii) Borrower has provided Lender with the foregoing bills and other documents in a timely manner, and (iii) sufficient funds are held by Lender for the payment of the Impositions and insurance premiums relating to the Mortgaged Property, as applicable, Lender shall pay said items or allow such funds to be used to pay said items or to reimburse Borrower for such items upon Lender’s receipt of reasonable evidence documenting Borrower’s payment of such items. All refunds of Impositions and insurance premiums shall be deposited into the applicable of the Tax Reserve Account or the Insurance Reserve Account.

5.6    Maintenance of Mortgaged Property. Borrower will maintain or cause the Mortgaged Property to be maintained in compliance with all Legal Requirements and in good repair, working order and condition and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Without regard as to whether Proceeds are made available to Borrower for such purposes, Borrower will promptly restore and repair all loss or damage occasioned by (i) any casualty which has occurred to at least the condition existing prior to any such casualty or (ii) any condemnation to an economically and structurally integrated unit. Borrower will prevent any act or thing which might materially impair the value or usefulness of the Mortgaged Property. Borrower will not commit or permit any waste of the Mortgaged Property or any part thereof.
5.7    Inspection; Lender Meeting. Borrower shall, upon request from Lender, permit (and cause to be permitted) Lender’s designated representatives to (a) visit, examine, audit, and inspect the Mortgaged Property, (b) examine, audit, inspect, copy, duplicate and abstract Borrower’s financial, accounting and other books and records, and (c) discuss Borrower’s and the Mortgaged Property’s affairs, finances and business with Borrower Representative’s officers, representatives, independent public accountants and agents (including the Manager). Lender acknowledges and agrees that any inspection or entry to the Mortgaged Property by Lender or Lender’s designated representatives shall be conducted (i) during Borrower’s normal business hours, (ii) in accordance with Borrower’s safety and security procedures then applicable to the Mortgaged Property in general and to the Secure Areas in particular that are, in each instance, in effect from time to time, (iii) at Borrower’s option, accompanied by an employee or representative of Borrower and/or Guarantor, (iv) in accordance with the confidentiality requirements of Section 11.12 and (v) in such a manner so as to minimize any disruption or interference with Borrower’s use or operation of the Mortgaged Property. Borrower shall cause its books and records to be maintained at Borrower’s principal offices located at c/o Lexicon Genetics Incorporated, 8800 Technology Forest Place, The Woodlands, Texas 77381‑1160. Borrower will not change its principal offices or the location where its books and records are kept without giving at least thirty (30) days’ advance notice to Lender. Borrower shall pay Lender’s costs and expenses incurred in connection with such audit if an Event of Default has occurred and is continuing or if any audit reveals any material discrepancy, in Lender’s reasonable judgment, in the financial information provided by Borrower. All audits, inspections and reports shall be made for the sole benefit of Lender. Neither Lender nor Lender’s auditors, inspectors, representatives, agents or contractors assumes any responsibility or liability (except to Lender) by reason of such audits, inspections or reports. Borrower will not rely upon any of such audits, inspections or reports. The performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of the Loan Documents. Neither Lender nor any other of Lender’s inspectors, representatives, agents or contractors, shall be responsible for any matters related to design or construction of the Improvements or any Construction. Borrower shall cooperate, from time to time, with Lender and use reasonable efforts to assist Lender in obtaining an appraisal of the Mortgaged Property. Such cooperation and assistance from Borrower shall include reasonable access to the Mortgaged Property and books and records pertaining to the Mortgaged Property for Lender and its appraiser. The appraiser performing any such appraisal shall be engaged by Lender. Borrower shall not be responsible for the expenses of any such appraisal, provided, however, Borrower shall pay the fees of such appraiser in connection with one appraisal of the Mortgaged Property during the term of the Loan and any such appraisal when conducted following the occurrence and during the continuation of an Event of Default. Borrower shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.
5.8    Environmental Compliance. Borrower shall: (a)  comply (or cause compliance) at all times with all applicable Environmental Laws, and (b) promptly take, or cause to be taken, any and all necessary remedial actions upon obtaining knowledge of the presence, storage, use, disposal, transportation, release or discharge of any Hazardous Materials on, under or about the Mortgaged Property which has a Material Adverse Effect or is in violation of any Environmental Laws. Borrower shall cause all remedial action with respect to Hazardous Material on, under or about the Mortgaged Property, to comply with all applicable Environmental Laws and the applicable policies, orders and directives of all federal, state and local Governmental Authorities. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any liability arising thereunder of, Borrower or related to the Mortgaged Property, Borrower shall, upon request from Lender, provide Lender with such reports, certificates, engineering studies and other written material or data as Lender may reasonably require to confirm compliance by Borrower and the Mortgaged Property with all applicable Environmental Laws. Borrower shall permit Lender, its authorized representatives, consultants or other Persons retained by Lender to enter upon, examine, test and inspect the Mortgaged Property with regard to compliance with Environmental Laws, the presence of Hazardous Materials and the environmental condition of the Mortgaged Property and properties adjacent to the Land. Such entry, examination, testing and inspecting and reporting shall be at the expense of Borrower if (x) an Event of Default has occurred or (y) Lender has reasonably determined that there may be a violation of Environmental Law or any liability arising under Environmental Law, which expense shall be paid by Borrower to Lender within five (5) Business Days of written notice by Lender.
5.9    Environmental Disclosure. Borrower shall immediately upon becoming aware thereof advise Lender in writing and in reasonable detail of: (1) any release, disposal or discharge of any Hazardous Material at the Mortgaged Property required to be reported to any federal, state or local governmental or regulatory agency under all applicable Environmental Laws; (2) any and all written communications sent or received by Borrower or its agents with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency; (3) any remedial action taken by Borrower or any other Person in response to any Hazardous Material on, under or about any real property owned, leased or operated by Borrower or the Mortgaged Property or its agents, the existence of which could result in an Environmental Claim; (4) the discovery by Borrower or its agents of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause such real property or any part thereof to be classified as “border-zone property” or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (5) any request for information from any Governmental Authority that indicates such Governmental Authority is investigating whether Borrower or another present or former occupant of the Mortgaged Property may be potentially responsible for a release, disposal or discharge of Hazardous Materials from any of the Mortgaged Property. Borrower shall promptly notify Lender of any proposed action to be taken by Borrower to commence any operations that could reasonably be expected to subject Borrower to additional laws, rules or regulations, including laws, rules and regulations requiring additional or amended environmental permits or licenses. Borrower shall, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section 5.9.
5.10    Compliance with Laws, Employee Benefit Plans and Contractual Obligations. Borrower will promptly and faithfully (A) comply and cause the Mortgaged Property to comply, in all material respects, with the requirements of all Legal Requirements and the orders and requirements of any Governmental Authority in all jurisdictions in which it is now doing business or may hereafter be doing business and of every board of fire underwriters or similar body exercising similar functions, (B) maintain all licenses, certificates of occupancy, permits and Proprietary Rights now held or hereafter acquired by it or with respect to which a Material Adverse Effect will result if same are not existing and held by Borrower and (C) perform, observe, comply and fulfill all of its obligations, covenants and conditions contained in the Loan Documents and the Material Contracts. Borrower shall: (i) promptly notify Lender of any claim made against Borrower that Borrower is in default under any Material Contract or that any other party is in default under any Material

Contract; (ii) not terminate, or permit termination of, any Material Contract, and (iii) not enter into, amend or modify any Material Contract without first obtaining the prior written approval of Lender. Except for the plans described in Schedule 4.10, Borrower is not a party to, and will not establish, any Employee Benefit Plan. Except for the plans described in Schedule 4.10, Borrower will not commence making contributions to (or obligate itself to make contributions to) any Employee Benefit Plan.
5.11    Further Assurances. Borrower shall, from time to time, at its sole cost and expense, execute and/or deliver, or cause execution and/or delivery of, such documents, agreements and reports, and perform such acts as Lender at any time may reasonably request to carry out the purposes and otherwise implement the terms and provisions provided for in the Loan Documents. Borrower shall execute any documents and take any other actions necessary to provide Lender with a first priority, perfected security interest in the Reserves and the other Collateral. Borrower shall, at Borrower’s sole cost and expense: (i) upon Lender’s request therefore given from time to time (but not more frequently than once per calendar year unless an Event of Default then exists) pay for (a) current reports of Uniform Commercial Code, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and Borrower Representative, (b) current good standing and existence certificates with respect to Borrower and Borrower Representative and (c) current searches of title to the Mortgaged Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender; and (ii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Reserve Account Collateral and the other Collateral at any time securing or intended to secure the Obligations, as Lender may require in Lender’s reasonable discretion. Borrower shall promptly execute, acknowledge, deliver, file or do, at its sole cost and expense, all acts, assignments, notices, agreements or other instruments as Lender may require in order to effectuate, assure, convey, secure, assign, transfer and convey unto Lender any of the rights granted by this Agreement and to more fully perfect and protect any assignment, pledge, lien and security interest confirmed or purported to be created under the Loan Documents or to enable Lender to exercise and enforce their rights and remedies hereunder, in respect of the Collateral.
5.12    Required Capital Improvements. Each of the capital improvement items listed on Exhibit E hereto (“Required Capital Improvements”) shall be completed by the applicable Required Completion Date.
5.13    [Intentionally Omitted.]
5.14    [Intentionally Omitted.]
5.15    [Intentionally Omitted.]
5.16    [Intentionally Omitted.]
5.17    [Intentionally Omitted.]
5.18    Management. Borrower shall provide competent, responsible management for the Mortgaged Property, which management, Lender acknowledges, is currently being provided, at no expense or cost to Borrower, by employees of Guarantor. In the event Borrower enters into a Management Agreement subsequent to the date hereof, the Manager and such Management Agreement must contain subordination and termination provisions and must be otherwise satisfactory to Lender. Borrower shall not enter into any management agreement or arrangement with any Person with respect to the management of the Mortgaged Property without Lender’s prior written consent. Borrower shall cause management subordination agreements in form and substance satisfactory to Lender to be executed by the Manager. Borrower shall not modify, amend or terminate any approved management agreement without Lender’s prior written consent.

Borrower shall provide Lender with written notice of the occurrence of any event of default or condition which with the giving of notice or passage of time, or both, would constitute an event of default under any Management Agreement or which would entitle the Manager to terminate the Management Agreement. Any Management Agreement entered into by Borrower shall be terminated by Borrower, at Lender’s request, upon thirty (30) days’ prior notice to Borrower (i) upon the occurrence of an Event of Default or (ii) if such Manager commits any act which would permit termination by Borrower under such Management Agreement. If a Manager is terminated pursuant hereto, Borrower shall immediately seek to appoint a replacement manager which is a Qualified Manager, and Borrower’s failure to appoint an acceptable Manager within thirty (30) days after Lender’s request of such Borrower to terminate the Management Agreement shall constitute an immediate Event of Default.
5.19    Construction Matters. Without limitation of Lender’s rights and Borrower’s Obliga-tions set forth elsewhere in the Loan Documents, Borrower shall: (1) cause the Restoration and all other Construction to proceed with reasonable diligence and continuously, with sufficient workers employed and sufficient materials supplied for that purpose so that the applicable Construction is substantially completed by the applicable Required Completion Date, or, if no Required Completion Date is applicable, as promptly as reasonably practicable or, in the case of Restoration, the Restoration is Substantially Completed prior to the Required Restoration Date; (2) cause all Construction to be performed in accordance with the applicable Plans and Specifications or plans and specifications for the work in question, in substantial conformity with the Legal Requirements, the requirements of all insurers and fire underwriters, and with the requirements set forth herein and in the other Loan Documents, in compliance with the Material Contracts and in a good, safe and workmanlike manner; (3) cause all materials acquired or furnished in connection with the Construction and Restoration to be new and stored under adequate safeguards to minimize the possibility of loss, theft, damage or commingling with other materials or projects; (4) utilize, or permit utilization of, only contractors approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed); (5) not permit the revision of Plans and Specifications without consent of Lender (not to be unreasonably withheld, conditioned or delayed); and (6) from time to time upon the reasonable request of Lender deliver to Lender such certificates and other documentation confirming the matters set forth in the preceding clauses (1) through (5). Promptly upon the giving or receipt of such notice, Borrower shall forward to Lender copies of all material written notices given or received by, or on behalf of, Borrower with respect to the Construction to or from: (x) Contractor or any subcontractor or material supplier, or any of the design professionals (including notices relating to any nonconforming construction, any refusal or inability to pay or perform pursuant to the terms of any contract or other agreement or any delay, default or change order) or (y) any claim of default, or relating to any work stoppage, notice of violation or cease and desist order, stop order, construction liens, strike, claim, litigation, damage, loss or any other materially adverse condition, circumstance or event. Borrower shall pay and discharge or cause to be paid and discharged promptly all payments due for labor, materials and supplies unless the same shall be contested by Borrower in accordance with Section 5.3(B). Borrower shall make available for inspection at all times by Lender and its representatives copies of all contracts for Construction and, to the extent available to or reasonably obtained by Borrower, entered into by Contractor and design professionals relating to the Construction. Within ninety (90) days after Substantial Completion of applicable Construction activities, Borrower shall (i) complete, or cause to be completed, all Punch-List Items, (ii) deliver to Lender two (2) copies of the as‑built Plans and Specifications and such other as‑built surveys and plans and specifications as Lender may reasonably require and (iii) obtain all final permits and approvals required for the normal use and occupancy of the Improvements in question (including a permanent certificate of occupancy if required for occupancy under applicable laws or its equivalent for the Improvements in question, to the extent available) provided, however, to the extent that applicable Legal Requirements require satisfaction of items (i), (ii) or (iii) prior to the expiration of such ninety (90)-day period, the date such items must be satisfied prior to the date satisfaction is required pursuant to the applicable Legal Requirements.

SECTION 6
ACCOUNTS/CASH MANAGEMENT
6.1    Establishment of Accounts.
(A)    Accounts. Borrower and Lender confirm that Lender has established, and agrees that Borrower and Lender shall maintain at Bank, the following segregated securities accounts (each a “Reserve Account” and, collective the “Reserve Accounts”) shall be maintained by Borrower with Bank:
(i)    Account No. _____, captioned “Lex-Gen Woodlands, L.P./iStar Financial Inc./Tax Reserve” for the retention of collateral in respect of insurance premiums for the Mortgaged Property as provided in Section 5.5 (the “Insurance Reserve Account”); and
(ii)    Account No. ____, captioned “Lex-Gen Woodlands, L.P./iStar Financial Inc./Tax Reserve” for the retention of collateral for the payment of Impositions for the Mortgaged Property as provided in Section 5.5 (“Tax Reserve Account”).
(B)    Type and Control of Accounts. Borrower represents, warrants, covenants and agrees that (A) each of the Reserve Accounts are and shall be maintained as a “securities account” (as in Section 8‑501(a) of the UCC); (B) Lender is entitled to exercise the rights that comprise any financial asset credited to such Reserve Accounts; (C) Borrower shall have no right to give entitlement orders with respect to such Reserve Accounts and, except as provided in this Agreement, no Reserve Account Collateral shall be released to Borrower from such Reserve Accounts; and (D) all securities or other property underlying any financial assets credited to the Reserve Accounts shall be registered in the name of Bank or indorsed to Bank or in blank and in no case will any financial asset credited to the Reserve Accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower.
(C)    Eligible Accounts. Each of the Reserve Accounts shall be an Eligible Account.
(D)    Cash Management Agreement. Borrower agrees that: (i) the Reserve Accounts shall be maintained in accordance with the terms hereof and of the Cash Management Agreement; and (ii) prior to the indefeasible re‑payment in full of the Loan and indefeasible satisfaction of the Obligations, the Cash Management Agreement shall not be amended, supplemented or modified without the prior written consent of Lender, which consent Lender may grant or withhold in its sole and absolute discretion.
(E)    No Other Accounts. Borrower represents and warrants that there are no deposit, securities or similar Accounts other than the Reserve Accounts maintained by Borrower or any other Person with respect to the collection of Gross Revenues. Borrower agrees that, until the Loan is indefeasibly re‑paid in full and the indefeasible satisfaction of the Obligations neither Borrower nor any other Person shall open any Accounts for the collection or holding of Gross Revenues, except for the Reserve Accounts. The foregoing shall not prohibit Borrower from (i) utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to Section 6.3 of this Agreement or (ii) maintaining a separate bank account for the collection of Rents under the Guarantor Lease. Borrower covenants and agrees that it will not pledge, or create or permit to exist any security interest in, the foregoing accounts.
(F)    Miscellaneous Account Provisions. The Reserve Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Interest accruing on the Reserve Accounts, if any, shall be periodically added to the principal amount of the applicable Reserve Account and shall be held, disbursed and applied in accordance with the provisions of this Agreement. All statements relating to the Reserve Accounts shall be issued simultaneously by Bank to Lender and Borrower.

Borrower shall be the beneficial owner of the Reserve Accounts for federal and state income tax purposes and shall report all income on the Reserve Accounts.
6.2    Deposits into Accounts.
(A)    Initial Deposits. On the Closing Date, Borrower agrees, represents and warrants that it has deposited or caused to be deposited the following amounts into the Accounts: (i) $156,000 into the Insurance Reserve Account; and (ii) $590,000.00 into the Tax Reserve Account.
(B)    Continuing Deposits. Borrower agrees to deposit on each Payment Date funds in the following amounts:
(i)    funds in an amount equal to the deposit for insurance premiums due under Section 5.5 on the applicable Payment Date shall be deposited into the Insurance Reserve Account; and
(ii)    funds in an amount equal to the deposit for Impositions due under Section 5.5 on the applicable Payment Date shall be deposited into the Tax Reserve Account.
6.3    Payments from Reserve Accounts.
(A)    No Event of Default. Borrower hereby irrevocably authorizes Lender to withdraw, and, Lender shall withdraw or re‑allocate, the following payments or allocations, as applicable, from the applicable Reserve Accounts to the extent of the monies on deposit in the applicable Reserve Account if no Event of Default exists:
(i)    funds from the Tax Reserve Account and Insurance Reserve Account sufficient to pay (A) Impositions and (B) insurance premiums for the insurance required to be maintained pursuant to the terms of the Agreement, on the due date therefore, and pay such funds to the Governmental Authority or insurance company having the right to receive such funds, provided, that Lender shall only be required to make such payments if Borrower has delivered to Lender an Officer’s Certificate identifying (1) the amount of such required payments, (2) the due date of such payments and (3) the person entitled to receive such payments, at least five (5) Business Days prior to the due date thereof, provided further, if Borrower shall have paid Impositions or insurance proceeds directly, the funds will be paid to Borrower in reimbursement thereof provided no Event of Default exists and Borrower provides evidence reasonably satisfactory to Lender of payment of the item in question.
(B)    Event of Default Exists. If an Event of Default exists, Borrower hereby irrevocably authorizes Lender to make any and all withdrawals from and transfers between any Reserve Account, as Lender shall determine in Lender’s sole and absolute discretion.
6.4    Accounts. Borrower shall not, without the prior written consent of Lender, change the account location of any Reserve Account and, as a condition precedent to any such change, the bank to which Borrower proposes to relocate such Reserve Account shall have executed an appropriate acknowledgment letter, in accordance with the provisions set forth above. With respect to the Reserve Account Collateral, Lender shall not be liable for any acts, omissions, errors in judgment or mistakes of fact or law, except for those arising as a result of Lender’s investment of such Reserve Account Collateral in other than Permitted Investments or from gross negligence or willful misconduct. Funds in the Borrower Account shall (a) be used only to pay Expenses related to the Mortgaged Property prior to any distributions by Borrower and (b) not be disbursed in violation of any provision of this Agreement.

6.5    Creation of Security Interest in Accounts. Borrower hereby pledges, transfers and assigns to Lender, and grants to Lender, as additional security for the Obligations, a continuing perfected first priority security interest in and to, and a first lien upon: (i) the Reserve Accounts and all amounts which may from time to time be on deposit in each of the Reserve Accounts; (ii) all of Borrower’s right, title and interest in and to all cash, property or rights transferred to or deposited in each of the Reserve Accounts from time to time; (iii) all certificates and instruments, if any, from time to time representing or evidencing any such Reserve Account or any amount on deposit in any thereof, or any value received as a consequence of possession thereof, including all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Reserve Accounts; (iv) all monies, chattel paper, checks, notes, bills of exchange, negotiable instruments, documents of title, money orders, commercial paper, and other security instruments, documents, deposits and credits from time to time in the possession of Lender representing or evidencing such Reserve Accounts; (v) all other property, held in, credited to, or constituting part of any of the Reserve Accounts; (vi) all earnings and investments held in any Reserve Account in accordance with this Agreement; and (vii) to the extent not described above, any and all proceeds of the foregoing, (collectively, the “Reserve Account Collateral”). This Agreement and the pledge, assignment and grant of security interest made hereby secures payment of all Obligations in accordance with the provisions set forth herein. This Agreement shall be deemed a security agreement within the meaning of the Uniform Commercial Code.
6.6    Certain Matters Regarding Lender following an Event of Default. Borrower agrees that the Bank shall pay over to Lender all amounts deposited in the Reserve Accounts on demand, without notice to Borrower, if, in making such demand, Lender shall give notice, in writing, signed by Lender or an authorized agent thereof, that an Event of Default exists. Lender may exercise in respect of the Reserve Account Collateral all rights and remedies available to Lender hereunder or under the other Loan Documents, or otherwise available at law or in equity. If an Event of Default exists, Lender may exercise in respect of the Reserve Account Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Uniform Commercial Code then in effect in the applicable jurisdiction. Without limiting the generality of the foregoing, Borrower agree(s) that, upon the occurrence and during the continuance of an Event of Default, it will have no further right to request or otherwise require Lender to disburse funds from any Account in accordance with the terms of this Agreement, it being agreed that Lender may, at its option, (i) direct the Bank to continue to hold the funds in the Reserve Accounts, (ii) continue, from time to time, to apply all or any portion of the funds held in the Reserve Accounts to any payment(s) which such funds could have been applied to prior to such Event of Default (or to pay Expenses directly), to the extent and in such order and manner as Lender in its sole discretion may determine, and/or (iii) direct the Bank to disburse all or any portion of the funds held in the Reserve Accounts or other Reserve Account Collateral then or thereafter held by the Bank to Lender, in which event Lender may apply the funds held in the Reserve Accounts or other Reserve Account Collateral to the Obligations, in any order and in such manner as Lender may determine in its sole discretion. If an Event of Default exists, Lender may, at any time or from time to time: (1) collect, appropriate, redeem, realize upon or otherwise enforce its rights with respect to the Reserve Account Collateral, or any part thereof, without notice to any Borrower and without the need to institute any legal action, make demand to or upon any Borrower or any other Person, exhaust any other remedies or otherwise proceed to enforce its rights; (2) execute (in the name, place and stead of Borrower) any endorsements, assignments or other instruments of conveyance which may be required for the withdrawal and negotiation of the Reserve Account Collateral; and/or (3) exercise all other rights and remedies available to Lender hereunder and under any of the other Loan Documents. Notwithstanding anything to the contrary contained herein: (w) Borrower shall remain liable under the Loan Documents to the extent set forth herein and therein to perform all of its respective obligations thereunder, to the same extent as if this Agreement had not been executed; (x) the exercise by Lender of any of its rights hereunder shall not release Borrower from its obligations under any of the Loan

Documents, nor shall it constitute an election of remedies by Lender or a waiver by Lender of any of its rights and remedies under the Loan Documents; (y) except as expressly set forth in this Agreement or in any of the other Loan Documents, Lender shall not have any obligation or liability by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower hereunder or to take any action, in each case, to collect or enforce any claim for payment assigned hereunder; and (z) Lender shall not have to resort to using the Reserve Account Collateral before making demand upon or bringing an action against Borrower under any Loan Document under any guaranty given in connection with the Loan. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Agreement or the other Loan Documents. The remedies provided in this Agreement, the Note and the other Loan Documents are cumulative and not exclusive of any remedies provided at law or in equity.
6.7    Representations and Warranties Regarding Reserve Account Collateral. In addition to any representations or warranties contained in this Agreement, Borrower represents and warrants as follows: (a) Borrower is the legal and beneficial owner of the Reserve Account Collateral, respectively, free and clear of any Liens, except for the Liens in favor of Lender created by this Agreement and the other Loan Documents; (b) upon execution by Borrower of this Agreement, the pledge and assignment of the Reserve Account Collateral pursuant to this Agreement will create a valid, first priority security interest in the such Reserve Account Collateral, securing the payment and performance of the Obligations; and (c) Borrower is not a party to any credit agreement or other borrowing facility including, but not limited to, a line of credit or overdraft line, with the Bank.
6.8    Covenants Regarding Reserve Account Collateral. Borrower will not, without the prior consent of Lender, (a) sell, assign (by operation of law or otherwise), pledge, or grant any option with respect to, any of the Gross Revenues or any interest in the Reserve Account Collateral or (b) create or permit to exist any assignment, lien, security interest, option or other charge or encumbrance upon or with respect to any Gross Revenues or any Reserve Account Collateral, except for the Liens in favor of Lender under this Agreement and the other Loan Documents. Borrower will give Lender not less than thirty (30) days’ prior written notice of any change in the address of its chief executive office or its principal office. Borrower agrees that all records of Borrower with respect to the Reserve Account Collateral will be kept at Borrower’s principal office and will not be removed from such addresses without the prior written consent of Lender. Borrower will not make or consent to any amendment or other modification or waiver with respect to any Reserve Account Collateral, or enter into any agreement, or permit to exist any restriction, with respect to any Reserve Account Collateral. Borrower will, at its expense, defend Lender’s right, title and security interest in and to the Reserve Account Collateral against the claims of any Person. Borrower will not take any action which would in any manner impair the enforceability of this Agreement or the security interests created hereby. Borrower will not enter into any credit agreement or other borrowing facility including a line of credit or overdraft line, with Bank. Nothing contained in this Section 6 shall impair or otherwise limit Borrower’s obligations to timely make the payments (including interest and principal) required by the Note and the other Loan Documents, it being understood that such payments shall be so timely made in accordance with the Loan Documents, regardless of the amounts on deposit in any Account. Lender may, from time to time, at its sole option, perform any act which Borrower agrees hereunder to perform which Borrower shall fail to perform after being requested in writing to so perform and Lender may from time to time take any other action which Lender deems necessary for the maintenance, preservation or protection of any of the rights granted to Lender hereunder. With respect to the powers conferred on Lender hereunder, Lender shall not have any duty as to the Accounts or the other Reserve Account Collateral, or any responsibility for (i) ascertaining or taking action with respect to any matters relative to the Accounts or the other Reserve Account Collateral, whether or not Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to the Accounts or the other Reserve Account Collateral.
6.9    Cash Management Fees. All fees, costs and expenses associated with the Cash Management Agreement and Reserve Account Collateral shall be paid by Borrower when due.
SECTION 7
NEGATIVE COVENANTS
Borrower covenants and agrees that from the date hereof and so long as this Agreement shall remain in effect or the Note remains outstanding, Borrower shall comply with all covenants and agreements in this Section 7.
7.1    Indebtedness. Borrower will not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except Permitted Indebtedness.
7.2    Liens and Related Matters. Borrower will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Mortgaged Property or other Collateral whether now owned or hereafter acquired, or any income or profits therefrom, except the Liens in favor of Lender under this Agreement and the Permitted Encumbrances. Borrower shall have the right to contest any such Lien securing Claims in accordance with Section 5.3(B), except by their own terms or in accordance with a specific termination right granted thereunder.
7.3    Material Rights. Without Lender’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not (a) amend, modify or waive the performance of material obligations with regard to the Material Contracts or Proprietary Rights, (b) request a waiver or consent from, any party to, or issuer of any of the Material Contracts or Proprietary Rights or (c) terminate or permit termination of any Material Contracts or Proprietary Rights.
7.4    Restriction on Fundamental Changes. Neither Borrower nor Borrower Representative will: (1) amend, modify or waive in any material respect any term or provision of its Organizational Documents, (2) liquidate, wind‑up or dissolve itself (or suffer any liquidation or dissolution); or (3) acquire by purchase or otherwise all or any part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person. Neither Borrower nor Borrower Representative will issue, sell, assign, pledge, convey, dispose or otherwise encumber any partnership, stock, membership, beneficial or other ownership interests or grant any options, warrants, purchase rights or other similar agreements or understandings with respect thereto. Borrower will not establish any Subsidiaries. Borrower will not make any Investments in any other Person.
7.5    Restriction on Leases. Except for the Guarantor Lease and as set forth below, Borrower shall not hereafter enter into any Lease or other rental or occupancy arrangement or concession agreement with respect to the Mortgaged Property or any portion thereof or otherwise permit any occupancy of the Mortgaged Property other than by Guarantor. Borrower shall not modify, amend or terminate any Lease, give any consents, waive any obligations under any leases or release any tenant of any Lease, without, in each instance, Lender’s consent, such consent not to be unreasonably withheld, conditioned or delayed. Borrower shall perform and comply, in all material respects, with all of the landlord’s obligations under each Lease and shall not suffer or permit any material breach or default on the part of the landlord to occur thereunder. In addition to the Guarantor Lease, Guarantor shall have the right to enter into subleases with third parties for occupancy of the Improvements without Lender’s consent, provided that (i) any such sublease shall be subject and subordinate to the Liens in favor of Lender under this Agreement and (ii) all subleases, in the aggregate, shall be for (1) less than 50% of the leasable space of any single building and (2) less than 30% of the aggregate leasable improved space for the Mortgaged Property. Borrower shall provide Lender with written notice of any such permitted sublease prior to Guarantor entering into any such sublease. In no event will Borrower enter into any Capital Leases.
7.6    Transactions with Affiliates. Except for the Guarantor Lease, Borrower shall not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any director, officer, employee or Affiliate of Borrower, Borrower Representative or Guarantor, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, director, officer or employee of Borrower. Each such agreement with any Affiliate, director, officer or employee of Borrower shall provide that the same may be terminated by Lender at its option if an Event of Default exists. Other than pursuant to the Management Agreement approved by Lender, Borrower shall not pay any management, consulting, director or similar fees to any director, officer, employee or Affiliate of Borrower or Guarantor.
7.7    Management Fees and Compensation; Contracts. Borrower will not enter into or become obligated under any management (property and asset), brokerage or other such similar agreement, whether with an Affiliate or any other Person, with respect to the Mortgaged Property, without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and unless the same may be terminated, without cause and without payment of a penalty or fee, on not more than thirty (30) days’ prior written notice. In no event will Borrower pay a management fee in excess of the then prevailing market rates.
7.8    Conduct of Business. From and after the Closing Date, Borrower will not engage in any business other than the ownership and operation of the Mortgaged Property. Borrower shall not use the Mortgaged Property or any part thereof, or allow the same to be used or occupied, for any purpose other than for the purposes of an office, laboratory, vivarium or other facility for similar use and related amenities, or for any unlawful purpose, or in violation of any Legal Requirement. Borrower will not suffer any act to be done or any condition to exist on the Mortgaged Property or any part thereof or any article to be brought thereon, which may be dangerous (unless safeguarded as required by Legal Requirement) or which may constitute a nuisance, public or private, or which may void or make voidable any insurance then in force with respect thereto. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision (or analogous document) will be recorded with respect to the Mortgaged Property without Lender’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Mortgaged Property shall not be converted to the condominium or “cooperative” form of ownership. Borrower will not initiate or consent to any change in the zoning of the Mortgaged Property. Borrower shall at all times maintain good and indefeasible fee title to the Mortgaged Property free and clear of any encumbrances other than the Liens in favor of Lender under the Loan Documents and the Permitted Encumbrances. Borrower shall not change its fiscal year without giving advance notice thereof to Lender.
7.9    Use of Lender’s Name. Borrower shall not use the names of Lender or any of Lender’s Subsidiaries or Affiliates in connection with the development, marketing, leasing, use and operation of the Mortgaged Property. Borrower shall not disclose or permit any Subsidiary of Guarantor or Borrower, or any officer, director, partner, manager, member or employee of Borrower to disclose any of the terms and conditions of the Loan to any Person except (a) to the extent disclosed in the Mortgage and the Financing Statements, (b) to the extent such disclosure is required pursuant to the Loan Documents or applicable legal process, (c) to the extent, and only to the extent, such disclosure is required pursuant to Guarantor’s reporting requirements under the Exchange Act, (d) to the extent the content of such disclosure is already generally available to the public, or (e) to the extent Lender consents to such disclosure.
7.10    Compliance with ERISA. Borrower shall not adopt, modify or terminate any Employee Benefit Plans except as described in Schedule 4.10. Borrower shall not fail to maintain and operate each existing Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof. Borrower shall not engage in any transaction which would cause the Obligations or any action taken or to be taken under this Agreement or the other Loan Documents or otherwise (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under ERISA. Borrower shall not become an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Borrower shall not permit its assets to be plan assets.
7.11    Due on Sale or Encumbrance. Without Lender’s consent, which consent may be given or withheld in the sole discretion of Lender, neither Borrower nor any other Person directly or indirectly holding any direct or indirect legal, beneficial, equitable or other interest in Borrower (at each and every tier or level of ownership) shall, or permit other Persons to, Transfer (whether or not for consideration or of record) all or any portion of the Mortgaged Property or any direct or indirect legal, equitable, beneficial or other interest (1) in all or any portion of the Mortgaged Property; (2) in Borrower; or (3) at each and every tier or level of ownership, in Borrower’s direct or indirect partners, members, shareholders, beneficial or constituent owners including Guarantor, Borrower Representative, any owners of Borrower Representative (or the direct or indirect owners of any direct or indirect interests in any such constituent owners), including (a) an installment sales agreement for a price to be paid in installments; (b) except as otherwise permitted pursuant to Section 7.5, any Leases or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (c) any direct or indirect voluntary or involuntary sale of any ownership interest in Borrower or other Person directly or indirectly owning any direct or indirect interest in Borrower; (d) the creation, issuance or redemption of direct or indirect ownership interests by Borrower or any Person owning a direct or indirect interest in Borrower (at each every tier or level of ownership); (e) any merger, consolidation, dissolution or liquidation; and (f) without limitation of any of the foregoing, any direct or indirect voluntary or involuntary Transfer by any Person which indirectly controls Borrower (by operation of law or otherwise) of its direct or indirect controlling interests in Borrower. Notwithstanding the foregoing, the following shall not be deemed to be prohibited under this Section 7.11: (i) a Transfer of an indirect ownership interest in Borrower, by the current owner thereof to a wholly-owned subsidiary of Guarantor and (ii) Transfers of ownership interests in a Person whose stock is publicly traded, so long as (x) no such transfers described in parts (i) and (ii) of this sentence result in any Person or Group acquiring, directly or indirectly, more than a forty-nine percent (49%) direct or indirect interest in Borrower (if such Person or Group did not prior to the Transfer, own at least forty-nine percent (49%) of the direct or indirect ownership interests in Borrower), unless such Person or Group acquiring, directly or indirectly, more than a forty-nine percent (49%) direct or indirect interest in Borrower has a Credit Rating of “Baa2” or higher from Moody’s or “BBB” or higher from S&P, or, as applicable, an equivalent rating from another Rating Agency, or, if such Person or Group is not rated by a Rating Agency, has (A) a Net Worth of $1,000,000,000 or more, (B) an EBITDA Interest Coverage of 6.0 or greater and (C) a Total Debt/Capitalization no greater than 40%, and (y) no Change in Control occurs by virtue of such Transfers (other than pursuant to clause (ii) of the definition of “Change of Control”). Notwithstanding the foregoing, Borrower may sell Inventory in the ordinary course of business and transfer or dispose of tangible personal property to Persons that are not Borrower’s Affiliates, which tangible personal property is immediately replaced by an article of equivalent suitability and value or which is no longer necessary in connection with the operation of the Mortgaged Property provided that such transfer or disposal will (i) not have a Material Adverse Effect; (ii) not materially impair the utility of the Mortgaged Property, and (iii) not result in a reduction or abatement of, or right of offset against, the Gross Revenues payable under any Lease or otherwise, and provided that any tangible personal property acquired by Borrower (and not so disposed of) shall be subject to the Lien of the Mortgage. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and Guarantor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan and will continue to rely on such ownership of the Mortgaged Property and Borrower and Guarantor as a means of maintaining the value of the Mortgaged Property as security for repayment of the Loan and the performance of the other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Borrower default in the repayment of the Loan or the performance of the other Obligations, Lender can recover the Loan by a sale of the Mortgaged Property. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Loan immediately due and payable upon any Default under this Section 7.11.
7.12    Payments; Distributions. Except for payments of management fees otherwise permitted to be paid to Manager under this Agreement pursuant to a Management Agreement approved by Lender at a time when no Event of Default exists, Borrower shall not pay any distributions, dividends or other payments or return any capital to any of its respective partners, members, owners or shareholders or any other Affiliate or make any distribution of assets, rights, options, obligations or securities to any of its respective partners, members, shareholders or owners or any other Affiliate (individually, or collectively, a “Distribution”) unless (a) on the date of the proposed Distribution, and after giving effect to the subsequent Distribution, no Default or Event of Default exists; (b) funds are not then required to be deposited into any Reserves; (c) Borrower is not “insolvent” (as defined in the Bankruptcy Code) and will not be rendered insolvent by virtue of such Distribution; (d) Borrower shall deliver, at least ten (10) days in advance of the proposed Distribution, to Lender, an Officer’s Certificate executed by the chief financial officer or similar officer of Borrower, stating that the foregoing conditions (a), (b) and (c) have been satisfied.
7.13    Single Purpose Bankruptcy Remote Entities. Borrower hereby represents, warrants, agrees and covenants that Borrower and Borrower Representative have, at all times, from their formation, been, and, at all times will be, a Special Purpose Bankruptcy Remote Entity. Neither Borrower nor Borrower Representative will, directly or indirectly, make any change, amendment or modification to its Organizational Documents or otherwise take any action which could result in Borrower or Borrower Representative not being a Special Purpose Bankruptcy Remote Entity.
7.14    Alterations. Borrower shall not alter, remove or demolish or permit the alteration, removal or demolition of, any Improvement except as the same may be necessary in connection with (i) a Restoration in connection with a taking or casualty in accordance with the terms and conditions of the Agreement, (ii) Required Capital Improvements in accordance with the terms and conditions of the Agreement and (iii) other Alterations permitted in accordance with the terms and conditions of this Section 7.14. If no Event of Default exists, Borrower may undertake any alteration, improvement, demolition or removal of Improvements or any portion thereof (any such alteration, improvement, demolition or removal, an “Alteration”) so long as (1) Borrower provides Lender with at least thirty (30) days’ prior notice of any such Alteration, (2) such Alteration is undertaken in accordance with the applicable provisions of this Agreement, is not prohibited by, and is in full compliance with, and does not violate, any Material Contracts or Legal Requirements and does not, during Construction and upon completion, have a Material Adverse Effect, (3) Borrower provides Lender with evidence, satisfactory to Lender, that Borrower has sufficient funds to complete and pay all of the costs of the Alterations, (4) such Alteration does not eliminate or materially modify any amenity (e.g., health club) available to tenants and their employees or customers, (5) such Alteration is in the nature of (x) Required Capital Improvements permitted under this Agreement, (y) a Restoration required or permitted under the Agreement or (z) if not in the nature of the Alterations contemplated by (x) or (y), such Alteration has been consented to by Lender (such consent will not be unreasonably withheld, conditioned or delayed in the case of Alterations the cost of which, as estimated by Lender, does not exceed $50,000) and (6) prior to commencement and from time to time upon request from Lender, Borrower delivers an Officer’s Certificate certifying that conditions (1)-(5), inclusive, have been satisfied. Any Alteration shall, unless Lender otherwise approves or the Agreement otherwise provides, be conducted under the supervision of an independent architect approved by Lender (an “Independent Architect”). No Alteration shall be undertaken until Lender has approved plans and specifications and cost estimates for the Alterations, prepared by such Independent Architect or another Person approved by Lender, such approvals not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything contained in this Section 7.14 to the contrary, Borrower shall have the right to make non-structural Alterations to the Improvements, the cost of which does not exceed $500,000 per Alteration, without Lender’s consent and without complying with clauses (3)-(5) set forth above; provided, however, that Borrower shall provide Lender with prior written notice at least ten (10) days prior to commencing such Alteration and prior to commencing any permitted Alteration, Borrower shall have delivered to Lender a copy of the proposed plans and specifications for such Alteration.
SECTION 8
CASUALTY AND CONDEMNATION
8.1    Restoration Following Casualty or Condemnation. After the happening of any casualty or condemnation to the Mortgaged Property or any part thereof, Borrower shall give prompt notice thereof to Lender.
(a)    In the event of any damage or destruction of all or any part of the Mortgaged Property, all Proceeds shall be payable to Lender. Borrower hereby authorizes and directs any affected insurance company or condemning Governmental Authority or other Persons to make payment of such proceeds directly to Lender. Borrower shall obtain Lender’s approval prior to any settlement, adjustment or compromise of any claims for loss, damage or destruction under any policy or policies of insurance or with respect to any condemnation, and Lender shall have the right to participate with Borrower in negotiation of any such settlement, adjustment or compromise provided, however, Borrower shall be permitted, so long as no Event of Default exists, to settle insurance claims of $250,000 or less without Lender’s approval (but with reasonable advance notice to Lender) and utilize any such funds for Restoration. Lender shall also have the right to appear with Borrower in any action against an insurer based on a claim for loss, damage or destruction under any policy or policies of insurance.
(b)    All compensation, proceeds, damages, claims, insurance recoveries, rights of action and payments which Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property or any part thereof as a result of any casualty or condemnation, except as set forth below in this Section 8.1 (the “Proceeds”), shall be paid over to Lender and shall be held in an escrow account with an Acceptable Financial Institution. The Proceeds shall be applied first toward reimbursement of all costs and expenses of Lender in connection with recovery of the same, and then, except as set forth below in this Section 8.1, shall be applied in the sole and absolute discretion of Lender, without regard to the adequacy of Lender’s security hereunder, to the payment or prepayment of the Obligations in such order as Lender may determine, and any amounts so applied shall reduce the Obligations pro tanto (without any Prepayment Premium due in connection therewith). Any application of the Proceeds or any portion thereof to the Obligations shall not be construed to cure or waive any Default or Event of Default or invalidate any act done pursuant to any such Default or Event of Default.

(c)    Subject to the other provisions of this Section 8.1, and provided that (i) all Proceeds have been deposited with an Acceptable Financial Institution; (ii) no Event of Default shall exist; (iii) a Total Loss with respect to the Property shall not have occurred; (iv) the Restoration is capable, as reasonably determined by Lender, of being completed before the earlier (the “Required Restoration Date”) to occur of (x) the date which is six (6) months prior to the Maturity Date, (y) the date on which the insurance carried by Borrower pursuant to Section 5.4(a)(ii), with respect to the Mortgaged Property shall expire and (z) eighteen (18) months after the occurrence of the casualty or condemnation in question; (v) Lender shall have been furnished with an estimate of the cost of restoration accompanied by an architect’s certificate as to such costs and appropriate final plans and specifications for reconstruction of the Improvements, all of which shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed; (vi) the Improvements so restored or rebuilt shall be of at least equal value and substantially the same character as prior to the damage or destruction and appropriate for the purposes for which they were originally erected (and, if requested by Lender, Borrower will furnish, at its expense, an appraisal confirming such valuation); (vii) Borrower shall have furnished Lender with evidence reasonably satisfactory to Lender that all Improvements so restored and/or reconstructed and their use fully comply with all applicable zoning, building laws, ordinances and regulations and other Legal Requirements and that all required licenses and approvals required for use, operation and occupancy of the Improvements can be obtained, to the extent available; (viii) if the estimated cost of restoration exceeds the Proceeds available, Borrower shall have deposited with Lender such sums or other security as may be necessary, in Lender’s reasonable judgment, to pay such excess costs and (ix) Lender shall have received notice within thirty (30) days of the fire or other hazard or of the condemnation proceedings specifying the date of such fire or other hazard or the date the notice of condemnation proceedings was received and the request to Lender to make said Proceeds available to Borrower; then the Proceeds, less the actual costs, fees and expenses, if any, incurred in connection with adjustment of loss and Lender’s reasonable administrative expenses relating to such loss and the disbursement of the Proceeds shall be made available by Lender to the payment of all the costs of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the “Restoration”), and shall be paid out from time to time as such Restoration progresses upon the request of Borrower if the work for which payment is requested has been done in a good and workmanlike manner, in compliance with applicable Legal Requirements and substantially in accordance with the plans and specifications therefor. Each request by Borrower for disbursement of Proceeds shall (unless Lender otherwise elects, in its sole discretion, with respect to a Restoration estimated by Lender to cost $100,000 or less to complete, to waive any of the following requirements) be accompanied by the required Lien Waivers, a Request for Release, and, to the extent not subsumed within a Request for Release, the following:
(1)    A certificate signed by Borrower, dated not more than thirty (30) days prior to such request, setting forth the following: (A) That the sum then requested either has been paid, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified or have paid for the same, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof (together with supporting statements and invoices for the same), that no part of such expenditures has been or is being made the basis of any previous or then pending request for the withdrawal of Proceeds or has been made out of any of the Proceeds received by Borrower, and that the sum then requested does not exceed the value of the services and materials described in the certificate; and (B) That the costs, as estimated by the persons signing such certificate, of the Restoration required to be done subsequent to the date of such certificate in order to complete and pay for the same, do not exceed the Proceeds, plus any amount or security approved by Lender and deposited with such Acceptable Financial Institution by Borrower to defray such costs and remaining in the hands of Lender after payment of the sum requested in such certificate.
(2)    A title insurance report or other evidence satisfactory to Lender to the effect that there has not been filed with respect to the Mortgaged Property, or any part thereof, any vendor’s, contractor’s, mechanics’, laborer’s, materialmen’s or other Lien which has not been discharged of record or bonded or insured over, except such as will be disbursed by payment of the amount then requested.
(3)    A certificate signed by the Independent Architect and/or engineer in charge of the Restoration, who shall be selected by Borrower and approved in writing by Lender, certifying that the Restoration is proceeding in accordance with the plans and specifications approved by Lender and in accordance with all zoning, subdivision and other Legal Requirements. Upon compliance with the foregoing provisions, Lender shall, out of Proceeds (and the amount of security approved by Lender, if any, deposited by Borrower to defray the costs of the Restoration), pay or cause to be paid to Borrower or the Persons named (pursuant to clause (1)(A) above) in such certificate the respective amounts stated therein to have been paid by Borrower or to be due to them, as the case may be.
(d)    If the Proceeds at the time held by the Acceptable Financial Institution, less the actual costs, fees and expenses, if any, incurred in connection with the adjustment of the loss and Lender’s administrative expenses relating to such loss and the disbursement of the Proceeds, shall be, in Lender’s reasonable judgment, insufficient to pay the entire cost of the Restoration, Borrower shall deposit with such Acceptable Financial Institution any such deficiency prior to disbursement of any additional portion of the Proceeds. Lender shall at all times have a perfected security interest on all Proceeds and other amounts held by such Acceptable Financial Institution pursuant to this Section 8. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time (provided that, notwithstanding the foregoing, subcontractors who have completed their work may be paid in full), and at all times the undisbursed balance of said Proceeds remaining in the hands of Lender shall be at least sufficient to pay for the cost of completion of the Restoration free and clear of liens. In addition to the requirements and conditions set forth in Section 5.19, final payment shall be upon an architect’s certificate of completion in accordance with the final plans and specifications and compliance with all applicable zoning, building, subdivision and other governmental laws, ordinances, rules, and regulations, the filing of a notice of completion and the expiration of the period provided under applicable law for the filing of mechanic’s and materialmen’s liens and delivery to Lender of a certified copy of a final unconditional permanent (i) certificate of occupancy regarding the Restoration, to the extent available, and (ii) certificate of compliance from The Woodlands Community Association and The Woodlands Community Owners Association (or their successor entities). To the extent available, Lender may, at its option, require an endorsement to the Title Policy insuring the continued priority of the lien of the Mortgage as to all sums advanced hereunder, such endorsement to be paid for by Borrower. Upon completion of the Restoration in a good and workmanlike manner in accordance herewith, and provided that Lender has received satisfactory evidence that the Restoration has been paid for in full and the Mortgaged Property is free and clear of all Liens, other than the Liens created in favor of

Lender by the Loan Documents and the Permitted Encumbrances (including signed lien waivers from all contractors and subcontractors conditioned only on payment of amounts specified therein), any balance of the Proceeds at the time held by Lender (after reimbursement to Lender of all costs and expenses of Lender, including administrative expenses, in connection with recovery of the same and disbursement of such Proceeds for the Restoration), if any, shall be applied as follows: (i) to the extent that such balance of the Proceeds is equal to or less than the amount, if any, by which the value of the Mortgaged Property prior to such damage or destruction exceeds the value of the Mortgaged Property after such Restoration (for these purposes, the value of the Mortgaged Property shall be determined by Lender in its discretion), then the portion of the balance of the Proceeds equal to such excess amount shall be applied to the payment or prepayment of the principal balance of the Obligations in such order as Lender may determine, and any amounts so applied shall reduce the Obligations pro tanto (without any Prepayment Premium due in connection therewith); and (ii) to the extent that the balance of the Proceeds exceeds such excess amount, such portion of the balance of the Proceeds shall be paid to Borrower.
(e)    Nothing herein contained shall be deemed to excuse Borrower from repairing or maintaining the Mortgaged Property as provided in the Agreement hereof or restoring all damage or destruction to the Mortgaged Property, regardless of whether or not there are insurance proceeds available or whether any such Proceeds are sufficient in amount, and the application or release by Lender of any Proceeds shall not cure or waive any Default or Event of Default or invalidate any other act done by Lender to exercise its remedies under this Agreement or the other Loan Documents; provided, however, if, prior to the last two (2) years of the term of the Loan, Lender elects not to make such Proceeds available to Borrower for restoration, then Borrower may prepay the Loan without payment of the Prepayment Premium, so long as an Event of Default is not then in existence.
SECTION 9
DEFAULT, RIGHTS AND REMEDIES
9.1    Event of Default. “Event of Default” means the occurrence or existence of any one or more of the following:
(A)    Payment. Failure of Borrower to pay (i) on the Maturity Date, the outstanding principal of, accrued interest in, and other Indebtedness owing pursuant to the Agreement, the Note and the other Loan Documents, (ii) within five (5) days after the due date, any installment of principal or interest due under the Note; provided, however, the aforesaid five (5) day grace period may be utilized by Borrower no more than once in any consecutive twelve (12) Loan Month period, or (iii) within five (5) days after the respective due date, any other amount due under the other Loan Documents, provided, however, the aforesaid five (5)‑day grace period may be utilized by Borrower no more than once in any consecutive twelve (12) Loan Month period.
(B)    Breach of Certain Provisions.
(i)    Failure of Borrower to perform or comply with any term, agreement, covenant, representation, warranty or condition contained in Sections 5.1(E), 5.1(F), 5.1(G), 5.1(H), 5.13, 6.2, 7.2, 7.5, 7.9, 7.12, 7.13, 7.14, 8.1(a), 8.1(b) or 10 and such failure is not remedied or waived within five (5) Business Days after receipt by Borrower of notice from Lender of such failure.
(ii)    Failure of Borrower to perform or comply with any term, agreement, covenant, representation, warranty or condition contained in Sections 5.4 (except any such failure which does not result in any insurance coverage required by Section 5.4 not in fact being in place), 7.1, 7.3, 7.4, 7.10 or 7.11.
(C)    Breach of Representation and Warranty. Any representation, warranty, certification or other statement made by Borrower or Guarantor in any Loan Document or in any statement or certificate at any time given in writing pursuant or in connection with any Loan Document (other than occurrences described in other provisions of this Section 9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) is false in any material respect on the date made which remains uncured for five (5) Business Days after notice, but no grace or curative period will apply if the representation, warranty, certification or other statement was known by Borrower or Guarantor to be false when made or deemed made.
(D)    Other Defaults Under Loan Documents. A default by Borrower shall occur in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty (30) days after receipt by Borrower of notice from Lender of such default (other than occurrences described in other provisions of this Section 9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); provided, however, that (i) if such default cannot be remedied with reasonably diligent effort within a period of thirty (30) days, but is susceptible to cure within a period of one hundred twenty (120) days and (ii) the continued default in performance will not have a Material Adverse Effect, such longer period, not to exceed ninety (90) additional days, as Borrower may need to remedy such default, if Borrower is proceeding with diligent effort to remedy such default throughout said one hundred twenty (120)-day period; provided, further, however, that (A) if Borrower has been, and will continue to be, diligent in its efforts to cure such default, and (B) the continued default has not, and will not, have a Material Adverse Effect, Borrower shall have such longer period, not to exceed an additional sixty (60) days (for a total of one hundred eighty (180) days), as Borrower may need to remedy such default. The rights to notice and cure periods granted herein shall not be cumulative with any other rights to notice or a cure period in any other Loan Document and the giving of notice or a cure period pursuant to this section shall satisfy any and all obligations of Lender to grant any such notice or cure period pursuant to any of the Loan Documents.
(E)    Involuntary Bankruptcy; Appointment of Receiver, etc. (1)  A court enters a decree or order for relief with respect to Borrower, Guarantor or Borrower Representative in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for ninety (90) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Borrower, Borrower Representative or Guarantor under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, Borrower Representative or Guarantor or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower, Borrower Representative or Guarantor for all or a substantial part of the property of Borrower, Borrower Representative or Guarantor; or
(F)    Voluntary Bankruptcy; Appointment of Receiver, etc. (1) An order for relief is entered with respect to Borrower, Borrower Representative or Guarantor or Borrower, Borrower Representative or Guarantor commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower, Borrower Representative or Guarantor makes any assignment for the benefit of creditors; or (3) partners, shareholders, or members in Borrower, Borrower Representative or Guarantor adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 9.1(F); or
(G)    Governmental Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Mortgaged Property by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid, discharged or insured or bonded over within thirty (30) days;
(H)    Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described in Section 9.1(G)) involving (1) an amount in any individual case in excess of $100,000 or (2) an amount in the aggregate at any time in excess of $250,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower, Borrower Representative or Guarantor and remains undischarged, unvacated, unbonded, uninsured or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder;
(I)    Dissolution. Any order, judgment or decree is entered against Borrower, Borrower Representative or Guarantor decreeing the dissolution or split up of Borrower, Borrower Representative or Guarantor and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or
(J)    Injunction. Either (i) Borrower, Borrower Representative or any Guarantor is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business relating to the any Mortgaged Property and such order continues for more than thirty (30) days; or (ii) any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender, Borrower, Borrower Representative or Guarantor from performing any of their obligations under this Agreement or any of the other Loan Documents; or
(K)    Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms of the Loan Documents, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, or any of Borrower, Borrower Representative or Guarantor denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or
(L)    Event of Default. The occurrence of an Event of Default specified elsewhere in this Agreement or in any of the other Loan Documents or the occurrence of an Event of Default by Guarantor under the Guaranty; or
(M)    Cross-Default. The occurrence of any of the following with respect to Guarantor: (i) the acceleration of any Indebtedness in the aggregate amount of $10,000,000 or more; (ii) the occurrence of a default under any Indebtedness in the aggregate amount of $10,000,000 or more not cured within the grace or curative period applicable to such Indebtedness, (iii) the occurrence of a default or breach under any Material Contracts not cured within any applicable grace period or notice and cure period, which, in Lender’s reasonable judgment, could have a Material Adverse Effect, or (iv) the loss or termination of any Proprietary Rights which, in Lender’s reasonable judgment, could have a Material Adverse Effect.
(N)    Death, etc. Dissolution, cessation of existence or felony or other criminal conviction or indictment of Borrower, Borrower Representative and/or Guarantor, a punishment for which could result in forfeiture of any assets of the Borrower, Guarantor or any direct or indirect equity interest to Borrower or loss of eligibility for any material Proprietary Rights, which in Lender’s reasonable judgment could have a Material Adverse Effect; or
(O)    Independent Person. Borrower or Borrower Representative shall at any time cease to have at least one (1) Independent Person or, if requested by Lender in writing in connection with a contemplated Securitization, two (2) Independent Persons for more than ten (10) consecutive Business Days; or
(P)    Zoning. The Land and Improvements or any portion thereof are zoned either voluntarily or involuntarily, such that the zoning or other applicable land use restriction prohibits the Borrower from operating the Land and Improvements or any portion thereof as an office, laboratory, vivarium, life sciences facility or other facility for similar use;
(Q)    Tenant Impairment Event. The occurrence of a Tenant Impairment Event;
(R)    Change in Control. The occurrence of any direct or indirect Change in Control with respect to Borrower or Guarantor, except as permitted pursuant to Section 7.11; or
(S)    Lease. The occurrence of any default by Borrower in any of its obligations under the Guarantor Lease.
9.2    Acceleration and Remedies. Upon the occurrence of any Event of Default specified in Sections 9.1(E) and 9.1(F), payment of all Obligations shall be accelerated without notice, presentment, demand, protest or notice of protest and shall be immediately due and payable and, in addition, Lender may in addition to any other rights and remedies available to Lender at law or in equity or under any other Loan Documents, exercise one of more of the following rights and remedies as it, in its sole discretion, deems necessary or advisable. Upon the occurrence of any Event of Default (other than Events of Default specified in Sections 9.1(E) and 9.1(F)), Lender, in addition to any other rights or remedies available to Lender at law or in equity, or under any of the other Loan Documents, may exercise any one or more of the following rights and remedies as it, in its sole discretion, deems necessary or desirable:
(a)    Acceleration. Declare immediately due and payable, without further notice, protest, presentment, notice of protest or demand, all Obligations including all monies advanced under this Agreement, the Note, the Mortgage and/or any of the Loan Documents which are then unpaid, together with all interest then accrued thereon and all other amounts then owing (including any Default Interest, or prepayment premium owed as a result of such acceleration). If payment of the Obligations is accelerated, Lender may, in its sole discretion, exercise all rights and remedies hereunder and under the Note, the Mortgage and/or any of the other Loan Documents at law, in equity or otherwise.
(b)    Possession. Enter upon and take possession of the Mortgaged Property and proceed in the name of Lender or Borrower as the attorney-in-fact of Borrower (which authority, to the extent permitted by law, is hereby granted by Borrower, is coupled with an interest, and is irrevocable), as Lender shall elect. If Lender elects to so enter upon and take possession of the Mortgaged Property, Lender (i) may enforce or cancel all contracts entered into by Borrower or make other contracts which are in Lender’s sole opinion advisable, and (iii) shall be reimbursed by Borrower upon demand any reasonable amount or amounts expended by Lender for such performance together with any reasonable costs, charges, or expenses incident thereto or otherwise incurred or expended by Lender or its representatives (including an appraisal) on behalf of Borrower in connection with the Mortgaged Property, and the amounts so expended shall be considered part of the Loan evidenced by the Note and secured by the Loan Documents and shall bear interest at the Default Rate.

(c)    Injunctive Relief. Institute appropriate proceedings for injunctive relief (including specific performance of the obligations of Borrower).
(d)    Accounts. Release all funds contained in the Reserve Accounts to be applied to Borrower’s Obligations.
9.3    Remedies Cumulative; Waivers; Reasonable Charges. All of the remedies given to Lender in the Loan Documents or otherwise available at law or in equity to Lender shall be cumulative and may be exercised separately, successively or concurrently. Failure to exercise any one of the remedies herein provided shall not constitute a waiver thereof by Lender, nor shall the use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies vested in Lender by the Loan Documents or at law or in equity. To be effective, any waiver by Lender must be in writing and such waiver shall be limited in its effect to the condition or default specified therein, and no such waiver shall extend to any subsequent condition or default. It is agreed that (i) the actual costs and damages that Lender would suffer by reason of an Event of Default (exclusive of the attorneys’ fees and other costs incurred in connection with enforcement of Lender’s rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii) the amounts of the Default Rate, the Late Charge, payments to be made pursuant to Section 2.4(c)(ii) and the Prepayment Premium are reasonable, taking into consideration the circumstances known to the parties at this time, and (iii) the Default Rate, the Late Charges and Lender’s reasonable attorneys’ fees and other costs and expenses incurred in connection with enforcement of Lender’s rights under the Loan Documents shall be due and payable as provided herein, and (iv) the Default Rate, Late Charges, Prepayment Premium, the payments to be made pursuant to Section 2.4(c)(ii) and the obligation to pay Lender’s reasonable attorneys’ fees and other enforcement costs do not, individually or collectively, constitute a penalty.
SECTION 10
SECONDARY MARKET TRANSACTION
10.1    Secondary Market Transaction. Borrower agrees that Lender has the absolute right to securitize, syndicate, grant participations in, or otherwise Transfer all or any portion of the Loan (each such transaction, a “Securitization”). Lender may determine to Transfer some or all of the Loan or retain title to some or all of the Loan as part of a Securitization. Borrower further agrees that Lender may delegate any or all of Lender’s rights, powers and privileges to a servicer (“Servicer”) and Borrower shall, upon notice from Lender, recognize the Servicer as the agent of Lender. In the event this Loan becomes or is designated by Lender to become an asset of a Securitization, upon Lender’s request, Borrower shall meet, from time to time, with representatives of the Rating Agencies in connection with such a Securitization to discuss the business and operations of the Mortgaged Property and, in that regard, agrees to cooperate with the reasonable requests of the Rating Agencies. Lender may retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. In no event shall Borrower be required to pay any servicer fees, Securitization trustee fees or other Securitization administrative expenses except as may be expressly provided in this Agreement. Borrower shall, upon request from Lender, from time to time, cooperate, and Borrower shall, cause Guarantor and Borrower’s partners and/or members to cooperate, in all reasonable respects in connection with a Securitization. Such cooperation may, in Lender’s discretion, include documentation changes, changes in organizational documents, changes in Accounts, Reserves, Payment Dates, Interest Periods, insurance endorsement changes, tenant payment direction changes, site inspections, updated appraisals, preparation and delivery of financial information or other diligence requested by Lender and/or any Rating Agency; provided, however, any third party costs incurred by Borrower related to such changes shall be reimbursed by Lender and such changes shall not materially and adversely diminish Borrower’s rights under the Loan Documents nor increase Borrower’s burdens and obligations under the Loan Documents. Such cooperation may include, in Lender’s discretion, execution of one or more promissory notes and the creation of Liens securing such notes of differing priority and/or the creation of mezzanine debt secured by pledges of all of the membership interests in the Borrower so long as the principal amount, interest rate, payment terms and other monetary terms of the Loan do not, in the aggregate change. Borrower will not be required to incur any expenses or costs pursuant to this Section 10.1. Borrower will, upon request from Lender, in connection with a Securitization, enter into such acknowledgments and confirmations of the applicable assignments as Lender may request. Borrower shall, subject to the terms and provisions of this Section 10.1, use reasonable efforts to satisfy the market standards which Lender determines are reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization. Notwithstanding anything else contained to the contrary herein, Borrower will not, pursuant to any of the provisions of this Section 10.1, incur, suffer or accept (i) any lesser rights or greater obligations as are currently set forth in the Loan Documents or Borrower’s Organizational Documents (unless Borrower is made whole by the holder of the Note) or (ii) subject to Section 11.13 hereof, any personal liability other than as set forth in the Loan Documents. Borrower will also, if requested by Lender, cause independent counsel to render opinions customary in securitization transactions with respect to the Mortgaged Property and Borrower and Borrower’s and Guarantor’s Subsidiaries (but not a true sale, 10b‑5 opinion or nonconsolidation opinion), which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies and which shall be addressed to such Persons as shall be reasonably designated by the holder of the Note. Borrower’s failure to deliver the opinions required hereby within ten (10) Business Days after written request therefore shall constitute an Event of Default hereunder. If requested by Lender, Borrower’s cooperation will also include (but subject to Section 11.3) certifications and agreements pursuant to which Borrower will certify that it has examined the portion of applicable preliminary and final private placement memorandum or preliminary, final and supplement or prospectus specified by Lender as pertaining to Borrower, the Loan, Guarantor, the Mortgaged Property and the Manager, and that each such designated portion, as it relates to Borrower, Guarantor, the Mortgaged Property, Manager and all other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. All reasonable costs of Borrower’s cooperation as described in this Section 10.1 shall be at the expense of Lender, except (a) any costs and expenses for the appointment of a second Independent Person for Borrower and Borrower Representative, which costs shall be paid by Borrower, and (b) any reasonable fees and expenses of the Servicer which Borrower may be obligated to pay based upon actions, consents or waivers requested by Borrower.
SECTION 11
MISCELLANEOUS
11.1    Expenses and Attorneys’ Fees. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses (including reasonable attorneys’ fees, court costs, cost of appeal and the reasonable fees, costs and expenses of other professionals retained by Lender) incurred by Lender in connection with the following, and all such fees, costs and expenses shall be part of the Obligations, payable on five (5) Business Days written notice: (A) the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) the giving or withholding of any consents, approvals, or permissions, administration of the Loan, disbursements of the Loan and disbursements from the Accounts and in connection with any amendments, modifications and waivers relating to the Loan Documents requested by Borrower; (C) the review, documentation, negotiation and closing of any subordination or intercreditor agreements, Lease reviews, and subordination, nondisturbance and attornment agreements; (D) Lender’s Representative; and (E) enforcement of this Agreement or the other Loan Documents, the collection of any payments due from Borrower or Guarantor under the Loan Documents or any refinancing or restructuring of the credit arrangements provided under the Loan Document, whether in the nature of a “workout” or in connection with any insolvency or bankruptcy proceedings or otherwise; provided, however, in no event shall Borrower be liable for any fees incurred by Lender in connection with a Securitization.

11.2    Certain Lender Matters. Lender may, in accordance with Lender’ customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by Borrower to Lender unless Borrower requests, at the time of delivery, in writing that same be returned. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Mortgaged Property other than that of mortgagee, beneficiary or lender. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower or any other Person. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of loyalty, duty of care or any other duty to Borrower or any of Borrower’s partners, shareholders, members, managers, Affiliates or any other Person. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect hereto or thereto by Lender. Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender or their respective attorneys, advisors, accountants, officers, representatives, directors, employees, partners, shareholders, trustees, members or managers. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action, in either case, on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates. LENDER SHALL HAVE NO LIABILITY HEREUNDER FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or Borrower Representative or Guarantor, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire secured Obligations at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower after such date. Lender shall have the right from time to time to designate, appoint and replace one or more servicers and to allow servicer to exercise any and all rights of Lender under the Loan Documents. All documents and other matters required by any of the provisions of this Agreement to be submitted or provided to Lender shall be in form and substance satisfactory to Lender. Borrower shall not be entitled to (and does hereby waive any and all rights to receive) any notices of any nature whatsoever from Lender except with respect to matters for which the Loan Documents expressly provide for the giving of notice by Lender to Borrower. In any action or proceeding brought by Borrower against Lender claiming or based upon an allegation that Lender unreasonably withheld its consent to or approval of a proposed act by Borrower which requires Lender’s consent hereunder, Borrower’s sole and exclusive remedy in said action or proceeding shall be injunctive relief or specific performance requiring Lender to grant such consent or approval.
11.3    Indemnity. In addition to the payment of expenses pursuant to Section 11.1 and the indemnification obligations set forth in other portions of this Agreement, the Environmental Indemnification Agreement or the other Loan Documents, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay, defend and hold Lender, its officers, directors, members, partners, shareholders, participants, beneficiaries, trustees, employees, agents, successors and assigns, any subsequent holder of the Note, any trustee, fiscal agent, servicer, underwriter and placement agent, (collectively, the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, causes of action, suits, claims, tax liabilities, broker’s or finders fees, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, based upon any third party claims against such Indemnitees in any manner related to or arising out of (A) any breach by Borrower or Guarantor of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, (B) the actual or threatened presence, release, disposal, spill, escape, leakage, transportation, migration, seepage, discharge, removal, or cleanup of any Hazardous Material located on, about, within, under, affecting, from or onto the Mortgaged Property or any violation of any applicable Environmental Law by Borrower or the Mortgaged Property, or (C) the use or intended use of the proceeds of any of the Loan (the foregoing liabilities herein collectively referred to as the “Indemnified Liabilities”); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined in a final order by a court of competent jurisdiction. Borrower shall be relieved of its obligation under clause (B) of this Section 11.3 with respect to Hazardous Materials first introduced to the Land and Improvements after either (1) the foreclosure of the Mortgage or (2) the delivery by Borrower to, and acceptance by, Lender or its designee of a deed-in-lieu of foreclosure with respect to the Mortgaged Property. To the extent that the undertaking to indemnify, pay, defend and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender’s notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower’s expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnitee shall, following notice to and consultation with Borrower, have the right to employ separate counsel at Borrower’s expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnitee and Borrower that would make such separate representation advisable. Borrower shall have no obligation to indemnify an Indemnitee for damage or loss resulting from such Indemnitee’s gross negligence or willful misconduct.
11.4    Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender (and, with respect to any amendment or modification, unless also signed by Borrower). Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower, or any other Person to any other or further notice or demand in similar or other circumstances. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners or members and others with interests in Borrower, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan

Documents to a sale of the Mortgaged Property for the collection of the obligations without any prior or different resort for collection or of the right of Lender to the payment of the obligations owing Lender on account of the Loan Documents out of the net proceeds of the Mortgaged Property in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of the Mortgage, any equitable right otherwise available to Borrower which would require the separate sale of any of any portion of the Mortgaged Property or require Lender to exhaust its remedies against any portion of the Mortgaged Property or any combination of the Mortgaged Property before proceeding against any other portion; and further in the event of such foreclosure, Borrower expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately of all or any portion of the Mortgaged Property. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim or defense of performance, in any action or proceeding brought against it by Lender or its agents. Subject to the remaining terms of the Loan Documents, Borrower shall have the right to bring a separate action against Lender for breaches of Lender’s obligations under the Loan Documents. No failure or delay on the part of Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, the Note and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. Lender shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, if any, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Borrower agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Borrower from paying all or any portion of the principal of, premium, if any, or interest on Loan contemplated herein or in any of the other Loan Documents or which may affect the covenants or the performance of this Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders, but will suffer and permit the execution of every such power as though no such law had been enacted.
11.5    Notices. Unless otherwise specifically provided herein, any notice or other communica-tion required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied (with request for confirmation) or sent by overnight courier service or United States registered mail return receipt requested, postage prepaid. Any notice so given shall be deemed effective upon delivery or on refusal or failure of delivery during normal business hours. Notices shall be addressed to the parties at the addresses specified on Schedule 11.5 or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 11.5.
11.6    Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the provisions of Sections 2.6, 5.8, 11.1, 11.2, 11.3, 11.12, 11.13 and 11.15 shall survive the payment of the Loan and the termination of this Agreement. Subject to this Section 11.6, all other representations, warranties and agreements of Borrower and Lender set forth in this Agreement shall terminate upon indefeasible payment in full of the Loan and the termination of this Agreement.
11.7    Miscellaneous. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. All covenants and agreements hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction. This Agreement is made for the sole benefit of Borrower and Lender, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder. This Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender. If any term, condition or provision of this Agreement shall be inconsistent with any term, condition or provision of any other Loan Document, this Agreement shall control. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.
11.8    APPLICABLE LAW. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LOAN AND LOAN DOCUMENTS HAVE A SUBSTANTIAL NEXUS TO THE STATE OF NEW YORK AND AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
11.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder or under any of the other Loan Documents without the written consent of Lender. Any assignee of Lender’s interest in the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Borrower may otherwise have against any assignor of the Loan Documents.
11.10    CONSENT TO JURISDICTION AND SERVICE OF PROCESS. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE

LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS MORTGAGED PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WITH LENDER’S APPROVAL WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN SUBSECTION 11.5 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLIC-ABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER AS ITS AGENT FOR SERVICE OF PROCESS REFUSES TO ACCEPT SERVICE OF PROCESS, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.
11.11    WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF BORROWER OR LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
11.12    Publicity. Lender (and Lender’s Affiliates) may, subject to the applicable limitations on distribution of Confidential Information set forth in this Section 11.12 and subject to the approval of Guarantor, such approval not to be unreasonably withheld, and Borrower does hereby authorize Lender (and its Affiliates) to, refer, in its sole discretion, to the Loan in tombstone advertisements, offering memoranda in connection with Securitizations and reports to investors, which references, may include use of photographs, drawings and other depictions, images of the Land and Improvements (provided that such photographs, drawings and other depictions, and/or images shall not include floor plans of the area behind the barrier or other trade secrets), a description of the Loan, use of Borrower’s name, the address of the Mortgaged Property and the logo of Borrower and/or Guarantor. Borrower shall cause the owner of such “logo” rights to consent to such use upon request from Lender at the Closing. Lender hereby agrees that (i) any written information, data, documents, etc. delivered in connection with the making of the Loan which has been expressly designated as such by notice to Lender from Borrower, (ii) any information contained in the books and records of Borrower, Guarantor or Borrower Representative which is either confidential, proprietary, or otherwise not generally available to the public (but excluding information Lender has obtained independently from third-party sources without Lender’s knowledge that the source has violated any fiduciary or other duty not to disclose such information) and which has been expressly designated as such by notice to Lender from Borrower, (iii) any financial statements of Borrower provided pursuant to this Agreement which are not publicly available and which has been expressly designated as confidential by notice to Lender from Borrower, and (iv) any other information, data, documents, etc. which are delivered to or received by Lender and which are conspicuously stamped or marked “CONFIDENTIAL”, or, if delivered or received pursuant to an oral communication, such communication is subsequently referred to in a writing memorializing such communication delivered to Lender within thirty (30) days of such communication and marked as “CONFIDENTIAL” (collectively, the “Confidential Information”), will be kept confidential by Lender, using the same standard of care in safeguarding the Confidential Information as Lender employs in protecting its own proprietary information which Lender desires not to disseminate or publish. Notwithstanding the foregoing, Confidential Information may be disseminated (a) pursuant to the requirements of applicable law, (b) pursuant to judicial process, administrative agency process or order of Governmental Authority, (c) in connection with litigation, arbitration proceedings or administrative proceedings before or by any Governmental Authority or stock exchange, (d) to Lender’s attorneys, accountants, advisors and actual or prospective financing sources who will be instructed to comply with this Section 11.12, (e) to the Rating Agencies, (f) to actual or prospective trustees, assignees, pledgees, participants, agents, servicers, or securities holders in a Securitization, and (g) pursuant to the requirements or rules of a stock exchange or stock trading system on which the Securities of Lender or its Affiliates may be listed or traded. In addition, notwithstanding any other provision, any party (and its employee, representative or other agent) may disclose to any and all persons, without limitation of any kind, any information with respect to the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, if required by applicable law. For purposes of this Section 11.12, Confidential Information will not be deemed to include the Loan amount and the other terms, conditions and provisions of the Loan Documents, the street address and common name, if any, of the Land and Improvements and the name of Borrower and Guarantor, the logo of Borrower and /or Guarantor and photographs or other depictions of the Mortgaged Property (provided that such photographs or other depictions shall not include floor plans of the area behind the barrier or other trade secrets). Notwithstanding the foregoing, in the event Borrower or Guarantor conspicuously marks specific information, data, documents, etc. or with respect to an oral communication, in a subsequent writing memorializing such communication delivered to Lender within thirty (30) days of such communication marked as, “CONFIDENTIAL: FOR LENDER’S INTERNAL USE ONLY; NOT FOR DISTRIBUTION,” then Lender may only disseminate such information, data, documents, etc. pursuant to the requirements of applicable law (including pursuant to an order of a Governmental Authority) or pursuant to the written consent of Borrower or Guarantor.

11.13    Recourse Loan. Borrower shall have full personal recourse liability for the Obligations incurred under this Agreement, this Note or any of the other Loan Documents.
11.14    Performance by Lender/Attorney-in-Fact. In the event that Borrower shall at any time fail to duly and punctually pay, perform, observe or comply with any of its covenants and agreements hereunder or under the other Loan Documents or if any Event of Default hereunder shall exist, then Lender may (but shall in no event be required to) make any such payment or perform any such term, provision, condition, covenant or agreement or cure any such Event of Default. Lender shall not take action under this Section 11.14 prior to the occurrence of an Event of Default unless in Lender’s good faith judgment reasonably exercised, such action is necessary or appropriate in order to preserve the value of the Collateral, to protect Persons or property, or Borrower has abandoned the Mortgaged Property or any portion thereof. Lender shall not be obligated to continue any such action having commenced the same and may cease the same without notice to Borrower. Any amounts expended by Lender in connection with such action shall constitute additional advances hereunder, the payment of which is additional Indebtedness, secured by the Loan Documents and shall become due and payable within five (5) Business Days of written notice by Lender upon demand by Lender, with interest at the Default Rate from the date of disbursement thereof until fully paid. No further direction or authorization from Borrower shall be necessary for such disbursements. The execution of this Agreement by Borrower shall and hereby does constitute an irrevocable direction and authorization to Lender to so disburse such funds. To the extent permitted by law, Borrower hereby irrevocably appoints Lender, as its attorney-in-fact, coupled with an interest, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise (A) during the existence of an Event of Default in the discretion of Lender, to take any action and to execute any instrument which Lender may deem necessary to accomplish the purpose of this Agreement or any other Loan Document, including the following: (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for monies due and to become due under or in respect of the Accounts and/or any of the Reserve Account Collateral; (ii) to receive, endorse, and collect (x) any Gross Revenues, (y) any instruments made payable to any Borrower representing any dividend, payment of principal, interest, redemption price, purchase price or other distribution or payment in respect of any Reserve Account Collateral, or (z) any other instruments, documents and chattel paper received in connection with this Agreement or any other Loan Document; and (iii) to file any claims, or take any action or institute any proceedings which Lender shall deem necessary or desirable for the collection of any Gross Revenues in the event Borrower shall fail to do so, or to otherwise enforce the rights of Lender with respect to this Agreement; (B) to execute and/or file, without the signature of Borrower any Uniform Commercial Code financing statements, continuation statements, or other filing, and any amendment thereof, relating to the Reserve Account Collateral; (C) to give notice to any third parties which may be required to perfect Lender’s security interest in the Reserve Account Collateral; and (D) during the existence of an Event of Default, to register, purchase, sell, assign, transfer, pledge or take any other action with respect to any Reserve Account Collateral in accordance with this Agreement or any Loan Document. Lender shall notify Borrower of Lender’s taking of any action as attorney-in-fact, or otherwise in Borrower’s name, pursuant to the provisions of this Section.
11.15    Brokerage Claims. Borrower shall protect, defend, indemnify and hold Lender harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker’s or finder’s fee against Lender or any Person, in connection with the transaction herein contemplated, provided such claim is made by or arises through or under Borrower or is based in whole or in part upon alleged acts or omissions of Borrower. Lender shall protect, defend, indemnify and hold Borrower harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker’s or finder’s fee against Borrower or any other Person in connection with the transaction herein contemplated, provided such claim is made by or arises through or under Lender or is based in whole or in part upon alleged acts or omissions of Lender.

11.16    Agreement. THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER SHALL BE DETERMINED SOLELY FROM THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN LENDER AND BORROWER CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS LOAN AGREEMENT OR THE LOAN DOCUMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRA-DICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

11.17    Release of Excess Land. In the event that Borrower wishes to develop an additional building on a portion of the Excess Land containing not more than 91,000 rentable square feet (the “Additional Development”) at any time prior to the Maturity Date, then Borrower shall deliver written notice (the “Additional Development Notice”) to Lender which shall include the following: (i) a statement of Borrower’s intent to construct the Additional Development, (ii) a statement of Borrower’s belief that the Release Conditions (defined below) have been satisfied, and (iii) a copy of the Appraisal (defined below). During the thirty (30)‑day period following Lender’s receipt of the Additional Development Notice, Lender and Borrower shall negotiate in good faith to arrange construction and/or permanent financing with respect to the Additional Development. During such thirty (30)‑day period, Borrower shall negotiate exclusively and in good faith with Lender with respect to said financing. If Borrower and Lender are unable to agree upon terms with respect to such construction and/or permanent financing within the aforementioned thirty (30)‑day period, then upon written notice to Lender, Borrower may pursue the arrangement of construction and/or permanent financing with respect to the Additional Development from a third party lender.
Simultaneously with the closing for the construction and/or permanent financing with respect to the Additional Development, provided that the Release Conditions have been satisfied and Lender has received the Excess Land Principal Reduction Amount (defined below), Lender shall release the Excess Land from the Liens created in favor of Lender pursuant to the Loan Documents and amend the Loan Documents to exclude the Excess Land from the Mortgaged Property. Simultaneously with, and in consideration of, Lender’s release of the Excess Land from the Liens created in favor of Lender pursuant to the Loan Documents, Borrower shall pay to Lender an amount equal to the sum of (A) the Fair Market Value (as defined below) of the Excess Land (“Excess Land Principal Reduction Amount”), which payment shall be used to reduce the then outstanding principal balance of the Loan, and (B) the Prepayment Premium payable as a result of the partial prepayment of the Loan by Borrower’s delivery of the Excess Land Principal Reduction Amount to Lender.
In connection with the Additional Development, Lender hereby agrees that if same is required by Borrower or Borrower’s Mortgagee (defined below), Lender shall enter into reciprocal easement agreements, temporary construction easements, and/or other easement agreements reasonably acceptable to Borrower, Lender and Borrower’s mortgagee with respect to the Excess Land (if such mortgagee is other than Lender (“Borrower’s Mortgagee”)), providing for (1) mutual restrictive covenants regarding the use of each of the Excess Land and the remaining Mortgaged Property in a manner that does not adversely affect the operation of the remaining Mortgaged Property and that does not violate any Permitted Encumbrance; and (2) appropriate rights with respect to access, egress, utilities and parking, and for the maintenance of access roads, curb cuts, utilities and common facilities (including parking facilities) to be shared by each of the Excess Land and the remaining Mortgaged Property.
Lender hereby acknowledges and agrees that Section 2.4(C) of the Loan Agreement pertaining to the restriction imposed against Borrower making non-scheduled principal payments prior to the Lockout Expiration Date shall not apply to the payment of the Excess Land Principal Reduction Amount by Borrower prior to said Lockout Expiration Date, nor shall the restriction set forth in Section 2.4(C) of the Loan Agreement pertaining to partial prepayments of the Loan apply to the payment of the Excess Land Principal Reduction Amount by Borrower to Lender. Any and all reasonable costs and expenses approved in advance by Borrower that are incurred by, or on behalf of Lender in connection with releasing the Excess Land from the Liens created in favor of Lender under the Loan Documents or the attempt by Lender to arrange financing with respect to the Additional Development, shall be reimbursed by Borrower within ten (10) Business Days following Lender’s written request therefore.
For purposes hereof, “Excess Land” shall mean the portion of the Land marked as “Excess Land” on Exhibit G hereto.
For purposes hereof, the following shall constitute the “Release Conditions” that must be satisfied prior to Borrower having the right to cause Lender to release the Excess Land from the Liens created in favor of Lender pursuant to the Loan Documents:
(i)    at the time of Borrower’s request for the release of the Excess Land, no Event of Default must then exist or be continuing;
(ii)    at the time of Borrower’s request for release of the Excess Land, Borrower shall have obtained an appraisal of the Excess Land performed by an MAI certified appraiser selected by Borrower, and approved by Lender, said approval not to be unreasonably withheld, conditioned or delayed, which appraisal shall be in a form reasonably acceptable to Lender (the “Appraisal”), and
(iii)    neither the release of the Excess Land from the Liens created by the Loan Documents nor Borrower’s development of the Additional Development shall result in a Material Adverse Effect.
For purposes hereof, the “Fair Market Value” shall be the fair market value of the Excess Land as agreed upon by the Borrower and Lender; provided that if Borrower and Lender are unable to reach an agreement on the fair market value after reasonable negotiations, the fair market value of the Excess Land shall be determined by the agreement of two (2) appraisers (each, an “Initial Appraiser”), one of which shall be selected by Borrower and the other of which shall be selected by Lender. Each of Borrower and Lender shall direct, in writing with a copy to the other party, its Initial Appraiser to work with the other party’s Initial Appraiser to endeavor to determine and reach agreement upon the fair market value of the Excess Land, and thereafter to deliver in writing to Borrower and Landlord within thirty (30) days (such thirty (30)-day period, the “Valuation Period”) the agreed-upon fair market value (the “Valuation Notice”). The costs and expenses of each Initial Appraiser shall be paid by Borrower.
If the Initial Appraisers are not able to reach agreement upon the fair market value within the Valuation Period, within ten (10) days after the end of the Valuation Period each Initial Appraiser shall deliver a written notice to Borrower, Lender, and the other Initial Appraiser setting forth (i) such Initial Appraiser’s valuation of the fair market value (each, an “Initial Valuation”) and (ii) the name, address and qualifications of a third appraiser selected jointly by the Initial Appraisers (the “Third Appraiser”); provided that if the higher of the valuations of the two Initial Appraisers is within ten percent (10%) of the lower valuation, then the arithmetic average of the valuations of the Initial Appraisers shall be the “Fair Market Value” for the Excess

Land and the parties shall not be required to engage the Third Appraiser. The Initial Appraisers shall, in writing with a copy to Borrower and Lender, direct the Third Appraiser (or substitute Third Appraiser) to determine a valuation of the fair market value of the Excess Land, and to deliver in writing to Borrower, Lender and the Initial Appraisers such valuation (the “Third Valuation”) within twenty (20) days of the date of the written direction retaining such Third Appraiser. The fair market value shall be the arithmetic mean of (A) the Third Valuation and (B) the Initial Valuation closer to the Third Valuation. If the Third Valuation is exactly between the two Initial Valuations, then the fair market value shall be the Third Valuation. If the Initial Appraisers are unable to agree upon the designation of a Third Appraiser within the requisite time period or if the Third Appraiser selected does not make a valuation of the fair market value within twenty (20) calendar days after being directed by the Initial Appraisers, then such Third Appraiser or a substitute Third Appraiser, as applicable, shall, at the request of Lender, be appointed by the President or Chairman of the American Arbitration Association in the area in which the Excess Land is located. The costs and expenses of the Third Appraiser (and substitute Third Appraiser and the American Arbitration Association, if applicable) shall be paid by Borrower.
All appraisers selected or appointed pursuant to this Section 11.17 shall be independent qualified appraisers. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Agreement, and such appraisers shall determine the fair market value of the Excess Land.

Witness the due execution hereof by the undersigned as of the date first written above.
BORROWER:
LEX‑GEN WOODLANDS, L.P.,
a Delaware limited partnership

By:	Lex‑Gen Woodlands GP, LLC,
a Delaware limited liability company,
its sole general partner
By:
Julia P. Gregory, Vice President

LENDER:

iSTAR FINANCIAL INC.,
a Maryland corporation

By:
Name:
Its:

Exhibit A
Legal Description

A-1

Exhibit B
List of Equipment and Personalty

•	Fisher Hamilton modular lab casework and lab furniture

•	Teknion Altos modular wall system

•	Environmental cold and warm rooms

•	Getinge Castle tunnel cage washers

•	Getinge Castle cage rack washers

•	Getinge Castle bedding disposal and dispensing/filling systems

•	Getinge Castle bulk steam sterilizers/autoclaves

•	AVAYA Definity phone switch

•	Voice and data patch bays

•	Dumpster containers, to the extent owned by Borrower

•	CO2 distribution piping and regulators at the source

•	Reverse osmosis / de-ionized water systems

•	All fixed mechanical, electrical and plumbing systems, active or redundant, including emergency generators, server room AC and UPS units and air compressors.

•	Kitchen and food service equipment, to the extent owned by Borrower and affixed to the Improvements, whose removal would require material repairs to be made

•	CCTV monitors, multiplexers, recorders, security badge station with printer, camera, etc., to the extent required to operate the security software system

•	A workstation or server with all peripherals, if and to the extent necessary to operate the software systems listed in Exhibit C.

•	All red-line, and/or as-built system and facility drawings

•	All facility and equipment installation and operation and maintenance books, drawings, special tools and materials

•	Biological materials digester and Bio-hazard dumpster disposal unit

B-1

Exhibit C
List of General Intangibles

•	Edstrom vivarium environmental monitoring software and installed database

•	Teletrol HVAC controls software and installed database

•	CCure 800 security software, including ID, NETVUE, etc (if installed) and installed database

•	Micromain work order software and installed database

C-1

Exhibit D
Permitted Encumbrances

a.
Restrictions as set out under File Nos. 8624668, 8647645, 2000-084612, 9353446, 9886434, 2000-090175, 9357930, 2000-090176 and 2000-090177 in the Official Public Records of Real Property of Montgomery County, Texas, and Cabinet O, Sheet 180, Cabinet E, Sheet 193A and Cabinet G, Sheet 68B of the Map Records of Montgomery County, Texas

b.
Restrictions as set out under File Nos 8610313, 8620448, 9429755, 9445768 and 2000-104003 of the Real Property of Montgomery County, Texas, and in Cabinet E, Sheet 163B and 164A of the Map Records of Montgomery County, Texas.

c.
Restrictions as set out under File Nos 8807519, 9429754, 9445769 and 9445792 of the real Property of Montgomery County, Texas, and in Cabinet F, Sheet 24 of the Map Records of Montgomery County, Texas.

Deleting from each of a, b and c above any covenant or restriction based on race, color, religion, sex, handicap, familial status, or national origin.

d.	Easements and Building lines as shown on maps filed of record in Cabinet E, Sheet 193, Cabinet O, Sheet 180 and Cabinet G, Sheet 68B all of the Map Records of Montgomery County, Texas.

e.
Easement 10 feet wide along the front and rear property line and 5 feet wide along the side property lines of the property as reserved by instrument recorded under County Clerk's File No. 8624668 of the Real Property Records of Montgomery County, Texas. Partial Release as to strip 10 feet wide along the northeast boundary line of subject property recorded under Clerk's File No. 2000-086442 of the Real Property Records of Montgomery County, Texas. (Applies to 6.1797 acres of Tract I)

f.	Forest preserves and Pathway easements as imposed by instrument recorded under Clerk's File Nos. 2000-090175 and 2000-09177 of the Real Property Records of Montgomery County, Texas.

g.
Easement 10 feet wide along the front and rear property lines and 5 feet wide along the side property lines of the subject property as reserved for public utilities by instrument recorded under Clerk's File No. 9357930, annexed by File No. 2000-090176 of the Real Property Records of Montgomery County, Texas. Partial Release as to strip of land 10 feet wide running along and adjacent to the southwest boundary line of subject property as recorded under Clerk's File No. 2000-090190 of the Real Property Records of Montgomery County, Texas. (As to 5.5921 acres of Tract I)

h.
Easement 5 feet wide along the southeast property line of the property, as reserved for public utilities by instrument recorded under County Clerk's File No. 9353446 and annexed by County Clerk's File No. 9886434 of the Real Property Records of Montgomery County, Texas. Partial release as to 10 foot wide strip along the southwest and northeast boundary lines of subject property and 5 foot wide strip along the northwest boundary line of subject property as recorded under Clerk's File No. 2000-086441 of the Real Property Records of Montgomery County, Texas. (As to a 0.588 acre portion of Tract I)

i.	Utility easement Ten (10) feet in width along the Southeasterly property line granted to Entergy Gulf States, Inc. recorded under Montgomery County Clerk's File No. 2001-081155.

j.
An undivided 8.74098% interest of the oil, gas and other minerals, as conveyed to Gloria Harris and Faye M. Monroe by Mineral Deed recorded under Clerk's File No. 8011718 of the Real Property Records of Montgomery County, Texas. Title to said interest has not been investigated subsequent to the date of the aforesaid instrument. (As to that portion of the property lying in the Henry Applewhite Survey, A-51)

k.
All of the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same, and all subterranean waters including without limitation all percolating waters and underground reservoirs are expressly excepted here from as the same are reserved by The Woodlands Commercial Properties Company, L.P., by instrument recorded under File Nos. 2000-090175 and 2000-090177 of the Real Property Records of Montgomery County, Texas. Surface rights waived therein. Title to said interests have not been investigated subsequent to the execution date of cited instrument.

l.
Annual Maintenance Charge payable to The Woodlands Community Association, Inc., secured by a Vendor's Lien retained in instrument(s) filed for record under Montgomery County Clerk's File No(s) 8624668 and 9353446, annexed under Clerk's File No. 9886434. Said maintenance assessments are subordinated to first liens and improvement liens.

m.
Terms, conditions and stipulations in that certain Non-Exclusive Reciprocal Access Easement., as described by instrument filed for record under Montgomery County Clerk's File No(s). 8647647, amended under Clerk's File No. 8713940.

n.
Easement for utility purposes 10 feet wide adjacent to, parallel with, and extending the full length of the northwest, southeast, northeast and southwest boundary lines of the property as imposed by instrument recorded under Clerk's File No. 2000-090177 of the Real Property Records of Montgomery County, Texas. (As to 5.5921 acres of Tract I)

o.
Terms, conditions and stipulations in that certain Non-Exclusive Reciprocal Access Easement., as described by instrument filed for record under Montgomery County Clerk's File No(s). 8647647, amended under Clerk's File No. 8713940.

p.
Terms, conditions and stipulations in that certain Reciprocal Easement Agreement dated December 8, 2000, recorded under Clerk's File No. 2000-104008 of the Real Property Records of Montgomery County, Texas, by and between Woodlands Office Equities-'95 Limited and First Security Bank, National Association, not individually, but solely as Owner Trustee under the Lexi Trust 2000-1.

q.
All of the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same, and all subterranean waters including without limitation all percolating waters and underground reservoirs are expressly excepted here from as the same are reserved by instrument recorded under File Nos. 9445792 and 2000-104003 of the Real Property Records of Montgomery County, Texas. Surface rights waived therein. Title to said interests have not been investigated subsequent to the execution date of cited instruments.

r.	Building lines and easements as shown on map recorded in Cabinet E, Sheet 164-A of the Map Records of Montgomery County, Texas.

s.	Forest preserves and Pathway easement as reserved by instrument recorded under County Clerk's File No. 9445792 and 2000-104003 of the Real Property Records of Montgomery County, Texas.

t.
Easement 10 feet wide along the front and rear property lines and 5 feet wide along the side property lines as reserved for public utilities by instruments recorded under County Clerk's File Nos. 8610313 and 8620448 of the Real Property Records of Montgomery County, Texas.

u.
Utility Easement 10 feet wide adjacent to, parallel with, and extending the full length of each boundary line as reserved by instrument recorded under County Clerk's File Nos. 9445792 and 2000-104003 of the Real Property Records of Montgomery County, Texas.

v.
Annual Maintenance Charge payable to The Woodlands Community Association, Inc., secured by a Vendor's Lien retained in instrument(s) filed for record under Montgomery County Clerk's File No. 8610313. Said maintenance assessments are subordinated to first liens and improvement liens.

w.
Terms, conditions and stipulations in that certain Reciprocal Easement Agreement dated December 8, 2000, recorded under Clerk's File No. 2000-104008 of the Real Property Records of Montgomery County, Texas, by and between Woodlands Office Equities-'95 Limited and First Security Bank, National Association, not individually, but solely as Owner Trustee under the Lexi Trust 2000-1.

x.	Building set-back lines as reflected by Cabinet F, Sheet 24A of the Map Records of Montgomery County, Texas.

y.	Forest preserve and Pathway easement as reserved by instrument recorded under County Clerk's File No. 9445792 of the Real Property Records of Montgomery County, Texas.

z.
Easement 10 feet wide along the southwesterly property line and 5 feet wide along the side property lines as reserved for public utilities by instruments recorded under County Clerk's File No. 8807519 of the Real Property Records of Montgomery County, Texas.

aa.
Utility Easement 10 feet wide adjacent to, parallel with, and extending the full length of each boundary line as reserved by instrument recorded under County Clerk's File No. 9445792 of the Real Property Records of Montgomery County, Texas.

bb.
All oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same and all subterranean waters including without limitation all percolating waters and underground reservoirs and all other rights in connection with same are reserved by The Woodlands Corporation by instrument filed for record under Montgomery County Clerk's File No.9445792. Surface rights waived therein.

cc.
Maintenance assessment payable to the Woodlands Community Association, Inc. as set forth in instrument recorded under County Clerk's File No. 8807519 of the Real Property Records of Montgomery County, Texas.

Exhibit E
Required Capital Improvements

Required Capital Improvement	Required Completion Date
Replace Roof at Building 1	April 21, 2009
Replace HVAC units at Building 3	April 21, 2009

E-1

AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND TO OTHER LOAN DOCUMENTS

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT AND TO OTHER LOAN DOCUMENTS (this “Amendment”) is made as of September ___, 2009, by and between LEX-GEN WOODLANDS, L.P., a Delaware limited partnership (“Borrower”), and iSTAR FINANCIAL INC., a Maryland corporation (together with its successors and assigns, hereinafter referred to as “Lender”), with offices at c/o iStar Financial Inc., 1114 Avenue of the Americas, 38th Floor, New York, New York 10036.
RECITALS
A.    Borrower and Lender entered into a Loan and Security Agreement dated as of April 21, 2004 (the “Loan Agreement”), pursuant to which, among other things, Lender agreed to make a loan to Borrower in the principal amount of Thirty-Four Million Dollars ($34,000,000) (the “Loan”) upon the terms and conditions set forth in the Loan Agreement. Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. The Loan is evidenced by that certain Promissory Note of even date with the Loan Agreement in the principal amount of the Loan (the “Note”) and is secured by, among other things, that certain Deed of Trust with Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date with the Loan Agreement,, recorded in the Official Records of Montgomery County, Texas, as Document No. 2004-042420 (the “Mortgage”), covering the Property more particularly described on Exhibit A attached hereto and made a part hereof.
B.    Section 5.12 of the Loan Agreement provides that Borrower must complete the Required Capital Improvements by April 21, 2009 (the “Required Completion Date”).
C.    Borrower has requested that Lender extend the Required Completion Date to permit additional time to perform the Required Capital Improvements, and Lender is willing to do so upon the establishment of a Capital Improvements Reserve and the pledge of a Capital Improvements Account (each as defined hereafter), all upon the terms and subject to the conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Incorporation of Recitals. The foregoing Recitals are incorporated herein and expressly made a part hereof.
2.Amendments to Loan Agreement.
(a)    The following terms and related definition are hereby added to Section 1.1 of the Loan Agreement immediately after the defined term “Business Day” and immediately before the defined term “Capital Lease,” and shall read as follows:
“Capital Improvements Account” is defined in Section 6.1.
“Capital Improvements Reserve” means the reserve for Required Capital Improvements established pursuant to Section 5.12.
“Capital Improvements Reserve Statement” is defined in Section 5.12.

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(b)    The following term and related definition is hereby added to Section 1.1 of the Loan Agreement immediately after the defined term “Collateral” and immediately before the defined term “Confidential Information,” and shall read as follows:
“Completion Date” is defined in Section 5.12.
(c)    The definition of “Required Completion Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety and shall read as follows:
“Required Completion Date” means the date that is sixty (60) days following (i) the date that Borrower receives written notice from Lender that a Required Capital Improvement item requires replacement or repair, or (ii) such earlier date specified in a notification from Borrower to Lender that such replacement or repair is necessary.
(d)    The definition of “Reserve Accounts” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety and shall read as follows:
“Reserve Accounts” means the Insurance Reserve Account, the Tax Reserve Account, the Capital Improvements Reserve Account and any other securities or deposit accounts required to be maintained pursuant to this Agreement or the other Loan Documents.
(e)    The definition of “Reserves” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety and shall read as follows:
“Reserves” means the Tax Reserve, the Insurance Reserve and the Capital Improvements Reserve.

(f)    Section 5.12 of the Loan Agreement is amended and restated in its entirety as follows:

5.12	Required Capital Improvements and Capital Improvements Reserve.
(A)    Required Capital Improvements.    Subject to Section 5.12(C), each of the capital improvement items listed on Exhibit E hereto (“Required Capital Improvements”) shall be completed by the Required Completion Date.
(B)    Capital Improvements Reserve.    On or before September __, 2009, Borrower shall deposit $282,000 into the Capital Improvements Account for the purpose of establishing and maintaining a reserve (the “Capital Improvements Reserve”) for the completion of the Required Capital Improvements as required by this Agreement. Subject to Section 5.12(C), the funds contained in the Capital Improvements Reserve shall be utilized by Borrower solely for the Required Capital Improvements. So long as no Default or Event of Default exists at the time of any requested distribution of funds from the Capital Improvements Reserve, Lender shall make funds in the Capital Improvements Reserve available to Borrower subject to satisfaction of each of the following terms and conditions: (a) all Capital Improvements Reserve funds released by Lender to Borrower shall be used to pay for or reimburse Borrower for the reasonable expenses actually incurred and paid by Borrower for Required Capital Improvements; (b) Borrower shall have given Lender a Request for Release satisfactory to Lender; (c) disbursements from the Capital Improvements Reserve shall not be made more frequently than once per Loan Month; (d) each request for a disbursement shall be in an amount of not less than $10,000.00; and (e) upon

2

request of Lender, Borrower shall also provide Lender with additional evidence reasonably satisfactory to Lender that Borrower is the owner or lessee of any capital improvements or equipment for which reimbursement is sought, free of any Liens (other than the first priority security interest in favor of Lender). Lender shall make each disbursement of the Capital Improvements Reserve funds within fifteen (15) days after satisfaction of all the conditions to that disbursement. If an Event of Default exists, Lender may apply the Capital Improvements Reserve funds, together with any interest accrued thereon, to Borrower’s Obligations in such order and priority as Lender may determine. Lender shall not make any disbursements from the Capital Expenditure Reserve to or for the benefit of Borrower until (i) Lender has approved the expenditures proposed by Borrower, (ii) all conditions to such disbursement have been satisfied and (iii) Borrower has provided Lender with all invoices, receipts, lien waivers and other documentation reasonably requested by Lender. If at any time Lender determines, in its reasonable discretion, that the amount in the Capital Improvements Reserve is insufficient for Borrower to complete the requested Required Capital Improvements, then Borrower shall deposit any deficiency, based on Lender’s reasonable estimate, within fifteen (15) days following Lender’s written demand. If there are any funds remaining in the Capital Improvements Reserve on the date on which the Required Capital Improvements have been completed to Lender’s satisfaction (the “Completion Date”), then Lender shall promptly return such remaining funds to Borrower. If Borrower has prepaid the Loan pursuant to Section 2.4(C) before the Completion Date, then Lender shall promptly return any amount remaining in the Capital Improvements Reserve to Borrower.
(C)    Transfer of Mortgaged Property Relating to Required Capital Improvements. If Borrower Transfers any portion of the Mortgaged Property to which the Required Capital Improvements relate, and Lender consents in writing to such Transfer, in each case prior to the Required Completion Date with respect to such Required Capital Improvements, (a) Lender shall promptly return to Borrower the funds in the Capital Improvements Reserve which would otherwise have been made available to Borrower hereunder to pay for or reimburse Borrower for such Required Capital Improvements and (b) Borrower shall be under no further obligation to complete such Required Capital Improvements.

(g)	Section 6.1 of the Loan Agreement is amended by adding the following Section 6.1(A)(iii):

(iii)
Account No. 293-0798992, captioned “Lex-Gen Woodlands, L.P./iStar Tara LLC/Upgrades and Improvements Account” for the retention of collateral in respect of the Required Capital Contributions as provided in Section 5.12 (the “Capital Improvements Account”).

(h)    Exhibit E attached to the Loan Agreement is amended by deleting the column entitled “Required Completion Date.”

3.Amendments to Other Loan Documents. All references in each Loan Document to the Loan Agreement shall refer to the Loan Agreement as amended hereby, as such Loan Agreement may be further amended from time to time.

3

4.Conditions Precedent. Borrower agrees that it shall be a condition precedent to the effectiveness of this Amendment that, among other things, all of the following shall have been satisfied on or prior to the date of this Amendment:
(a)    Borrower shall have paid the actual out-of-pocket fees and expenses of Lender reasonably incurred in connection with this Amendment, including reasonable fees and disbursements of Lender’s attorneys fees;
(b)    Borrower shall have furnished to Lender an affidavit stating the following:

i.	that there have been no modifications to Borrower’s Articles of Organization;

ii.	that there has been no change to the status of Borrower’s good standing in the State of Delaware; and

iii.	that there has been no change to the status of Borrower’s qualification to do business in the State of Texas.

(c)    Borrower shall have deposited or caused to be deposited $282,000 into the Capital Improvements Account.

Lender hereby acknowledges and agrees that its execution and delivery of this Amendment shall constitute the satisfaction and/or waiver of the above conditions.
5.Representations and Warranties. In order to induce Lender to execute this Amendment, Borrower represents and warrants as follows:
(a)    This Amendment, and any other documents and instruments required to be executed and delivered by Borrower in connection herewith, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of Borrower, and will be enforceable in accordance with their respective terms, subject only to bankruptcy and insolvency laws of general applicability and the application of general principles of equity.
(b)    The execution, delivery and performance of this Amendment will not: (i) violate any laws or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, corporate charter or bylaws, instrument, document, agreement or contract of any kind to which Borrower is a party or by which Borrower may be bound. Borrower is not in default (beyond applicable grace or cure periods) under any contract or agreement to which each is a party, the effect of which default will materially adversely affect the performance by Borrower its representative obligations pursuant to and as contemplated by the terms and provisions of this Amendment.
(c)    Borrower hereby represents and warrants that as of the date hereof, Borrower has no defenses, claims, offsets or setoffs with regard to the enforcement of the Loan Documents as modified hereby.
6.Miscellaneous.
(a)    Borrower agrees that the Loan Agreement, the Note and each other Loan Document, as amended by this Amendment, remain in full force and effect in accordance with the previously existing terms thereof, as amended by this Amendment, and such documents and instruments are hereby ratified and confirmed.

4

(b)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(c)    This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, except that the creation, perfection and enforcement of the Liens and security interests created pursuant to the Mortgage shall be governed and construed according to the law of the state of Texas, it being understood that to the fullest extent permitted by the laws of Texas, the law of the State of New York shall govern the Loan Agreement, the Notes and the other Loan Documents as set forth in Section 11.8 of the Loan Agreement.
(d)    The parties hereto expressly acknowledge and agree that this Amendment shall not be construed as a novation of the Note, the Mortgage or any other Loan Document.
(e)    All of the Mortgaged Property (as defined in the Mortgage) shall remain in all respects subject to the lien, charge and encumbrance of the Mortgage, as herein modified, and nothing herein contained and nothing done pursuant hereto, shall affect the lien, charge or encumbrance of the Mortgage, as herein modified, or the priority thereof with respect to other liens, charges, encumbrances or conveyances, or release or affect the liability of any part or parties whomsoever, who may now or hereafter be liable under, or on account of, the Loan Documents.
(f)    The execution and delivery of this Amendment does not constitute a waiver of any default under the Note, Mortgage or any of the other Loan Documents (other than Lender waiving Borrower’s obligation to complete the Required Capital Improvements by the Required Completion Date as originally contemplated by the Loan Agreement); provided, however, that Lender hereby acknowledges that it is not aware of any defaults under the Loan Documents.
(g)    Time is hereby declared to be of the essence of this Amendment and of every part hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BORROWER:

LEX-GEN WOODLANDS, L.P., a Delaware limited partnership

By:	Lex-Gen Woodlands GP, LLC, a Delaware limited liability company, its sole general partner

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

LENDER:

iSTAR FINANCIAL INC., a Maryland corporation

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

6

CONSENT OF GUARANTOR
The undersigned, being the “Guarantor” under that certain Guaranty dated as of April 21, 2004 (the “Guaranty”), made by the undersigned for the benefit of iStar Financial Inc. (“Lender”), hereby consents to the foregoing Amendment to Loan and Security Agreement and to Other Loan Documents. The undersigned agrees that the Guaranty is and shall remain in full force and effect, that the Guaranty is ratified and confirmed hereby, that no defenses or offsets exist to the enforcement thereof, and that Guarantor has no Claims against Lender with respect thereto.
LEXICON PHARMACEUTICALS, INC.
(formerly known as Lexicon Genetics
Incorporated), a Delaware corporation

`                By:    ____________________________
Name:    ____________________________
Title:    ____________________________

7

Exhibit A
Legal Description

TRACT 1
METES AND BOUNDS DESCRIPTION
12.359 ACRES
HENRY APPLEWHITE SURVEY, ABSTRACT NUMBER 51
JOHN TAYLOR SURVEY, ABSTRACT NUMBER 547
MONTGOMERY COUNTY, TEXAS
Being a tract or parcel containing 12.359 acres of land situated in the Henry Applewhite Survey, Abstract Number 51 and the John Taylor Survey, Abstract Number 547, Montgomery County, Texas; being all of Restricted Reserve "A" (called 12.359 acres), The Woodlands Medical Research Park, Section 9, a subdivision plat recorded in Cabinet O, Sheet 180 Montgomery County Map Records (M.C.M.R.), Montgomery County, Texas; said 12.359 acre tract being more particularly described as follows (bearings are referenced to the record information contained in the above described subdivision plat);
BEGINNING at a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set marking the south end of a 25-foot cut-back line at the intersection of the northeasterly right-of-way (R.O.W.) line of Research Forest Drive (160-foot wide R.O.W.) with the southeasterly R.O.W. line of Technology Forest Place (width varies), said iron rod marking the most southerly west corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 01°27'36" West, along said southeasterly R.O.W. line of Technology Forest Place, along said cut-back line and along the west line of said Restricted Reserve "A", a distance of 35.36 feet to a 5/8-inch iron rod with cap found marking the north end of said 25-foot cut-back line and marking the most northerly west corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 43°32'24" East, continuing along said southeasterly R.O.W. line of Technology Forest Place and along the northwesterly line of said Restricted Reserve "A", a distance of 1,060.00 feet to a 5/8-inch iron rod with cap found marking the west end of a 25-foot cut-back line and marking the most westerly north corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 88°32'24" East, continuing along said southeasterly R.O.W. line, along said cutback line and along the north line of said Restricted Reserve "A", a distance of 35.36 feet to a 5/8-inch iron rod with cap found marking the east end of said cut-back line and marking the intersection of said southeasterly R.O.W. line of Technology Forest Place with the southwesterly R.O.W. line of New Trails Drive (80-foot wide R.O.W.), said iron rod marking the most easterly north corner of said Restricted Reserve "A" and the herein described tract;
THENCE, South 46°27'36" East, along said southwesterly R.O.W. line of New Trails Drive and along the northeasterly line of said Restricted Reserve "A", a distance of 460.59 feet to a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", Medical Research Park, Section 4, a subdivision plat recorded in Cabinet G, Sheet 51A, M.C.M.R., said iron rod marking the most easterly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and the herein described tract;
THENCE, South 43°32'24" West, departing said southwesterly R.O.W. line of New Trails Drive, along the northwesterly line of said Restricted Reserve "A", Medical Research Park, Section 4, and along the

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southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9, at a distance of 742.00 feet passing a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a subdivision plat recorded in Cabinet E, Sheet 163B and 164A M.C.M.R. and marking the most westerly corner of said Section 4, continuing along southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and along the northwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, in all, a distance of 1,110.00 feet to a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set in the aforesaid northeasterly R.O.W. line of Research Forest Drive, marking the most westerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and marking the most southerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and the herein described tract;
THENCE, North 46°27'36" West, along said northeasterly R.O.W. line of Research Forest Drive and along the southwesterly line of said Restricted Reserve "A", a distance of 460.59 feet to the POINT OF BEGINNING and containing 12.359 acres (538,380 square feet) of land. This description is based on the ALTA/ACSM Land Title Survey and plat made by Terra Surveying Co., dated April, 2003, updated April 2004, Project Number 1851-0316-S.

TRACT 2
METES AND BOUNDS DESCRIPTION
3.590 ACRES
JOHN TAYLOR SURVEY, ABSTRACT NUMBER 547
MONTGOMERY COUNTY, TEXAS
Being a tract or parcel containing 3.590 acres of land situated in the John Taylor Survey, Abstract Number 547, Montgomery County, Texas; being all of Restricted Reserve "A" (called 3.5905 acres), The Woodlands Medical Research Park, Section 1, a subdivision plat recorded in Cabinet E, Sheet 163B and 164A Montgomery County Map Records (M.C.M.R.), Montgomery County, Texas; said 3.590 acre tract being more particularly described as follows (bearings are referenced to the record information contained in the above described subdivision plat);
BEGINNING at a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set in the northeasterly right-of-way (R.O.W.) line of Research Forest Drive (160-foot wide R.O.W.), marking most southerly corner of Restricted Reserve "A", The Woodlands Medical Research Park, Section 9, a subdivision plat recorded in Cabinet O, Sheet 180 M.C.M.R. and marking the most westerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and the herein described tract;
THENCE, North 43°32'24" East, departing the northeasterly R.O.W. line of said Research Forest Drive, along the southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and along the northwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a distance of 368.00 feet to a 5/8-inch iron rod with cap found marking the most westerly corner of Restricted Reserve "A", Medical Research Park, Section 4, a subdivision plat recorded in Cabinet G, Sheet 51A M.C.M.R. and marking the most northerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and the herein described tract;
THENCE, South 46°27'36" East, along the southwesterly line of said Restricted Reserve "A", Medical Research Park, Section 4 and along the northeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a distance of 425.00 feet to a 5/8-inch iron rod with cap found marking

9

the most northerly corner of Restricted Reserve "A", The Woodlands Medical Research Park, Section 2, a subdivision plat recorded in Cabinet F, Sheet 24 M.C.M.R. and marking the most easterly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and the herein described tract;
THENCE, South 43°32'24" West, along the northwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 2 and along the southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a distance of 368.00 feet to a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set in the aforesaid northeasterly R.O.W. line of Research Forest Drive, marking the most westerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 2 and marking the most southerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and the herein described tract;
THENCE, North 46°27'36" West, along said northeasterly R.O.W. line of Research Forest Drive and along the southwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a distance of 425.00 feet to the POINT OF BEGINNING and containing 3.590 acres (156,400 square feet) of land. This description is based on the ALTA/ACSM Land Title Survey and plat made by Terra Surveying Co., dated April, 2003, updated April, 2004, Project Number 1851-0316-S.

TRACT 3

A non-exclusive easement for vehicular and pedestrian ingress and egress created under the Reciprocal Easement Agreement by and between Woodlands Office Equities-’95 Limited and First Security Bank, National Association, not individually, but solely as Owner Trustee under the Lexi Trust 2000-1 dated as of December 8, 2000, and recorded under the County Clerk’s File No. 2000-104008 and the Real Property Records of Montgomery County, Texas.

10

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND TO OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND TO OTHER LOAN DOCUMENTS (this “Amendment”) is made as of June ___, 2011, by and between LEX-GEN WOODLANDS, L.P., a Delaware limited partnership (“Borrower”), and SFI BELMONT LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as “Lender”), with offices at c/o iStar Financial Inc., 1114 Avenue of the Americas, 38th Floor, New York, New York 10036.
RECITALS
A.    Borrower and iStar Financial Inc., a Maryland corporation (“Original Lender”) entered into a Loan and Security Agreement dated as of April 21, 2004 (the “Original Loan Agreement”), as amended by that certain Amendment to Loan and Security Agreement and to other Loan Documents dated as of September 28, 2009 (the “First Amendment”; the Original Loan Agreement, as amended by such First Amendment, is herein called the “Loan Agreement”), pursuant to which, among other things, Lender agreed to make a loan to Borrower in the principal amount of Thirty-Four Million Dollars ($34,000,000) (the “Loan”) upon the terms and conditions set forth in the Loan Agreement. Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. The Loan is evidenced by that certain Promissory Note of even date with the Loan Agreement in the principal amount of the Loan (the “Note”) and is secured by, among other things, (i) that certain Deed of Trust with Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date with the Loan Agreement, recorded in the Official Records of Montgomery County, Texas (“Official Records”), as Document No. 2004-042420 (the “Mortgage”), covering the Property more particularly described on Exhibit A attached hereto and made a part hereof, and (ii) that certain Guaranty of even date with the Loan Agreement (“Guaranty”) in favor of Original Lender made by Lexicon Genetics Incorporated, which is now known as Lexicon Pharmaceuticals, Inc., a Delaware corporation.
B.    The Loan Documents were assigned by Original Lender to iSTAR TARA LLC, a Delaware limited liability company (“iStar Tara”), pursuant to that certain Assignment and Assumption of Note, Mortgage, and Other Loan Documents made as of March 1, 2009, recorded in the Official Records as Document No. 2009-022702 (the “First Assignment”) and then subsequently assigned by iStar Tara to Lender pursuant to that certain Assignment and Assumption of Note, Deed of Trust and Other Loan Documents made as of March 16, 2011 and recorded in the Official Records as Document No. 2011039443-1.
C.    Section 7.11 of the Loan Agreement prohibits, among other things, the sale of all or any portion of the Mortgaged Property without Lender’s consent.
D.    Borrower desires to sell the portion of the Mortgaged Property which constitutes that portion of the Land (and the Improvement located thereupon) identified as “TRACT 2” on Exhibit A attached hereto (herein called the “Tract 2 Release Parcel”), with Borrower retaining both “TRACT 1” and “TRACT 3” on Exhibit A, pursuant to that certain Purchase and Sale Agreement (“Tract 2 Agreement”) between Borrower and Tridan II, LLC, a Texas limited liability company, as successor by assignment to Tridan, LLC, a Texas limited liability company (“Tract 2 Purchaser”), and has requested Lender’s consent to such sale and Lender to release the lien of the Mortgage on the Tract 2 Release Parcel, and Lender is willing to do so solely upon the terms and subject to the conditions set forth herein.

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AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Incorporation of Recitals. The foregoing Recitals are incorporated herein and expressly made a part hereof.
2.Lender Consent. Lender hereby consents to the sale of the Tract 2 Release Parcel to the Tract 2 Purchaser (or its permitted assigns) pursuant to the Tract 2 Agreement and agrees to authorize the Title Company (as defined in the Tract 2 Agreement) to record an executed and acknowledged counterpart of the partial release attached hereto as Exhibit B (“Partial Release”) only upon satisfaction of all of the following conditions:
(a)    Borrower and Lender execute and deliver this Amendment and Guarantor executes and delivers the Consent of Guarantor attached hereto.
(b)    The gross purchase price paid by Tract 2 Purchaser to Borrower (that is, prior to deducting commissions, pro rated taxes and other expenses, costs associated with the title policy to be acquired for the benefit of Tract 2 Purchaser, any other closing costs to be paid by Borrower, as contemplated by the Tract 2 Agreement, and Borrower’s expenses related to such sale, including reasonable attorneys fees (collectively, the “Tract 2 Closing Costs”)), remains at least $2,500,000.
(c)    Prior to the closing of the sale of the Tract 2 Release Parcel to Tract 2 Purchaser (herein, the “Tract 2 Closing”), and Borrower’s executing and delivering the final settlement statement for the Tract 2 Closing, Borrower obtains Lender’s prior consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed, but may be withheld by Lender if the requirements in item (d) below is not satisfied).
(d)    The final closing statement for the Tract 2 Closing reflects that all of the net proceeds (i.e., gross purchase price reduced by the Tract 2 Closing Costs) shall be paid directly to Lender.
(e)    Contemporaneously with or prior to the Tract 2 Closing, Borrower pays (or delivers sufficient funds to the Title Company to pay) Lender an amount equal to $210,000, which amount Borrower and Lender agree is the Prepayment Premium attributable to the partial principal repayment being made in item (d) above.
Lender agrees to deliver the Partial Release to the Title Company on or prior to the scheduled date of the Tract 2 Closing, whereupon Borrower agrees that it shall cause each of the foregoing conditions to be satisfied and completed within two (2) business days of such Tract 2 Closing, or alternatively, Borrower shall cause the Partial Release to be returned to Lender within two (2) business days following the scheduled date of the Tract 2 Closing.
3.Application of Payments. Lender agrees that all amounts Lender receives pursuant to item (d) of Section 2 above shall be applied to reduce the outstanding principal of the Loan. Borrower understands and agrees that none of the yield maintenance premium paid to Lender pursuant to item (e) of Section 2 above shall be applied to any principal or interest due under the Loan. Additionally, Lender and Borrower recognize and agree that regular monthly installments of principal and interest following the Tract 2 Closing shall continue (so long as interest is not charged at the Default Rate as required by the Loan Documents) to be in an amount of Two Hundred Eighty-Nine Thousand Two Hundred Seventy-Five and 64/100 Dollars ($289,275.64).

2

4.Partial Termination of Guarantor Lease. Subject to Borrower’s satisfaction of the conditions set forth in Section 2 above, Lender consents to the termination of the Guarantor Lease with respect to Tract 2 simultaneously with, and as part of, the Tract 2 Closing.
5.Capital Improvements. As used herein, “Sale Modification Date” means the first day when all of the following have occurred: (A) the Tract 2 Closing has occurred, (B) Lender has received the payments required by Sections 2(d) and (e) above, and (C) Lender has authorized the Title Company to record the Partial Release. Promptly following the Sale Modification Date, Lender shall deliver or cause to be delivered to Borrower, One Hundred Thirty-Eight Thousand and No/100 Dollars ($138,000.00) from the Capital Improvements Reserve. Effective as of the Sale Modification Date, and only if such date occurs, Exhibit E attached to the Loan Agreement shall be amended by deleting the row stating “Replace HVAC units at Building 3”, without further action by any party.
6.Amendments to Other Loan Documents. All references in each of the Loan Documents to the Loan Agreement shall refer to the Loan Agreement, as amended hereby, as such Loan Agreement may be further amended from time to time. From and after such time, if ever, when Lender delivers and releases the Partial Release for recording, all references to the Mortgaged Property shall not include the portion of the Mortgaged Property released from Lender’s liens as set forth in the Partial Release.
7.Conditions Precedent. Borrower agrees that it shall be a condition precedent to the effectiveness of this Amendment that, among other things, all of the following shall have been satisfied on or prior to the date Lender authorizes the Title Company to record the Partial Release:
(a)    Borrower shall have paid (or have delivered sufficient funds to the Title Company to pay) the actual out-of-pocket fees and expenses of Lender reasonably incurred in connection with this Amendment, including reasonable fees and disbursements of Lender’s attorneys;
(b)    Borrower shall have furnished to Lender an affidavit stating the following:

i.	that there have been no modifications to Borrower’s Articles of Organization that have not been previously delivered to Lender;

ii.	that Borrower is in good standing in the State of Delaware; and

iii.	that Borrower is qualified to conduct business in the State of Texas.

8.Representations and Warranties. In order to induce Lender to execute this Amendment, Borrower represents and warrants as follows:
(a)    This Amendment, and any other documents and instruments required to be executed and delivered by Borrower in connection herewith, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of Borrower, and will be enforceable in accordance with their respective terms, subject only to bankruptcy and insolvency laws of general applicability and the application of general principles of equity.
(b)    The execution, delivery and performance of this Amendment will not: (i) violate any laws or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, corporate charter or bylaws, instrument, document, agreement or contract of any kind to which Borrower is a party or by which Borrower may be bound.
(c)    To Borrower’s knowledge, Borrower is not in default (beyond applicable grace or cure periods) under any contract or agreement to which Borrower is a party, the effect of which default will materially

3

adversely affect the performance by Borrower of its representative obligations pursuant to and as contemplated by the terms and provisions of this Amendment.
(d)    Borrower hereby represents and warrants that as of the date hereof, Borrower has no defenses, claims, offsets or setoffs with regard to the enforcement of the Loan Documents as modified hereby.
9.Miscellaneous.
(a)    Borrower agrees that the Loan Agreement, the Note and each other Loan Document, as amended by this Amendment, remain in full force and effect in accordance with the previously existing terms thereof, as amended by this Amendment, and such documents and instruments are hereby ratified and confirmed.
(b)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(c)    This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, except that the creation, perfection and enforcement of the Liens and security interests created pursuant to the Mortgage shall be governed and construed according to the law of the state of Texas, it being understood that to the fullest extent permitted by the laws of Texas, the law of the State of New York shall govern the Loan Agreement, the Notes and the other Loan Documents as set forth in Section 11.8 of the Loan Agreement.
(d)    The parties hereto expressly acknowledge and agree that this Amendment shall not be construed as a novation of the Note, the Mortgage or any other Loan Document.
(e)    All of the Mortgaged Property (other than the portion of the Mortgaged Property released from Lender’s liens as set forth in the Partial Release, upon the execution and recording of same) shall remain in all respects subject to the lien, charge and encumbrance of the Mortgage, as herein modified, and nothing herein contained and nothing done pursuant hereto, shall affect the lien, charge or encumbrance of the Mortgage, as herein modified, or the priority thereof with respect to other liens, charges, encumbrances or conveyances, or release or affect the liability of any part or parties whomsoever, who may now or hereafter be liable under, or on account of, the Loan Documents.
(f)    The execution and delivery of this Amendment does not constitute a waiver of any default under the Note, Mortgage or any of the other Loan Documents (other than Lender waiving Borrower’s obligation to complete the Required Capital Improvements by the Required Completion Date as originally contemplated by the Loan Agreement); provided, however, that Lender hereby acknowledges that it is not aware of any defaults under the Loan Documents.
(g)    Time is hereby declared to be of the essence of this Amendment and of every part hereof.
[Signatures Follow on the Next Page]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BORROWER:

LEX-GEN WOODLANDS, L.P., a Delaware limited partnership

By:	Lex-Gen Woodlands GP, LLC, a Delaware limited liability company, its sole general partner

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

LENDER:

SFI BELMONT LLC, a Delaware limited liability
company

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

5

CONSENT OF GUARANTOR
The undersigned, being the “Guarantor” under the Guaranty, hereby consents to the foregoing Amendment to Loan and Security Agreement and to Other Loan Documents. The undersigned agrees that the Guaranty is and shall remain in full force and effect, that as of the date hereof (i) the Guaranty is ratified and confirmed hereby, (ii) no defenses or offsets exist to the enforcement thereof, and (iii) Guarantor has no Claims against Lender with respect thereto. All capitalized terms used in this Consent of Guarantor shall have the meaning ascribed to such terms in the Amendment to which this Consent of Guarantor is attached. Further, Guarantor, as tenant under the Guarantor Lease, agrees for the benefit of Lender and Borrower that following the Tract 2 Closing, the Premises under and as defined in the Guarantor Lease shall not include the property sold by Borrower to Tract 2 Purchaser and released from Lender’s liens by the Partial Release, and that such reduction in the Premises does not and shall not change the rent payable under such Guarantor Lease or Guarantor’s obligations and liabilities for the remaining portions of such Premises. Guarantor agrees, upon request of either Lender or Borrower, to enter into an amendment to the Guarantor Lease, to reflect such change in the Premises and other items above.
LEXICON PHARMACEUTICALS, INC.
(formerly known as Lexicon Genetics
Incorporated), a Delaware corporation

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

6

Exhibit A
Legal Description

TRACT 1
METES AND BOUNDS DESCRIPTION
12.359 ACRES
HENRY APPLEWHITE SURVEY, ABSTRACT NUMBER 51
JOHN TAYLOR SURVEY, ABSTRACT NUMBER 547
MONTGOMERY COUNTY, TEXAS
Being a tract or parcel containing 12.359 acres of land situated in the Henry Applewhite Survey, Abstract Number 51 and the John Taylor Survey, Abstract Number 547, Montgomery County, Texas; being all of Restricted Reserve "A" (called 12.359 acres), The Woodlands Medical Research Park, Section 9, a subdivision plat recorded in Cabinet O, Sheet 180 Montgomery County Map Records (M.C.M.R.), Montgomery County, Texas; said 12.359 acre tract being more particularly described as follows (bearings are referenced to the record information contained in the above described subdivision plat);
BEGINNING at a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set marking the south end of a 25-foot cut-back line at the intersection of the northeasterly right-of-way (R.O.W.) line of Research Forest Drive (160-foot wide R.O.W.) with the southeasterly R.O.W. line of Technology Forest Place (width varies), said iron rod marking the most southerly west corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 01°27'36" West, along said southeasterly R.O.W. line of Technology Forest Place, along said cut-back line and along the west line of said Restricted Reserve "A", a distance of 35.36 feet to a 5/8-inch iron rod with cap found marking the north end of said 25-foot cut-back line and marking the most northerly west corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 43°32'24" East, continuing along said southeasterly R.O.W. line of Technology Forest Place and along the northwesterly line of said Restricted Reserve "A", a distance of 1,060.00 feet to a 5/8-inch iron rod with cap found marking the west end of a 25-foot cut-back line and marking the most westerly north corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 88°32'24" East, continuing along said southeasterly R.O.W. line, along said cutback line and along the north line of said Restricted Reserve "A", a distance of 35.36 feet to a 5/8-inch iron rod with cap found marking the east end of said cut-back line and marking the intersection of said southeasterly R.O.W. line of Technology Forest Place with the southwesterly R.O.W. line of New Trails Drive (80-foot wide R.O.W.), said iron rod marking the most easterly north corner of said Restricted Reserve "A" and the herein described tract;
THENCE, South 46°27'36" East, along said southwesterly R.O.W. line of New Trails Drive and along the northeasterly line of said Restricted Reserve "A", a distance of 460.59 feet to a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", Medical Research Park, Section 4, a subdivision plat recorded in Cabinet G, Sheet 51A, M.C.M.R., said iron rod marking the most easterly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and the herein described tract;
THENCE, South 43°32'24" West, departing said southwesterly R.O.W. line of New Trails Drive, along the northwesterly line of said Restricted Reserve "A", Medical Research Park, Section 4, and along the

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southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9, at a distance of 742.00 feet passing a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a subdivision plat recorded in Cabinet E, Sheet 163B and 164A M.C.M.R. and marking the most westerly corner of said Section 4, continuing along southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and along the northwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, in all, a distance of 1,110.00 feet to a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set in the aforesaid northeasterly R.O.W. line of Research Forest Drive, marking the most westerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and marking the most southerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and the herein described tract;
THENCE, North 46°27'36" West, along said northeasterly R.O.W. line of Research Forest Drive and along the southwesterly line of said Restricted Reserve "A", a distance of 460.59 feet to the POINT OF BEGINNING and containing 12.359 acres (538,380 square feet) of land. This description is based on the ALTA/ACSM Land Title Survey and plat made by Terra Surveying Co., dated April, 2003, updated April 2004, Project Number 1851-0316-S.

TRACT 2
METES AND BOUNDS DESCRIPTION
3.590 ACRES
JOHN TAYLOR SURVEY, ABSTRACT NUMBER 547
MONTGOMERY COUNTY, TEXAS
Being a tract or parcel containing 3.590 acres of land situated in the John Taylor Survey, Abstract Number 547, Montgomery County, Texas; being all of Restricted Reserve "A" (called 3.5905 acres), The Woodlands Medical Research Park, Section 1, a subdivision plat recorded in Cabinet E, Sheet 163B and 164A Montgomery County Map Records (M.C.M.R.), Montgomery County, Texas; said 3.590 acre tract being more particularly described as follows (bearings are referenced to the record information contained in the above described subdivision plat);
BEGINNING at a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set in the northeasterly right-of-way (R.O.W.) line of Research Forest Drive (160-foot wide R.O.W.), marking most southerly corner of Restricted Reserve "A", The Woodlands Medical Research Park, Section 9, a subdivision plat recorded in Cabinet O, Sheet 180 M.C.M.R. and marking the most westerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and the herein described tract;
THENCE, North 43°32'24" East, departing the northeasterly R.O.W. line of said Research Forest Drive, along the southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and along the northwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a distance of 368.00 feet to a 5/8-inch iron rod with cap found marking the most westerly corner of Restricted Reserve "A", Medical Research Park, Section 4, a subdivision plat recorded in Cabinet G, Sheet 51A M.C.M.R. and marking the most northerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and the herein described tract;
THENCE, South 46°27'36" East, along the southwesterly line of said Restricted Reserve "A", Medical Research Park, Section 4 and along the northeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a distance of 425.00 feet to a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", The Woodlands Medical Research Park, Section 2, a

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subdivision plat recorded in Cabinet F, Sheet 24 M.C.M.R. and marking the most easterly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and the herein described tract;
THENCE, South 43°32'24" West, along the northwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 2 and along the southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a distance of 368.00 feet to a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set in the aforesaid northeasterly R.O.W. line of Research Forest Drive, marking the most westerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 2 and marking the most southerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and the herein described tract;
THENCE, North 46°27'36" West, along said northeasterly R.O.W. line of Research Forest Drive and along the southwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a distance of 425.00 feet to the POINT OF BEGINNING and containing 3.590 acres (156,400 square feet) of land. This description is based on the ALTA/ACSM Land Title Survey and plat made by Terra Surveying Co., dated April, 2003, updated April, 2004, Project Number 1851-0316-S.

TRACT 3

A non-exclusive easement for vehicular and pedestrian ingress and egress created under the Reciprocal Easement Agreement by and between Woodlands Office Equities-’95 Limited and First Security Bank, National Association, not individually, but solely as Owner Trustee under the Lexi Trust 2000-1 dated as of December 8, 2000, and recorded under the County Clerk’s File No. 2000-104008 and the Real Property Records of Montgomery County, Texas.

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Exhibit B

Partial Release

10

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND TO OTHER LOAN DOCUMENTS

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND TO OTHER LOAN DOCUMENTS (this “Amendment”) is made as of August 30, 2011, by and between LEX-GEN WOODLANDS, L.P., a Delaware limited partnership (“Borrower”), and SFI BELMONT LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as “Lender”), with offices at c/o iStar Financial Inc., 1114 Avenue of the Americas, 38th Floor, New York, New York 10036.
RECITALS
A.    Borrower and iStar Financial Inc., a Maryland corporation (“Original Lender”) entered into a Loan and Security Agreement dated as of April 21, 2004 (the “Original Loan Agreement”), as amended by that certain Amendment to Loan and Security Agreement and to other Loan Documents dated as of September 28, 2009 (the “First Amendment”) and that certain Second Amendment to Loan and Security Agreement and to other Loan Documents dated as of June 17, 2011 (the “Second Amendment”; the Original Loan Agreement, as amended by such First Amendment and Second Amendment, is herein called the “Loan Agreement”), pursuant to which, among other things, Lender agreed to make a loan to Borrower in the principal amount of Thirty-Four Million Dollars ($34,000,000) (the “Loan”) upon the terms and conditions set forth in the Loan Agreement. Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. The Loan is evidenced by that certain Promissory Note of even date with the Loan Agreement in the principal amount of the Loan (the “Note”) and is secured by, among other things, (i) that certain Deed of Trust with Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date with the Loan Agreement, recorded in the Official Records of Montgomery County, Texas (“Official Records”), as Document No. 2004-042420 (the “Mortgage”), covering the Property more particularly described on Exhibit A attached hereto and made a part hereof, and (ii) that certain Guaranty of even date with the Loan Agreement (“Guaranty”) in favor of Original Lender made by Lexicon Genetics Incorporated, which is now known as Lexicon Pharmaceuticals, Inc., a Delaware corporation.
B.    The Loan Documents were assigned by Original Lender to iSTAR TARA LLC, a Delaware limited liability company (“iStar Tara”), pursuant to that certain Assignment and Assumption of Note, Mortgage, and Other Loan Documents made as of March 1, 2009, recorded in the Official Records as Document No. 2009-022702 (the “First Assignment”) and then subsequently assigned by iStar Tara to Lender pursuant to that certain Assignment and Assumption of Note, Deed of Trust and Other Loan Documents made as of March 16, 2011 and recorded in the Official Records as Document No. 2011039443.
C.    Borrower has requested that the definition of “Change in Control” in the Loan Agreement be modified as contemplated by this Amendment, and Lender is willing to consent to such modification, all upon the terms and subject to the conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Incorporation of Recitals. The foregoing Recitals are incorporated herein and expressly made a part hereof.

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2.Amendment to Loan Agreement.
(a)The definition of “Change in Control” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety and shall read as follows:
“Change in Control” means the occurrence of any one or more of the following: (i) a sale of all or substantially all of the assets of Guarantor, in a single transaction or series of transactions, (ii) a Person or Group, other than Invus, shall have acquired, in one or more transactions, ownership or control of forty-nine percent (49%) or more of the voting Securities of Guarantor, (iii) Guarantor shall cease to directly or indirectly Control the business and affairs of the Borrower or (iv) Guarantor shall cease to directly or indirectly own fifty-one percent (51%) or more of the voting Securities of Borrower.
(b)The following term and related definition is hereby added to Section 1.1 of the Loan Agreement immediately after the defined term “Investment” and immediately before the defined term “Land,” and shall read as follows:
“Invus” means, collectively, Invus, L.P., a Bermuda limited partnership, Invus C.V., a Netherlands limited partnership, Invus Public Equities, L.P., a Bermuda limited partnership, and any other Person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any of such entities.
3.Amendments to Other Loan Documents. All references in each of the Loan Documents to the Loan Agreement shall refer to the Loan Agreement, as amended hereby, as such Loan Agreement may be further amended from time to time.
4.Conditions Precedent. Borrower agrees that it shall be a condition precedent to the effectiveness of this Amendment that, among other things, all of the following shall have been satisfied promptly following the date of this Amendment:
(a)    Borrower shall have paid the actual out-of-pocket fees and expenses of Lender reasonably incurred in connection with this Amendment, including reasonable fees and disbursements of Lender’s attorneys;
(b)    Borrower shall have furnished to Lender an affidavit stating the following:

i.	that there have been no modifications to Borrower’s Articles of Organization that have not been previously delivered to Lender;

ii.	that Borrower is in good standing in the State of Delaware; and

iii.	that Borrower is qualified to conduct business in the State of Texas.

5.Representations and Warranties. In order to induce Lender to execute this Amendment, Borrower represents and warrants as follows:
(a)    This Amendment, and any other documents and instruments required to be executed and delivered by Borrower in connection herewith, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of Borrower, and will be enforceable in accordance with their respective terms, subject only to bankruptcy and insolvency laws of general applicability and the application of general principles of equity.
(b)    The execution, delivery and performance of this Amendment will not: (i) violate any laws or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, corporate charter or bylaws, instrument,

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document, agreement or contract of any kind to which Borrower is a party or by which Borrower may be bound.
(c)    To Borrower’s knowledge, Borrower is not in default (beyond applicable grace or cure periods) under any contract or agreement to which Borrower is a party, the effect of which default will materially adversely affect the performance by Borrower of its representative obligations pursuant to and as contemplated by the terms and provisions of this Amendment.
(d)    Borrower hereby represents and warrants that as of the date hereof, Borrower has no defenses, claims, offsets or setoffs with regard to the enforcement of the Loan Documents as modified hereby.
6.Miscellaneous.
(a)    Borrower agrees that the Loan Agreement, the Note and each other Loan Document, as amended by this Amendment, remain in full force and effect in accordance with the previously existing terms thereof, as amended by this Amendment, and such documents and instruments are hereby ratified and confirmed.
(b)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(c)    This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, except that the creation, perfection and enforcement of the Liens and security interests created pursuant to the Mortgage shall be governed and construed according to the law of the state of Texas, it being understood that to the fullest extent permitted by the laws of Texas, the law of the State of New York shall govern the Loan Agreement, the Notes and the other Loan Documents as set forth in Section 11.8 of the Loan Agreement.
(d)    The parties hereto expressly acknowledge and agree that this Amendment shall not be construed as a novation of the Note, the Mortgage or any other Loan Document.
(e)    All of the Mortgaged Property shall remain in all respects subject to the lien, charge and encumbrance of the Mortgage, as herein modified, and nothing herein contained and nothing done pursuant hereto, shall affect the lien, charge or encumbrance of the Mortgage, as herein modified, or the priority thereof with respect to other liens, charges, encumbrances or conveyances, or release or affect the liability of any part or parties whomsoever, who may now or hereafter be liable under, or on account of, the Loan Documents.
(f)    The execution and delivery of this Amendment does not constitute a waiver of any default under the Note, Mortgage or any of the other Loan Documents; provided, however, that Lender hereby acknowledges that it is not aware of any defaults under the Loan Documents.
(g)    Time is hereby declared to be of the essence of this Amendment and of every part hereof.
[Signatures Follow on the Next Page]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BORROWER:

LEX-GEN WOODLANDS, L.P., a Delaware limited partnership

By:	Lex-Gen Woodlands GP, LLC, a Delaware limited liability company, its sole general partner

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

LENDER:

SFI BELMONT LLC, a Delaware limited liability
company

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

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CONSENT OF GUARANTOR
The undersigned, being the “Guarantor” under the Guaranty, hereby consents to the foregoing Amendment to Loan and Security Agreement and to Other Loan Documents. The undersigned agrees that the Guaranty is and shall remain in full force and effect, that as of the date hereof (i) the Guaranty is ratified and confirmed hereby, (ii) no defenses or offsets exist to the enforcement thereof, and (iii) Guarantor has no Claims against Lender with respect thereto. All capitalized terms used in this Consent of Guarantor shall have the meaning ascribed to such terms in the Amendment to which this Consent of Guarantor is attached.
LEXICON PHARMACEUTICALS, INC.
(formerly known as Lexicon Genetics
Incorporated), a Delaware corporation

By:    ____________________________
Name:    ____________________________

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Exhibit A
Legal Description

TRACT 1
METES AND BOUNDS DESCRIPTION
12.359 ACRES
HENRY APPLEWHITE SURVEY, ABSTRACT NUMBER 51
JOHN TAYLOR SURVEY, ABSTRACT NUMBER 547
MONTGOMERY COUNTY, TEXAS
Being a tract or parcel containing 12.359 acres of land situated in the Henry Applewhite Survey, Abstract Number 51 and the John Taylor Survey, Abstract Number 547, Montgomery County, Texas; being all of Restricted Reserve "A" (called 12.359 acres), The Woodlands Medical Research Park, Section 9, a subdivision plat recorded in Cabinet O, Sheet 180 Montgomery County Map Records (M.C.M.R.), Montgomery County, Texas; said 12.359 acre tract being more particularly described as follows (bearings are referenced to the record information contained in the above described subdivision plat);
BEGINNING at a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set marking the south end of a 25-foot cut-back line at the intersection of the northeasterly right-of-way (R.O.W.) line of Research Forest Drive (160-foot wide R.O.W.) with the southeasterly R.O.W. line of Technology Forest Place (width varies), said iron rod marking the most southerly west corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 01°27'36" West, along said southeasterly R.O.W. line of Technology Forest Place, along said cut-back line and along the west line of said Restricted Reserve "A", a distance of 35.36 feet to a 5/8-inch iron rod with cap found marking the north end of said 25-foot cut-back line and marking the most northerly west corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 43°32'24" East, continuing along said southeasterly R.O.W. line of Technology Forest Place and along the northwesterly line of said Restricted Reserve "A", a distance of 1,060.00 feet to a 5/8-inch iron rod with cap found marking the west end of a 25-foot cut-back line and marking the most westerly north corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 88°32'24" East, continuing along said southeasterly R.O.W. line, along said cutback line and along the north line of said Restricted Reserve "A", a distance of 35.36 feet to a 5/8-inch iron rod with cap found marking the east end of said cut-back line and marking the intersection of said southeasterly R.O.W. line of Technology Forest Place with the southwesterly R.O.W. line of New Trails Drive (80-foot wide R.O.W.), said iron rod marking the most easterly north corner of said Restricted Reserve "A" and the herein described tract;
THENCE, South 46°27'36" East, along said southwesterly R.O.W. line of New Trails Drive and along the northeasterly line of said Restricted Reserve "A", a distance of 460.59 feet to a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", Medical Research Park, Section 4, a subdivision plat recorded in Cabinet G, Sheet 51A, M.C.M.R., said iron rod marking the most easterly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and the herein described tract;
THENCE, South 43°32'24" West, departing said southwesterly R.O.W. line of New Trails Drive, along the northwesterly line of said Restricted Reserve "A", Medical Research Park, Section 4, and along the

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southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9, at a distance of 742.00 feet passing a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a subdivision plat recorded in Cabinet E, Sheet 163B and 164A M.C.M.R. and marking the most westerly corner of said Section 4, continuing along southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and along the northwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, in all, a distance of 1,110.00 feet to a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set in the aforesaid northeasterly R.O.W. line of Research Forest Drive, marking the most westerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and marking the most southerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and the herein described tract;
THENCE, North 46°27'36" West, along said northeasterly R.O.W. line of Research Forest Drive and along the southwesterly line of said Restricted Reserve "A", a distance of 460.59 feet to the POINT OF BEGINNING and containing 12.359 acres (538,380 square feet) of land. This description is based on the ALTA/ACSM Land Title Survey and plat made by Terra Surveying Co., dated April, 2003, updated April 2004, Project Number 1851-0316-S.

TRACT 2

A non-exclusive easement for vehicular and pedestrian ingress and egress created under the Reciprocal Easement Agreement by and between Woodlands Office Equities-’95 Limited and First Security Bank, National Association, not individually, but solely as Owner Trustee under the Lexi Trust 2000-1 dated as of December 8, 2000, and recorded under the County Clerk’s File No. 2000-104008 and the Real Property Records of Montgomery County, Texas.

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FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND TO OTHER LOAN DOCUMENTS

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND TO OTHER LOAN DOCUMENTS (this “Amendment”) is made as of September 17, 2013, by and between LEX-GEN WOODLANDS, L.P., a Delaware limited partnership (“Borrower”), and SFI BELMONT LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as “Lender”), with offices at c/o iStar Financial Inc., 1114 Avenue of the Americas, 38th Floor, New York, New York 10036.
RECITALS
A.    Borrower and iStar Financial Inc., a Maryland corporation (“Original Lender”) entered into a Loan and Security Agreement dated as of April 21, 2004 (the “Original Loan Agreement”), as amended by that certain Amendment to Loan and Security Agreement and to other Loan Documents dated as of September 28, 2009 (the “First Amendment”); that certain Second Amendment to Loan and Security Agreement and to other Loan Documents dated as of June 17, 2011 (the “Second Amendment”); and that certain Third Amendment to Loan and Security and to other Loan Documents dated as of August 30, 2011 (the “Third Amendment”); the Original Loan Agreement, as amended by such First Amendment, Second Amendment, and Third Amendment, is herein called the “Loan Agreement”), pursuant to which, among other things, Lender agreed to make a loan to Borrower in the principal amount of Thirty-Four Million Dollars ($34,000,000) (the “Loan”) upon the terms and conditions set forth in the Loan Agreement. Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. The Loan is evidenced by that certain Promissory Note of even date with the Loan Agreement in the principal amount of the Loan (the “Note”) and is secured by, among other things, (i) that certain Deed of Trust with Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date with the Loan Agreement, recorded in the Official Records of Montgomery County, Texas (“Official Records”), as Document No. 2004-042420 (the “Mortgage”), covering the Property more particularly described on Exhibit A attached hereto and made a part hereof, and (ii) that certain Guaranty of even date with the Loan Agreement (“Guaranty”) in favor of Original Lender made by Lexicon Genetics Incorporated, which is now known as Lexicon Pharmaceuticals, Inc., a Delaware corporation.
B.    The Loan Documents were assigned by Original Lender to iSTAR TARA LLC, a Delaware limited liability company (“iStar Tara”), pursuant to that certain Assignment and Assumption of Note, Mortgage, and Other Loan Documents made as of March 1, 2009, recorded in the Official Records as Document No. 2009-022702 (the “First Assignment”) and then subsequently assigned by iStar Tara to Lender pursuant to that certain Assignment and Assumption of Note, Deed of Trust and Other Loan Documents made as of March 16, 2011 and recorded in the Official Records as Document No. 2011039443.
C.    Borrower has requested an extension of the Maturity Date of the Loan as contemplated by this Amendment, and Lender is willing to consent to such modification, all upon the terms and subject to the conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Incorporation of Recitals. The foregoing Recitals are incorporated herein and expressly made a part hereof.

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2.Amendment to Loan Agreement.
(a)The definition of “Lockout Expiration Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety and shall read as follows:
“Lockout Expiration Date” means January 20, 2017.”
(b)The definition of “Maturity Date” in Section 2.4(B) of the Loan Agreement and all references in the other Loan Documents to the Maturity Date shall mean April 21, 2017, or such earlier date as the Loan is prepaid in full or accelerated.
(c)    A new Section 11.18 is hereby added to the Loan Agreement immediately following Section 11.17 and before the sentence “witness the due execution hereof as of the date first written above”, which new Section 11.18 provides as follows:
11.18 Right of First Offer.
(a)    If Borrower or any Affiliate of Borrower (herein, “Borrower Party”) intends to seek, obtain or accept a proposal for a loan, refinancing, or sale-leaseback transaction of the Mortgaged Property, or any portion thereof, Borrower shall deliver to Lender a letter or other writing setting forth Borrower Party’s desire to undertake such a transaction and the general requirements thereof, including the requested loan amount, loan term, interest rate, purchase price, and/or lease term, as applicable, together with any special conditions (collectively, the “Request for Proposal”).
(b)    During the period from the receipt by Lender of the initial Request for Proposal and thirty (30) days thereafter (the “Proposal Period”), Lender shall have the right and option to provide a loan, refinancing, loan extension, or a sale-leaseback proposal for such transaction for the Mortgaged Property (collectively, the “Lender’s Proposal”) to Borrower Party setting forth the terms and conditions of such transaction from Lender, which Lender’s Proposal shall include a time period (which shall not extend more than ten (10) days beyond the Proposal Period) (the “Response Period”) within which Borrower Party must accept or reject such Lender’s Proposal by delivering written notice thereof to Lender. To the extent Borrower Party fails to so accept or reject Lender’s Proposal on or prior to the expiration of Response Period, Borrower Party shall be deemed to have rejected Lender’s Proposal.
(c)    Borrower Party shall have the right to request and negotiate additional proposals, term sheets, commitments, or similar items relating to any potential loan, refinancing, or sale-leaseback transactions for the Mortgaged Property or any portion thereof (each, a “Third-Party Proposal”) during the Proposal Period and thereafter. If Borrower Party receives a Third Party Proposal during the Proposal Period, and if such Third-Party Proposal is “Competitive With” (as defined below) Lender’s Proposal, then within three (3) Business Days of Borrower Party’s receipt of such Third-Party Proposal, Borrower shall furnish to Lender a copy of such Third-Party Proposal (subject to any confidentiality restrictions to which Borrower Party may be subject thereunder). Lender agrees (i) to hold any such Third-Party Proposal in strict confidence and take reasonable precautions to protect such Third-Party Proposal, (ii) not to divulge the contents of any such Third-Party Proposal to any third party, subject to the right to disclose such information (a) to Lender’s directors, officers, employees and agents, including advisors, accountants, attorneys and parent entities, under like strictures of confidentiality, as may be reasonably required for Lender to evaluate the Third-Party Proposal, and (b) to the extent required by law or regulations or by any

2

subpoena or similar legal process, and (iii) not to make any use of any such Third-Party Proposal except to evaluate whether to revise Lender’s Proposal as contemplated in this Section 11.18. For clarity, Borrower shall only be obligated to furnish Lender with a copy of any Third-Party Proposal received by Borrower Party from any particular third party during the Proposal Period.
(d)    If Borrower Party furnishes a copy of a Third-Party Proposal to Lender pursuant to Section 11.18(b), on or prior to the earlier of (i) five (5) Business Days of Lender’s receipt of a copy of a Third-Party Proposal or (ii) the last day of the Proposal Period (the “Revised Proposal Submission Period”), Lender shall be permitted to (but Lender shall be under no obligation to) provide an initial Lender’s Proposal or, if Lender has already provided an initial Lender’s Proposal, revise Lender’s Proposal as Lender deems appropriate, if at all, and submit same to Borrower Party, in which event Borrower Party shall have until the later of (1) five (5) Business Days following Lender’s submission of the initial or revised Lender’s Proposal, as applicable, or (2) the last day of the Proposal Period (the “Revised Proposal Response Period”), to accept or reject the initial or revised Lender’s Proposal, as applicable, by delivering written notice thereof to Lender. To the extent Borrower Party fails to so accept or reject the initial or revised Lender’s Proposal, as applicable, on or prior to the expiration of the Revised Proposal Response Period, Borrower shall be deemed to have rejected such Lender’s Proposal. For purposes of this Section 11.18, Lender’s Proposal shall be deemed to be “Competitive With” a Third-Party Proposal if (a) Lender’s Proposal is for a loan amount or purchase price, as applicable, of one hundred percent (100%) or more of the loan amount or purchase price, as applicable, set forth in such Third-Party Proposal and (b) if (I) a sale-leaseback transaction, Lender’s Proposal sets forth an annual rental rate as a percentage of purchase price calculated over the term of the lease which is within twenty-five (25) basis points (0.0025) of the annual rental rate as a percentage of purchase price (calculated over the term of the lease) set forth in such Third-Party Proposal or (II) a loan or refinance, the annual interest rate is within fifty (50) basis points (0.0050) of the interest rate set forth in such Third-Party Proposal. Except as set forth in Section 11.18(g), upon the later to occur of Borrower’s rejection of Lender’s Proposal or the revised Lender’s Proposal, as applicable, this Section 11.18 shall be of no further force or effect.
(e)    Borrower shall not and shall not permit its Affiliates to accept or commit to any loan, refinancing, or any sale-leaseback transaction set forth in any Third-Party Proposal required to be furnished to Lender hereunder until the expiration of the Proposal Period or the Revised Proposal Response Period, as applicable.
(f)    If Borrower Party elects to accept Lender’s Proposal or the revised Lender’s Proposal, as applicable, such parties shall negotiate in good faith for purposes of entering into documents relating thereto as the parties shall agree upon consistent with the terms of Lender’s Proposal or the revised Lender’s Proposal, as applicable; provided, however, that neither party shall be under any obligation to consummate the transaction described in the Lender’s Proposal or the revised Lender’s Proposal, as applicable.
(g)    If (i) Borrower Party does not close on a loan, refinancing, or sale-leaseback transaction for the Mortgaged Property, or any portion thereof, pursuant to a Third-Party Proposal within one hundred eighty (180) days following the expiration of the Proposal Period or the Revised Proposal Response Period, as applicable, and (ii) Borrower Party intends at any time thereafter to seek, obtain or accept a proposal for a loan, refinancing or sale-leaseback transaction of the Mortgaged Property, then Borrower shall deliver to Lender a new

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Request for Proposal in connection therewith and the process set forth in this Section 11.18 shall be reinitiated.
(d)    Schedule 2.3, Amortization Schedule, to the Loan Agreement is hereby amended and restated to be Schedule 2.3, Amortization Schedule, attached to this Amendment.
3.Amendments to Other Loan Documents. All references in each of the Loan Documents to the Loan Agreement shall refer to the Loan Agreement, as amended hereby, as such Loan Agreement may be further amended from time to time.
4.Conditions Precedent. Borrower agrees that it shall be a condition precedent to the effectiveness of this Amendment that, among other things, all of the following shall have been satisfied promptly and in any event within the time periods specified below:
(a)    Within five (5) Business Days following Borrower’s receipt from Lender of an invoice setting forth the amounts due and payable with respect thereto, Borrower shall have paid the actual out-of-pocket fees and expenses of Lender reasonably incurred in connection with this Amendment, including reasonable fees and disbursements of Lender’s attorneys;
(b)    Within five (5) Business Days following the date of this Amendment, Borrower shall have furnished to Lender an affidavit stating the following:

i.	that there have been no modifications to Borrower’s Articles of Organization that have not been previously delivered to Lender;

ii.	that Borrower is in good standing in the State of Delaware; and

iii.	that Borrower is qualified to conduct business in the State of Texas.

(c)    Within five (5) Business Days following the date of this Amendment, Borrower shall have paid Lender a fee in the amount of $111,422 as an extension fee for the Loan.

5.Representations and Warranties. In order to induce Lender to execute this Amendment, Borrower represents and warrants as follows:
(a)    This Amendment, and any other documents and instruments required to be executed and delivered by Borrower in connection herewith, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of Borrower, and will be enforceable in accordance with their respective terms, subject only to bankruptcy and insolvency laws of general applicability and the application of general principles of equity.
(b)    The execution, delivery and performance of this Amendment will not: (i) violate any laws or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, corporate charter or bylaws, instrument, document, agreement or contract of any kind to which Borrower is a party or by which Borrower may be bound.
(c)    To Borrower’s knowledge, Borrower is not in default (beyond applicable grace or cure periods) under any contract or agreement to which Borrower is a party, the effect of which default will materially adversely affect the performance by Borrower of its representative obligations pursuant to and as contemplated by the terms and provisions of this Amendment.
(d)    Borrower hereby represents and warrants that as of the date hereof, Borrower has no defenses, claims, offsets or setoffs with regard to the enforcement of the Loan Documents as modified hereby.

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6.Miscellaneous.
(a)    Borrower agrees that the Loan Agreement, the Note and each other Loan Document, as amended by this Amendment, remain in full force and effect in accordance with the previously existing terms thereof, as amended by this Amendment, and such documents and instruments are hereby ratified and confirmed.
(b)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(c)    This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, except that the creation, perfection and enforcement of the Liens and security interests created pursuant to the Mortgage shall be governed and construed according to the law of the state of Texas, it being understood that to the fullest extent permitted by the laws of Texas, the law of the State of New York shall govern the Loan Agreement, the Notes and the other Loan Documents as set forth in Section 11.8 of the Loan Agreement.
(d)    The parties hereto expressly acknowledge and agree that this Amendment shall not be construed as a novation of the Note, the Mortgage or any other Loan Document.
(e)    All of the Mortgaged Property shall remain in all respects subject to the lien, charge and encumbrance of the Mortgage, as herein modified, and nothing herein contained and nothing done pursuant hereto, shall affect the lien, charge or encumbrance of the Mortgage, as herein modified, or the priority thereof with respect to other liens, charges, encumbrances or conveyances, or release or affect the liability of any part or parties whomsoever, who may now or hereafter be liable under, or on account of, the Loan Documents.
(f)    The execution and delivery of this Amendment does not constitute a waiver of any default under the Note, Mortgage or any of the other Loan Documents; provided, however, that Lender hereby acknowledges that it is not aware of any defaults under the Loan Documents.
(g)    Time is hereby declared to be of the essence of this Amendment and of every part hereof.
[Signatures Follow on the Next Page]

5

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BORROWER:

LEX-GEN WOODLANDS, L.P., a Delaware limited partnership

By:	Lex-Gen Woodlands GP, LLC, a Delaware limited liability company, its sole general partner

By:    __/s/ Jeffrey L. Wade__________________
Name:    __Jeffrey L. Wade_____________________
Title:    __EVP, Corporate Development and CFO__

LENDER:

SFI BELMONT LLC, a Delaware limited liability
company

By:    __/s/ Samantha K. Garbus____________________
Name:    __Samantha K. Garbus_______________________
Title:    __Senior Vice President______________________

6

CONSENT OF GUARANTOR
The undersigned, being the “Guarantor” under the Guaranty, hereby consents to the foregoing Amendment to Loan and Security Agreement and to Other Loan Documents. The undersigned agrees that the Guaranty is and shall remain in full force and effect, that as of the date hereof (i) the Guaranty is ratified and confirmed hereby, (ii) no defenses or offsets exist to the enforcement thereof, and (iii) Guarantor has no Claims against Lender with respect thereto. All capitalized terms used in this Consent of Guarantor shall have the meaning ascribed to such terms in the Amendment to which this Consent of Guarantor is attached.
LEXICON PHARMACEUTICALS, INC.
(formerly known as Lexicon Genetics
Incorporated), a Delaware corporation

By:    __/s/ Jeffrey L. Wade__________________
Name:    __Jeffrey L. Wade_____________________
Title:    __EVP, Corporate Development and CFO__

7

Exhibit A
Legal Description

TRACT 1
METES AND BOUNDS DESCRIPTION
12.359 ACRES
HENRY APPLEWHITE SURVEY, ABSTRACT NUMBER 51
JOHN TAYLOR SURVEY, ABSTRACT NUMBER 547
MONTGOMERY COUNTY, TEXAS
Being a tract or parcel containing 12.359 acres of land situated in the Henry Applewhite Survey, Abstract Number 51 and the John Taylor Survey, Abstract Number 547, Montgomery County, Texas; being all of Restricted Reserve "A" (called 12.359 acres), The Woodlands Medical Research Park, Section 9, a subdivision plat recorded in Cabinet O, Sheet 180 Montgomery County Map Records (M.C.M.R.), Montgomery County, Texas; said 12.359 acre tract being more particularly described as follows (bearings are referenced to the record information contained in the above described subdivision plat);
BEGINNING at a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set marking the south end of a 25-foot cut-back line at the intersection of the northeasterly right-of-way (R.O.W.) line of Research Forest Drive (160-foot wide R.O.W.) with the southeasterly R.O.W. line of Technology Forest Place (width varies), said iron rod marking the most southerly west corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 01°27'36" West, along said southeasterly R.O.W. line of Technology Forest Place, along said cut-back line and along the west line of said Restricted Reserve "A", a distance of 35.36 feet to a 5/8-inch iron rod with cap found marking the north end of said 25-foot cut-back line and marking the most northerly west corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 43°32'24" East, continuing along said southeasterly R.O.W. line of Technology Forest Place and along the northwesterly line of said Restricted Reserve "A", a distance of 1,060.00 feet to a 5/8-inch iron rod with cap found marking the west end of a 25-foot cut-back line and marking the most westerly north corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 88°32'24" East, continuing along said southeasterly R.O.W. line, along said cutback line and along the north line of said Restricted Reserve "A", a distance of 35.36 feet to a 5/8-inch iron rod with cap found marking the east end of said cut-back line and marking the intersection of said southeasterly R.O.W. line of Technology Forest Place with the southwesterly R.O.W. line of New Trails Drive (80-foot wide R.O.W.), said iron rod marking the most easterly north corner of said Restricted Reserve "A" and the herein described tract;
THENCE, South 46°27'36" East, along said southwesterly R.O.W. line of New Trails Drive and along the northeasterly line of said Restricted Reserve "A", a distance of 460.59 feet to a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", Medical Research Park, Section 4, a subdivision plat recorded in Cabinet G, Sheet 51A, M.C.M.R., said iron rod marking the most easterly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and the herein described tract;
THENCE, South 43°32'24" West, departing said southwesterly R.O.W. line of New Trails Drive, along the northwesterly line of said Restricted Reserve "A", Medical Research Park, Section 4, and along the

8

southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9, at a distance of 742.00 feet passing a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a subdivision plat recorded in Cabinet E, Sheet 163B and 164A M.C.M.R. and marking the most westerly corner of said Section 4, continuing along southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and along the northwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, in all, a distance of 1,110.00 feet to a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set in the aforesaid northeasterly R.O.W. line of Research Forest Drive, marking the most westerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and marking the most southerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and the herein described tract;
THENCE, North 46°27'36" West, along said northeasterly R.O.W. line of Research Forest Drive and along the southwesterly line of said Restricted Reserve "A", a distance of 460.59 feet to the POINT OF BEGINNING and containing 12.359 acres (538,380 square feet) of land. This description is based on the ALTA/ACSM Land Title Survey and plat made by Terra Surveying Co., dated April, 2003, updated April 2004, Project Number 1851-0316-S.

TRACT 3

A non-exclusive easement for vehicular and pedestrian ingress and egress created under the Reciprocal Easement Agreement by and between Woodlands Office Equities-’95 Limited and First Security Bank, National Association, not individually, but solely as Owner Trustee under the Lexi Trust 2000-1 dated as of December 8, 2000, and recorded under the County Clerk’s File No. 2000-104008 and the Real Property Records of Montgomery County, Texas.

9

Schedule 2.3
Amortization Schedule

See Attached

10

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND TO OTHER LOAN DOCUMENTS

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND TO OTHER LOAN DOCUMENTS (this “Amendment”) is made as of October 2, 2013, by and between LEX-GEN WOODLANDS, L.P., a Delaware limited partnership (“Borrower”), and SFI BELMONT LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as “Lender”), with offices at c/o iStar Financial Inc., 1114 Avenue of the Americas, 38th Floor, New York, New York 10036.
RECITALS
A.    Borrower and iStar Financial Inc., a Maryland corporation (“Original Lender”) entered into a Loan and Security Agreement dated as of April 21, 2004 (the “Original Loan Agreement”), as amended by that certain Amendment to Loan and Security Agreement and to other Loan Documents dated as of September 28, 2009 (the “First Amendment”); that certain Second Amendment to Loan and Security Agreement and to other Loan Documents dated as of June 17, 2011 (the “Second Amendment”); that certain Third Amendment to Loan and Security Agreement and to other Loan Documents dated as of August 30, 2011 (the “Third Amendment”); and that certain Fourth Amendment to Loan and Security Agreement and to other Loan Documents dated as of September 17, 2013 (the “Fourth Amendment”); the Original Loan Agreement, as amended by such First Amendment, Second Amendment, Third Amendment and Fourth Amendment, is herein called the “Loan Agreement”), pursuant to which, among other things, Lender agreed to make a loan to Borrower in the principal amount of Thirty-Four Million Dollars ($34,000,000) (the “Loan”) upon the terms and conditions set forth in the Loan Agreement. Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. The Loan is evidenced by that certain Promissory Note of even date with the Loan Agreement in the principal amount of the Loan (the “Note”) and is secured by, among other things, (i) that certain Deed of Trust with Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date with the Loan Agreement, recorded in the Official Records of Montgomery County, Texas (“Official Records”), as Document No. 2004-042420 (the “Mortgage”), covering the Property more particularly described on Exhibit A attached hereto and made a part hereof, and (ii) that certain Guaranty of even date with the Loan Agreement (“Guaranty”) in favor of Original Lender made by Lexicon Genetics Incorporated, which is now known as Lexicon Pharmaceuticals, Inc., a Delaware corporation.
B.    The Loan Documents were assigned by Original Lender to iSTAR TARA LLC, a Delaware limited liability company (“iStar Tara”), pursuant to that certain Assignment and Assumption of Note, Mortgage, and Other Loan Documents made as of March 1, 2009, recorded in the Official Records as Document No. 2009-022702 (the “First Assignment”) and then subsequently assigned by iStar Tara to Lender pursuant to that certain Assignment and Assumption of Note, Deed of Trust and Other Loan Documents made as of March 16, 2011 and recorded in the Official Records as Document No. 2011039443.
C.    Borrower has requested certain clarifications on Borrower’s ability to prepay the Loan as contemplated by this Amendment, and Lender is willing to consent to such modification, all upon the terms and subject to the conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1

1.Incorporation of Recitals. The foregoing Recitals are incorporated herein and expressly made a part hereof.
2.Amendment to Loan Agreement.
(a)    The definition of “Lockout Expiration Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety and shall read as follows:
““Lockout Expiration Date” means the third anniversary of the Closing.”
(b)    The last sentence of Section 2.4(c)(i) is amended by deleting the word “together” and in its place adding the phrase “and if prepaid before January 20, 2017 then together”.
3.Amendments to Other Loan Documents. All references in each of the Loan Documents to the Loan Agreement shall refer to the Loan Agreement, as amended hereby, as such Loan Agreement may be further amended from time to time.
4.Conditions Precedent. Borrower agrees that it shall be a condition precedent to the effectiveness of this Amendment that, among other things, all of the following shall have been satisfied promptly and in any event within the time periods specified below:
(a)    Within five (5) Business Days following Borrower’s receipt from Lender of an invoice setting forth the amounts due and payable with respect thereto, Borrower shall have paid the actual out-of-pocket fees and expenses of Lender reasonably incurred in connection with this Amendment, if any, excluding any reasonable fees and disbursements of Lender’s attorneys;
(b)    Within five (5) Business Days following the date of this Amendment, Borrower shall have furnished to Lender an affidavit stating the following:

i.	that there have been no modifications to Borrower’s Articles of Organization that have not been previously delivered to Lender;

ii.	that Borrower is in good standing in the State of Delaware; and

iii.	that Borrower is qualified to conduct business in the State of Texas.

5.Representations and Warranties. In order to induce Lender to execute this Amendment, Borrower represents and warrants as follows:
(a)    This Amendment, and any other documents and instruments required to be executed and delivered by Borrower in connection herewith, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of Borrower, and will be enforceable in accordance with their respective terms, subject only to bankruptcy and insolvency laws of general applicability and the application of general principles of equity.
(b)    The execution, delivery and performance of this Amendment will not: (i) violate any laws or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, corporate charter or bylaws, instrument, document, agreement or contract of any kind to which Borrower is a party or by which Borrower may be bound.
(c)    To Borrower’s knowledge, Borrower is not in default (beyond applicable grace or cure periods) under any contract or agreement to which Borrower is a party, the effect of which default will materially

2

adversely affect the performance by Borrower of its representative obligations pursuant to and as contemplated by the terms and provisions of this Amendment.
(d)    Borrower hereby represents and warrants that as of the date hereof, Borrower has no defenses, claims, offsets or setoffs with regard to the enforcement of the Loan Documents as modified hereby.
6.Miscellaneous.
(a)    Borrower agrees that the Loan Agreement, the Note and each other Loan Document, as amended by this Amendment, remain in full force and effect in accordance with the previously existing terms thereof, as amended by this Amendment, and such documents and instruments are hereby ratified and confirmed.
(b)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(c)    This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, except that the creation, perfection and enforcement of the Liens and security interests created pursuant to the Mortgage shall be governed and construed according to the law of the state of Texas, it being understood that to the fullest extent permitted by the laws of Texas, the law of the State of New York shall govern the Loan Agreement, the Notes and the other Loan Documents as set forth in Section 11.8 of the Loan Agreement.
(d)    The parties hereto expressly acknowledge and agree that this Amendment shall not be construed as a novation of the Note, the Mortgage or any other Loan Document.
(e)    All of the Mortgaged Property shall remain in all respects subject to the lien, charge and encumbrance of the Mortgage, as herein modified, and nothing herein contained and nothing done pursuant hereto, shall affect the lien, charge or encumbrance of the Mortgage, as herein modified, or the priority thereof with respect to other liens, charges, encumbrances or conveyances, or release or affect the liability of any part or parties whomsoever, who may now or hereafter be liable under, or on account of, the Loan Documents.
(f)    The execution and delivery of this Amendment does not constitute a waiver of any default under the Note, Mortgage or any of the other Loan Documents; provided, however, that Lender hereby acknowledges that it is not aware of any defaults under the Loan Documents.
(g)    Time is hereby declared to be of the essence of this Amendment and of every part hereof.
[Signatures Follow on the Next Page]

3

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BORROWER:

LEX-GEN WOODLANDS, L.P., a Delaware limited partnership

By:	Lex-Gen Woodlands GP, LLC, a Delaware limited liability company, its sole general partner

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

LENDER:

SFI BELMONT LLC, a Delaware limited liability
company

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

4

CONSENT OF GUARANTOR
The undersigned, being the “Guarantor” under the Guaranty, hereby consents to the foregoing Amendment to Loan and Security Agreement and to Other Loan Documents. The undersigned agrees that the Guaranty is and shall remain in full force and effect, that as of the date hereof (i) the Guaranty is ratified and confirmed hereby, (ii) no defenses or offsets exist to the enforcement thereof, and (iii) Guarantor has no Claims against Lender with respect thereto. All capitalized terms used in this Consent of Guarantor shall have the meaning ascribed to such terms in the Amendment to which this Consent of Guarantor is attached.
LEXICON PHARMACEUTICALS, INC.
(formerly known as Lexicon Genetics
Incorporated), a Delaware corporation

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

5

Exhibit A
Legal Description

TRACT 1
METES AND BOUNDS DESCRIPTION
12.359 ACRES
HENRY APPLEWHITE SURVEY, ABSTRACT NUMBER 51
JOHN TAYLOR SURVEY, ABSTRACT NUMBER 547
MONTGOMERY COUNTY, TEXAS
Being a tract or parcel containing 12.359 acres of land situated in the Henry Applewhite Survey, Abstract Number 51 and the John Taylor Survey, Abstract Number 547, Montgomery County, Texas; being all of Restricted Reserve "A" (called 12.359 acres), The Woodlands Medical Research Park, Section 9, a subdivision plat recorded in Cabinet O, Sheet 180 Montgomery County Map Records (M.C.M.R.), Montgomery County, Texas; said 12.359 acre tract being more particularly described as follows (bearings are referenced to the record information contained in the above described subdivision plat);
BEGINNING at a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set marking the south end of a 25-foot cut-back line at the intersection of the northeasterly right-of-way (R.O.W.) line of Research Forest Drive (160-foot wide R.O.W.) with the southeasterly R.O.W. line of Technology Forest Place (width varies), said iron rod marking the most southerly west corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 01°27'36" West, along said southeasterly R.O.W. line of Technology Forest Place, along said cut-back line and along the west line of said Restricted Reserve "A", a distance of 35.36 feet to a 5/8-inch iron rod with cap found marking the north end of said 25-foot cut-back line and marking the most northerly west corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 43°32'24" East, continuing along said southeasterly R.O.W. line of Technology Forest Place and along the northwesterly line of said Restricted Reserve "A", a distance of 1,060.00 feet to a 5/8-inch iron rod with cap found marking the west end of a 25-foot cut-back line and marking the most westerly north corner of said Restricted Reserve "A" and the herein described tract;
THENCE, North 88°32'24" East, continuing along said southeasterly R.O.W. line, along said cutback line and along the north line of said Restricted Reserve "A", a distance of 35.36 feet to a 5/8-inch iron rod with cap found marking the east end of said cut-back line and marking the intersection of said southeasterly R.O.W. line of Technology Forest Place with the southwesterly R.O.W. line of New Trails Drive (80-foot wide R.O.W.), said iron rod marking the most easterly north corner of said Restricted Reserve "A" and the herein described tract;
THENCE, South 46°27'36" East, along said southwesterly R.O.W. line of New Trails Drive and along the northeasterly line of said Restricted Reserve "A", a distance of 460.59 feet to a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", Medical Research Park, Section 4, a subdivision plat recorded in Cabinet G, Sheet 51A, M.C.M.R., said iron rod marking the most easterly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and the herein described tract;
THENCE, South 43°32'24" West, departing said southwesterly R.O.W. line of New Trails Drive, along the northwesterly line of said Restricted Reserve "A", Medical Research Park, Section 4, and along the

A-1

southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9, at a distance of 742.00 feet passing a 5/8-inch iron rod with cap found marking the most northerly corner of Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, a subdivision plat recorded in Cabinet E, Sheet 163B and 164A M.C.M.R. and marking the most westerly corner of said Section 4, continuing along southeasterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and along the northwesterly line of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1, in all, a distance of 1,110.00 feet to a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set in the aforesaid northeasterly R.O.W. line of Research Forest Drive, marking the most westerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 1 and marking the most southerly corner of said Restricted Reserve "A", The Woodlands Medical Research Park, Section 9 and the herein described tract;
THENCE, North 46°27'36" West, along said northeasterly R.O.W. line of Research Forest Drive and along the southwesterly line of said Restricted Reserve "A", a distance of 460.59 feet to the POINT OF BEGINNING and containing 12.359 acres (538,380 square feet) of land. This description is based on the ALTA/ACSM Land Title Survey and plat made by Terra Surveying Co., dated April, 2003, updated April 2004, Project Number 1851-0316-S.

TRACT 3

A non-exclusive easement for vehicular and pedestrian ingress and egress created under the Reciprocal Easement Agreement by and between Woodlands Office Equities-’95 Limited and First Security Bank, National Association, not individually, but solely as Owner Trustee under the Lexi Trust 2000-1 dated as of December 8, 2000, and recorded under the County Clerk’s File No. 2000-104008 and the Real Property Records of Montgomery County, Texas.

A-2

PROMISSORY NOTE
$34,000,000                                            April 21, 2004
FOR VALUE RECEIVED, LEX-GEN WOODLANDS, L.P., a Delaware limited partnership (“Borrower”), promises to pay to iSTAR FINANCIAL, INC., a Maryland corporation (“Holder”), or order, at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, or at such other place as Holder may from time to time in writing designate, in lawful money of the United States of America, the principal sum of THIRTY FOUR MILLION AND NO/100 DOLLARS ($34,000,000.00) or such other sum as may be the total amount outstanding pursuant to this Note (the “Loan”), payable at such rates and at such times as are provided in the “Loan Agreement” (as hereinafter defined).
Payments of both principal and interest are to be made in lawful money of the United States of America.
This Promissory Note (this “Note”) evidences Indebtedness incurred under, and is subject to the terms and provisions of, that certain Loan and Security Agreement of even date herewith, by and among the Borrower and the Holder (herein, as the same may be further amended, modified or supplemented from time to time, called the “Loan Agreement”). The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated or extended. The Loan Agreement also contains provisions for the payment of late charges and interest at the Default Rate, all as more specifically set forth therein. Repayment of the Indebtedness evidenced by this Note is secured by the Mortgage and the other Loan Documents referred to in the Loan Agreement, and reference is made thereto for a statement of terms and provisions.
Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.
This Note may only be prepaid in whole or in part in accordance with the terms of Section 2.4 of the Loan Agreement (or as otherwise expressly provided elsewhere in the Loan Agreement or the other Loan Documents). Any payments of the outstanding principal balance of the Loan evidenced by this Note, whether voluntary or involuntary, shall be accompanied by interest accrued to the date of prepayment and the Prepayment Premium, to the extent, if any, provided in Section 2.4 of the Loan Agreement (except to the extent any other provision of the Loan Agreement expressly provides otherwise, including, without limitation, Section 2.2(C) of the Loan Agreement).
EXCEPT AS OTHERWISE EXPRESSLY PERMITTED IN THIS NOTE OR THE OTHER LOAN DOCUMENTS, BORROWER HEREBY EXPRESSLY (i) WAIVES ANY RIGHTS IT MAY HAVE UNDER LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE, AND (ii) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THIS NOTE IS MADE, INCLUDING, WITHOUT LIMITATION, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY HOLDER ON ACCOUNT OF THE OCCURRENCE OF ANY EVENT OF DEFAULT, INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE LOAN AGREEMENT, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT THE PREPAYMENT PREMIUM TO THE EXTENT REQUIRED UNDER SECTION 2.4 OF THE LOAN AGREEMENT. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT (1) EACH OF THE MATTERS SET FORTH IN THIS PARAGRAPH IS TRUE AND CORRECT, (2) HOLDER’S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS

1

NOTE AT THE INTEREST RATES SET FORTH IN THE LOAN AGREEMENT AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT, AND HAS BEEN GIVEN INDIVIDUAL WEIGHT BY BORROWER AND HOLDER, (3) BORROWER IS A SOPHISTICATED AND KNOWLEDGE-ABLE REAL ESTATE INVESTOR WITH COMPETENT AND INDEPENDENT LEGAL COUNSEL, AND (4) BORROWER FULLY UNDERSTANDS THE EFFECT OF THIS WAIVER AND AGREEMENT.

On behalf of the Borrower
The remedies of Holder, as provided in this Note, the Loan Agreement and the other Loan Documents, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. In any action, sale of collateral, or other proceedings to enforce this Note, the Loan Agreement or any other Loan Document, Holder need not file or produce the original of this Note, but only need file or produce a photocopy of this Note certified by Holder to be a true and correct copy of this Note.
In the event of any dispute, action or lawsuit regarding the terms hereof, subject to the provisions of the Loan Agreement, the prevailing party will have the right to recover from the other party all court costs and reasonable attorneys’ fees and disbursements incurred with respect thereto, in addition to all other applicable damages and costs.
BORROWER WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, DILIGENCE, PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF PROTEST, NOTICE OF NONPAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND ALL OTHER NOTICES (OTHER THAN AS EXPRESSLY PROVIDED IN THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS) IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE. BORROWER FURTHER WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL VALUATION AND APPRAISEMENT PRIVILEGES, CLAIMS OF LACK OF DILIGENCE OR DELAYS IN COLLECTION OR ENFORCEMENT OF THIS NOTE, THE RELEASE OF ANY PARTY LIABLE, THE RELEASE OF ANY SECURITY FOR THE DEBT, THE TAKING OF ANY ADDITIONAL SECURITY AND ANY OTHER INDULGENCE OF FORBEARANCE.
Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. The acceptance by Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Holder, except as and to the extent otherwise provided by law. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.
PURSUANT TO SECTION 5‑1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BORROWER AND ANY GUARANTOR OF THIS NOTE AGREE THAT THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERE-UNDER SHALL BE GOVERNED

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AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE OF NEW YORK.
Whenever used, the singular number shall include the plural, the plural shall include the singular, and the words “Holder” and “Borrower” shall be deemed to include their respective heirs, executors, successors and assigns.
All notices which Holder or Borrower may be required or permitted to give hereunder shall be made in the same manner as set forth in Section 11.5 of the Loan Agreement.
In the event any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.
Borrower acknowledges that Holder may, in its sole discretion, sell all or any part of its interest in the Loan evidenced by this Note, including, without limitation, for purposes of effecting a Securitization.
Notwithstanding anything to the contrary contained in this Note or any other Loan Documents, to the fullest extent permitted by applicable law, the Holder’s rights hereunder shall be reinstated and revived, and the enforceability of this Note and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Loan which thereafter shall be required to be restored by Holder pursuant to a court order or judgment (whether or not final or non-appealable), as though such amount had not been paid. The rights of Holder created or granted herein and the enforceability of the Loan Documents at all times shall, to the fullest extent permitted by applicable law, remain effective to cover the full amount of the Loan even though the Loan, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any other party and whether or not any other party shall have any personal liability with respect thereto.
Borrower and Holder, by acceptance of this Note, hereby agree that the Loan Documents supersede any prior oral or written agreements of the parties; without limiting the generality of the foregoing, in the event of conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.
Time is of the essence for the performance of each and every covenant of the parties hereunder or under the other Loan Documents. No excuse, delay, act of God, or other reason, whether or not within the control of Borrower or Holder (as the case may be), shall operate to defer, reduce or waive Borrower’s or Holder’s (as the case may be) performance of any such covenant or obligation.
(END OF PAGE)

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note the day and year first above written.
BORROWER:

LEX-GEN WOODLANDS, L.P., a Delaware limited partnership
By:    Lex-Gen Woodlands GP, LLC, a
Delaware limited liability company
and its sole general partner

By:
Julia P. Gregory, Vice President

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GUARANTY
THIS GUARANTY (this “Guaranty”), dated as of April 21, 2004, is made and entered into by LEXICON GENETICS INCORPORATED, a Delaware corporation (“Guarantor”), in favor of iSTAR FINANCIAL INC., a Maryland corporation (“Lender”), with an address for notice hereunder of 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.
WHEREAS, Lex-Gen Woodlands, L.P., a Delaware limited partnership (“Borrower”), and Lender have entered into a certain Loan and Security Agreement of even date herewith (as the same may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”).
WHEREAS, Lender has required, as a condition to making the Loan and entering into and executing the Loan Agreement and the other Loan Documents, that Guarantor enter into this Guaranty.
WHEREAS, Guarantor directly or indirectly owns all of the ownership interests in the Borrower and will benefit from the making of the Loan and the financial accommodations extended to Borrower pursuant to the Loan Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration for the extension of credit and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, and to induce Lender to extend credit to Borrower, Guarantor does hereby unconditionally, absolutely and irrevocably guarantee to Lender, its successors and assigns, the due payment, fulfillment and performance of the “Guaranteed Obligations” (as hereinafter defined). Guarantor, hereby irrevocably and unconditionally covenants and agrees that it is liable for and shall pay, the Guaranteed Obligations as primary obligor, this Guaranty being upon the following terms and conditions:
1.Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement. As used herein, the term “Guaranteed Obligations” means the full, complete and punctual observance, performance, payment and satisfaction of all of the Borrower’s Obligations. The failure by Guarantor to pay or perform any Guaranteed Obligations, after expiration of any applicable notice and cure periods provided to Borrower, without duplication thereof, or any other covenant, agreement or obligation of Guarantor under this Guaranty or the inaccuracy when made, or deemed made, of any representations, certifications and warranties of Guarantor in this Guaranty or in any certificate, agreement or document provided by, or on behalf of Guarantor, pursuant to this Guaranty or any of the other Loan Documents shall constitute an “Event of Default” for purposes of this Guaranty and the Loan Agreement.
2.Continuing Guaranty. This is an irrevocable, absolute, continuing guaranty of payment and performance. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after Guarantor’s dissolution (in which event this Guaranty shall be binding upon Guarantor’s successors and assigns). It is the intent of Guarantor that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully, finally and indefeasibly satisfied, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor. Each and every default in payment of any amounts due or performance of any obligation required under this Guaranty shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises, or, in the discretion of Lender, may be brought as a consolidated suit or suits.

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3.Waivers.
(a)Guarantor hereby assents to all terms and agreements heretofore or hereafter made by Borrower with Lender, and, to the fullest extent permitted by applicable law, waives notice of:
(i)Any loans or advances made by Lender to Borrower under the Loan Documents;
(ii)The present existence or future incurring of any of the indebtedness pursuant to the Note or any future modifications thereof or any terms or amounts thereof or any Guaranteed Obligations or any terms or amounts thereof;
(iii)The obtaining or release of any guaranty or surety agreement (in addition to this Guaranty), pledge, assignment, or other security for any of the indebtedness evidenced by the Note, or any Guaranteed Obligations; and
(iv)Notice of protest, default, notice of intent to accelerate and notice of acceleration in relation to any instrument relating to the indebtedness evidenced by the Note or any Guaranteed Obligations.
(b)Guarantor hereby waives, to the fullest extent permitted by applicable law, any rights and defenses which such Guarantor might have as a result of any representation, warranty or statement made by Lender or its agents to such Guarantor in order to induce Guarantor to execute this Guaranty.
(c)Regardless of whether Guarantor may have made any payments to Lender, until the Loan is indefeasibly paid in full and except as set forth in Section 10 hereof, Guarantor hereby waives, to the fullest extent permitted by applicable law: (i) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from Borrower or any other party for any sums paid to Lender, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that Lender may have against Borrower, and (iii) all rights to participate in any security now or later to be held by Lender for the Loan.
(d)Guarantor further waives, to the fullest extent permitted by applicable law, any defense to the recovery by Lender against Guarantor of any deficiency or otherwise to the enforcement of this Guaranty or any security for this Guaranty based upon Lender’s election of any remedy against Guarantor or Borrower, including the defense to enforcement of this Guaranty by virtue of any “anti-deficiency” statutes and their application following a non-judicial foreclosure sale.
4.Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives, to the fullest extent permitted by applicable law, any rights and defenses (excluding the rights to notice, if any, as herein provided or as required by law) which Guarantor might have otherwise as a result of or in connection with any of the following:
(a)any and all extensions, modifications, adjustments, indulgences, forbearances or compromises that might be granted or given by Lender to Borrower, including, without limitation, any and all amendments, modifications, supplements, extensions or restatements of any of the Loan Documents;
(b)the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other party at any time liable for the payment of all or part of the indebtedness evidenced by the Note or any Guaranteed Obligations; or any dissolution,

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consolidation or merger of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the ownership, partners or members of Borrower or Guarantor;
(c)the invalidity, illegality or unenforceability of all or any part of the indebtedness evidenced by the Note or any Guaranteed Obligations, or any document or agreement executed in connection with the indebtedness evidenced by the Note or any Guaranteed Obligations, for any reason whatsoever, including, without limitation, the fact that the indebtedness evidenced by the Note, or any part thereof exceeds the amount permitted by law, the act of creating the indebtedness evidenced by the Note or any Guaranteed Obligations or any part thereof is ultra vires, the representatives executing the Note or the other Loan Documents or otherwise creating the indebtedness evidenced by the Note or any Guaranteed Obligations acted in excess of their authority, the indebtedness evidenced by the Note violates applicable usury laws, Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the indebtedness evidenced by the Note or any Guaranteed Obligations wholly or partially uncollectible from Borrower, the creation, performance or repayment of the indebtedness evidenced by the Note or any Guaranteed Obligations is illegal, uncollectible, legally impossible or unenforceable, or any of the other Loan Documents pertaining to the indebtedness evidenced by the Note or any Guaranteed Obligations are irregular or not genuine or authentic; provided, however, the foregoing shall not prohibit Guarantor from (i) asserting a defense of performance, (ii) asserting a compulsory counterclaim on an action brought under this Guaranty, or (iii) subject to the remaining terms of the Loan Documents, bringing a separate action against Lender for breaches of Lender’s obligations under the Loan Documents;
(d)the taking or accepting of any other security, collateral or guaranty, or other assurance of the payment, for all or any of the indebtedness evidenced by the Note or any Guaranteed Obligations;
(e)any release, surrender or exchange of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the indebtedness evidenced by the Note or the Guaranteed Obligations;
(f)the failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;
(g)the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the indebtedness evidenced by the Note or Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the indebtedness evidenced by the Note or the Guaranteed Obligations; or
(h)any payment by Borrower to Lender is held to constitute a preference under the Bankruptcy Code, or for any reason Lender is required to refund such payment or pay such amounts to such Borrower, or any other Person.
It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay and perform the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of all Guaranteed Obligations.
5.Payment by Guarantor. If the Guaranteed Obligations, or any part thereof, are not punctually paid or performed (following the expiration of any applicable notice and cure periods), as the case may be,

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Guarantor shall, immediately on demand and without protest or notice of protest, pay the amount due thereon to Lender, at its address set forth above or as otherwise designated by Lender. Such demand(s) may be made at any time coincident with or after the time for payment or performance of all or part of the Guaranteed Obligations. Such demand shall be deemed made if given in accordance with Section 18 hereof. It shall not be necessary for Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or exhaust its remedies against Borrower, or others liable to pay or perform such Guaranteed Obligations, or to enforce its rights against any security which shall ever have been given to secure the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the indebtedness evidenced by the Note or Guaranteed Obligations.
6.Indebtedness or Other Obligations of Guarantor. If Guarantor is or becomes liable for any indebtedness owed by Borrower to Lender by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected by this Guaranty, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without in any way diminishing or limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty to any and all guarantees hereafter executed and delivered to Lender by Guarantor in favor of Lender relating to the indebtedness and obligations of Borrower to Lender, and nothing herein shall ever be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.
7.Application of Payments. If, at any time, there is any indebtedness or obligations (or any portion thereof) of Borrower to Lender which is not guaranteed by Guarantor, Lender, without in any manner impairing its rights hereunder, may, at its option, apply all amounts realized by Lender from collateral or security held by Lender first to the payment of such unguaranteed indebtedness or obligations, with the remaining amounts, if any, to then be applied to the payment of the indebtedness or obligations guaranteed by Guarantor.
8.Suits, Releases of Settlements with Others. Guarantor agrees that Lender, in its sole discretion, may bring suit against any other guarantor without impairing the rights of Lender or its successors and assigns against Guarantor or any other guarantor of the Guaranteed Obligations; and Lender may settle or compromise with such other guarantor for such sum or sums as Lender may see fit and release such other guarantor from all further liability to Lender, all without impairing its rights against Guarantor.
9.Warranties, Representations and Covenants.
(a)Guarantor warrants and represents, as follows:
(i)Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty, the making of the Loan and the entering into and execution of the Loan Agreement and the Loan Documents in connection therewith;
(ii)Guarantor is familiar with, and has independently reviewed the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment and performance of the indebtedness evidenced by the Note and the Guaranteed Obligations, and Guarantor assumes full responsibility for keeping fully informed as to such matters in the future; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty; and

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(iii)All financial statements concerning Guarantor which have been or will hereafter be furnished by Guarantor or Borrower to Lender pursuant to the Loan Documents, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein, to the extent Lender approves such disclosure; provided that Lender’s approval shall not be required so long as (a) Guarantor is a reporting company under the Exchange Act, and (b) Guarantor’s financial statements are audited by a so-called “Big-4” accounting firm) and, in all material respects, present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.
(iv)No ERISA Affiliate of Guarantor maintains or contributes to, or has any obligation under, any Employee Benefit Plans. Guarantor is not an “employee benefit plan” (within the meaning of section 3(3) of ERISA) to which ERISA applies and Guarantor’s assets do not constitute plan assets. No actions, suits or claims under any laws and regulations promulgated pursuant to ERISA are pending or, to Guarantor’s knowledge, threatened against Guarantor. Guarantor has no knowledge of any material liability incurred by Guarantor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any Multiemployer Plan, or of any lien which has been imposed on Guarantor’s assets pursuant to section 412 of the Code or sections 302 or 4068 of ERISA. The Loan, the execution, delivery and performance of the Loan Documents and the transactions contemplated by this Guaranty do not constitute a non-exempt prohibited transaction under ERISA or the Code. Guarantor is an “operating company” as defined in ERISA.
(v)As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is and expects to be solvent at all times, and has and expects to have assets at all times which, fairly valued, exceed his or its obligations, liabilities and debts, and has and expects to have property and assets at all times sufficient to satisfy and repay its obligations and liabilities.
(b)Guarantor covenants and agrees that, for so long as this Guaranty remains in effect, Guarantor shall not liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).
10.Subordination. If, for any reason Borrower is now or hereafter becomes indebted to Guarantor (such indebtedness and all interest thereon being referred to as the “Affiliated Debt”), such Affiliated Debt shall, at all times, be subordinate in all respects to the full payment and performance of the obligations evidenced by the Note, and Guarantor shall not be entitled to enforce or receive payment thereof until all of the obligations evidenced by the Note have been fully paid. Guarantor agrees that any liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Affiliated Debt shall be and remain subordinate and inferior to any liens, security interests, judgment liens, charge or other encumbrances upon Borrower’s assets securing the payment of the obligations evidenced by the Note and Guaranteed Obligations, and without the prior written consent of Lender, Guarantor shall not exercise or enforce any creditor’s rights of any nature against Borrower to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Borrower as a debtor, to the fullest extent permitted by law, Lender shall have the right and authority, either in its own name or as attorney-in-fact for Guarantor, to file such proof of debt claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder.
11.Waiver of Subrogation. Notwithstanding any other provision of this Guaranty to the contrary, until the Loan is indefeasibly paid in full, Guarantor hereby waives any claim or other rights which Guarantor may now have or hereafter acquire against Borrower or any other guarantor of all or any of the obligations that arise from the existence or performance of Guarantor’s obligations under this Guaranty (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any

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claim or remedy of Lender against Borrower or any security or collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute (including the Bankruptcy Code or any successor or similar statute) or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of Guarantor’s Conditional Rights and either (i) such amount is paid to Guarantor at any time when the Guaranteed Obligations shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to Guarantor, any payment made by Borrower to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (such payment, a “Preferential Payment”), then such amount paid to Guarantor shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, shall determine. The foregoing waivers shall be effective until the Guaranteed Obligations have been paid and performed in full.
12.Impairment of Subrogation Rights; Waivers of Rights Under the Anti-Deficiency Rules.
(a)Guarantor agrees that upon the occurrence and during the continuance of an Event of Default under the Loan Documents, Lender in its sole discretion, without prior notice to or consent of Guarantor, may elect to (i) foreclose either nonjudicially or judicially against any real or personal property security (including, without limitation, the Mortgaged Property) it holds for the obligations evidenced by the Note or any Guaranteed Obligations, or any part thereof, (ii) accept any transfer or assignment of any such security in lieu of foreclosure, (iii) compromise or adjust any part of such obligations, or (iv) make any other accommodation with Borrower or Guarantor, or exercise any other remedy against Borrower or any collateral or security. No such action by Lender will release or limit the liability of Guarantor to Lender, who shall remain liable under this Guaranty after the action, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from Borrower or any other person for any sums paid to Lender or Guarantor’s rights of subrogation, contribution, or indemnity against Borrower or any other person. Without limiting the foregoing, it is understood and agreed that on any foreclosure or assignment in lieu of foreclosure of any collateral or security held by Lender, such security will no longer exist and that any right that Guarantor might otherwise have, on full payment of the Guaranteed Obligations by Guarantor to Lender, to participate in any such security or to be subrogated to any rights of Lender with respect to any such security will be nonexistent; nor shall Guarantor be deemed to have any right, title, interest or claim under any circumstances in or to any real or personal property held by Lender or any third party following any foreclosure or assignment in lieu of foreclosure of any such security.
(b)Guarantor understands and acknowledges that if Lender forecloses judicially or nonjudicially against any real property security for Borrower’s obligations, such foreclosure could impair or destroy any right or ability that Guarantor may have to seek reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty.
(c)Without limiting the foregoing, Guarantor waives, to the fullest extent permitted by applicable law, all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, may adversely affect Guarantor’s rights of subrogation and reimbursement against Borrower.
(d)Guarantor intentionally, freely, irrevocably and unconditionally waives and relinquishes, to the fullest extent permitted by applicable law, all rights which may be available to it under any provision of applicable law to limit the amount of any deficiency judgment or other judgment which may be obtained against Guarantor under this Guaranty to not more than the amount by which the unpaid

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Guaranteed Obligations plus all other indebtedness due from Borrower under the Loan Documents exceeds the fair market value or fair value of any real or personal property securing said obligations and any other indebtedness due from Borrower under the Loan Documents, including, without limitation, all rights to an appraisement of, judicial or other hearing on, or other determination of the value of said property. Guarantor acknowledges and agrees that, as a result of the foregoing waiver, Lender may be entitled to recover from Guarantor an amount which, when combined with the value of any real or personal property foreclosed upon by Lender (or the proceeds of the sale of which have been received by Lender) and any sums collected by Lender from Borrower or other Persons, might exceed the amount of the Guaranteed Obligations plus all other indebtedness due from Borrower under the Loan Documents.
(e)Guarantor understands and agrees that Lender may have the ability to pursue Guarantor for a judgment on the Guaranteed Obligations without having first foreclosed on the real property security for such Guaranteed Obligations, that Lender may have the ability to sue Guarantor for a deficiency judgment on the Guaranteed Obligations after a non-judicial foreclosure sale or, regardless of any election of remedies by Lender, if the Guaranteed Obligations or any of the other indebtedness of Borrower to Lender under the Loan Documents is considered to have been provided by a vendor to a buyer and to evidence part of the purchase price for the real property security, and that Lender may be able to recover from Borrower an amount which, when combined with the fair market value of the property acquired by Lender in a foreclosure sale or the proceeds of the foreclosure sale received by Lender, might exceed the amount of the Guaranteed Obligations due and owing by Guarantor and the amounts payable under the Loan Documents.
(f)Without limiting any of the other waivers and provisions set forth in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property; this means, among other things: (a) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (b) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; (c) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the indebtedness evidenced by the Note is secured by real property.
Notwithstanding the foregoing or any provisions of Section 12(a) hereof, nothing contained in this Guaranty shall in any way be deemed to imply that any other state’s law other than the law of the State of New York shall govern this Guaranty or any of the Loan Documents in any respect, except as expressly set forth therein, including with respect to the exercise of Lender’s remedies under the Loan Documents.
Notwithstanding any other provision herein to the contrary, upon the indefeasible payment in full of the Note, Guarantor shall have all rights of subrogation available at law or in equity.
13.Benefit. This Guaranty is for the benefit of Lender, its successors and assigns, and in the event of an assignment by Lender, its successors and assigns, of the obligations evidenced by the Note, or any part or parts thereof, the rights and benefits hereunder, to the extent applicable to the obligations so assigned, shall be transferred with such obligations.
14.No Release if Preference, Refund, Etc. In the event any payment by Borrower to Lender is determined to be a preferential payment under any applicable bankruptcy or insolvency laws, or if for any reason Lender is required to refund part or all of any payment or pay the amount thereof to any other party, such repayment by Lender to Borrower shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to Lender upon demand to the extent such amount constitutes a Guaranteed Obligation.

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15.Right of Set-Off. In addition to any other rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon Guarantor’s failure to pay the Guaranteed Obligations, after demand by Lender, Lender is hereby authorized at any time and from time to time, without notice to Guarantor or to any other person, to set off and to appropriate and to apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender to or for the credit or the account of Guarantor against or on account of the obligations evidenced by the Note.
16.Consent to Use of Logo. Guarantor hereby consents to the use by Lender of Guarantor’s logo, solely for the purpose specified, and in accordance with the terms and conditions set forth, in Section 11.12 of the Loan Agreement.
17.GOVERNING LAW. PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, GUARANTOR AGREES THAT THIS GUARANTY AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
18.Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied (with request for confirmation) or sent by overnight courier service or United States registered mail return receipt requested, postage prepaid. Any notice so given shall be deemed effective upon delivery or on refusal or failure of delivery during normal business hours. Notices shall be addressed to the parties at the following addresses or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 18.

If to Guarantor:	Lexicon Genetics Incorporated
8800 Technology Forest Place
The Woodlands, Texas 77381-1160
Attn: General Counsel
Telephone: 281-863-3000
Facsimile: 281-863-8010

With a copy to:	Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attn: Michael A. Boyd, Esq.
Telephone: 713-220-3921
Facsimile: 713-238-7138

If to Lender:	iStar Financial Inc.
1114 Avenue of the Americas, 27th Floor
New York, New York 10036
Attn: Chief Operating Officer
Telephone: 212-930-9400
Facsimile: 212-930-9494

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With a copy to:	iStar Financial Inc.
1114 Avenue of the Americas, 27th Floor
New York, New York 10036
Attn: Nina B. Matis, Esq./General Counsel
Telephone: 212-930-9406
Facsimile: 212-930-9492

With a copy to:	iStar Asset Services Inc.
180 Glastonbury Boulevard, Suite 201
Glastonbury, Connecticut 06033
Attn: President
Telephone: 860-815-5900
Facsimile: 860-815-5901

With a copy to:	Katten Muchin Zavis Rosenman
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693
Attn: Gregory P.L. Pierce, Esq.
208972-002289
Telephone: 312-902-5541
Facsimile: 312-902-1061

19.Consent of Jurisdiction/Service of Process. IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH THIS GUARANTY AND THE OTHER LOAN DOCUMENTS, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. GUARANTOR ACKNOWLEDGES AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING WILL BE DEEMED EFFECTIVE. SERVICE OF PROCESS ON GUARANTOR IF PERSONALLY SERVED OR SERVED IN ACCORDANCE WITH SECTION 17 ABOVE OR AT SUCH OTHER ADDRESS AS SUCH GUARANTOR MAY HAVE FURNISHED AS TO ITSELF TO THE SERVING PARTY BY LIKE NOTICE, OR TO THE LAST KNOWN ADDRESS OF SUCH GUARANTOR PROVIDED THEREUNDER.
20.WAIVER OF JURY TRIAL. GUARANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. GUARANTOR AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF GUARANTOR OR LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL

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OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
21.Expenses. Guarantor agrees to fully and punctually pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, court costs and costs of appeal, which Lender may incur in enforcing and collecting the Guaranteed Obligations.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above written.
GUARANTOR:
LEXICON GENETICS INCORPORATED, a Delaware corporation
By:
Julia P. Gregory, Chief Financial Officer and
Executive Vice President

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